Vertex Energy, Inc. 8-K

Exhibit 10.1

AMENDMENT NUMBER SIX AND LIMITED CONSENT

TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER SIX AND LIMITED CONSENT TO LOAN AND SECURITY AGREEMENT (this “Amendment No. 6”), dated as of June 25, 2024, is entered into by and among Vertex Energy, Inc., a Nevada corporation (“Parent”), Vertex Refining Alabama LLC, a Delaware limited liability company (“Borrower”), each of Parent’s direct and indirect Subsidiaries listed on the signature pages hereto other than Excluded Subsidiaries (collectively, the “Subsidiary Guarantors” and each, individually, a “Subsidiary Guarantor”; the Subsidiary Guarantors, together with Parent, each a “Guarantor” and collectively, the “Guarantors”), Cantor Fitzgerald Securities (“Cantor”), as administrative agent and collateral agent for the Lenders (“Agent”), the Existing Lenders (as defined below) and the 2024 Term Loan Lenders (as defined in Exhibit A) (collectively, the “Lenders” and each, a “Lender”).

W I T N E S S E T H

WHEREAS, Parent, Borrower, the Subsidiary Guarantors, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of April 1, 2022, as amended by that certain Amendment Number One to Loan and Security Agreement, dated as of May 26, 2022, that certain Amendment Number Two to Loan and Security Agreement, dated as of September 30, 2022, that certain Amendment Number Three to Loan and Security Agreement, dated as of January 8, 2023, that certain Amendment Number Four and Consent and Waiver to Loan and Security Agreement, dated as of May 26, 2023, that certain Amendment Number Five to Loan and Security Agreement, dated as of December 28, 2023, as modified by that certain Limited Consent, dated as of March 22, 2024, as modified by that certain Limited Consent, dated as of March 28, 2024, as modified by that certain Limited Consent and Waiver, dated as of May 23, 2024, as modified by that certain Limited Consent and Partial Release, dated as of May 24, 2024, as modified by that certain Omnibus Amendment and Waiver, dated as of June 3, 2024, as modified by that certain Limited Consent, dated as of June 11, 2024, as modified by that certain Limited Consent, dated as of June 18, 2024 (collectively, the “Existing Loan Agreement”, and the Existing Loan Agreement as amended by this Amendment No. 6, the “Loan Agreement”; the Lenders under the Existing Loan Agreement immediately prior to this Amendment No. 6, the “Existing Lenders”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement);

WHEREAS, the Agent has been notified pursuant to Section 2.05 of the Existing Intercreditor that the Renewables Intermediation Facility has been terminated and, in connection with such termination, certain amendments to the Existing Loan Agreement are required;

WHEREAS, (i) Borrower has requested that the 2024 Term Loan Lenders provide 2024 Term Loan Commitments in an aggregate principal amount equal to $15,000,000 (exclusive of any PIK Fee Amounts), (ii) Borrower has requested that Agent and Lenders consent to certain additional amendments to the Existing Loan Agreement and (iii) notwithstanding Section 7.19 of the Loan Agreement, the Loan Parties have requested that the Agent and the Required Lenders consent to permitting the Consolidated Liquidity to be less than $25,000,000, but not less than $15,000,000, in each case, for any period of more than three (3) consecutive Business Days prior to July 24, 2024 (the “Specified Consent”);

WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders, which constitute the Required Lenders, agree to (i) provide the 2024 Term Loan Commitments, (ii) make such amendments to the Existing Loan Agreement and (iii) provide the Specified Consent, in each case, subject to the terms and conditions of this Amendment No. 6.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in Section 1.1 of the Loan Agreement.

2.           Amendments to Existing Loan Agreement. Subject to the satisfaction (or waiver in writing by the Lenders) of the conditions precedent set forth in Section 4 hereof, (a) the Existing Loan Agreement (other than the signature pages, other Exhibits and Schedules thereto) is hereby amended (i) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text) as set forth in the marked copy of the Loan Agreement attached as Exhibit A hereto and (b) Exhibit D of the Existing Loan Agreement is hereby amended and restated in the form attached as Exhibit B hereto. The parties hereto acknowledge and agree that each amendment to the Existing Loan Agreement reflected in Exhibit A shall be effective as if individually specified in this Amendment No. 6 (the parties further acknowledging that amending the Existing Loan Agreement thereto by reference to Exhibit A provides a convenience to the parties to permit the amended terms to be read in the context of the full Loan Agreement).

3.	Specified Consent.

(a)	In reliance upon the representations and warranties of each Loan Party set forth in Section 6 below and the conditions to the Specified Consent set forth in paragraph (d) below, Agent and each Lender under the Loan Agreement party hereto, constituting the Required Lenders, hereby provides the Specified Consent.

(b)	After giving effect to this Amendment No. 6, subject to the conditions in paragraph (d) below, the Consolidated Liquidity may be less than $25,000,000, but not less than $15,000,00, for any period of more than three (3) consecutive Business Days without triggering a Default under the Loan Agreement. For the avoidance of doubt, the Specified Consent (which may be extended by the Required Lenders in their sole discretion by e- mail) shall expire on July 24, 2024.

(c)	The foregoing is a limited consent. Except as expressly set forth in this Amendment No. 6, nothing in this Amendment No. 6 shall constitute a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Loan Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

(d)	The Specified Consent shall be subject to compliance with the following condition on an ongoing basis: the Agent shall have received an amendment or consent with respect to the Intermediation Agreement to lower (whether by amendment, waiver or limited consent) the Minimum Liquidity Requirement (as defined therein) to $15,000,000 on terms (including with respect to time period) no less restrictive than those provided in this Section 3.

  4.          Conditions Precedent to Amendment. The satisfaction (or waiver in writing by Agent (at the direction of the Lenders) or the Lenders) of each of the following shall constitute conditions precedent to the effectiveness of this Amendment No. 6 (the date on which all such conditions precedent are either satisfied or waived, being the “Sixth Amendment Effective Date”):

(a)	The Agent and the Lenders shall have received the following documents, each in form and substance satisfactory to the Lenders:

i.	this Amendment No. 6, duly executed by the parties hereto;

ii.	a duly executed Notice of Borrowing at least two (2) Business Days prior to the proposed 2024 Borrowing Date (as defined below) (which for the avoidance of doubt, shall not occur until the conditions set forth in Section 5 have been satisfied) specifying: (a) the principal amount of the proposed 2024 Term Loan, which shall be in an amount equal to $15,000,000 and (b) the use of the proceeds of such proposed 2024 Term Loan, which shall be used solely for (i) general corporate purposes, (ii) Lender Expenses and (iii) for the interest and principal payments with respect to the Term Loans which prior to the Sixth Amendment Effective Date would have been due on June 28, 2024 (the “June 2024 Interest Payment” and the “June 2024 Principal Payment”, individually or collectively, as the context may require, the “June 28 Payment”), in all cases, subject to the terms of the Loan Agreement; provided that no Prepayment Fee or Exit Fee shall apply to the June 28 Payment;

iii.	[reserved];

iv.	an amendment or consent with respect to the Intermediation Agreement to lower the Minimum Liquidity Requirement (as defined therein) to $15,000,000 on terms (including with respect to time period) no less restrictive than those provided in Section 3;

v.	customary legal opinions of (x) Bracewell LLP, in its capacity as special counsel to the Loan Parties and (y) local counsel to the Loan Parties and jurisdictions as reasonably agreed by the Borrower and the Lenders, in each case, dated as of the Sixth Amendment Effective Date and addressed to the Agent and the Lenders;

vi.	a duly executed officer’s certificate of each Loan Party containing the following documents: (i) the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), certifying no change thereto as of the Sixth Amendment Effective Date, (ii) resolutions authorizing this Amendment No. 6 and, in the case of Parent, the 2024 Warrant Agreement, the 2024 Warrants and the 2024 Registration Rights Agreement, and specifically affirming that (a) prior to executing this Amendment No. 6 and the other Loan Documents, Borrower has had the opportunity to review, evaluate, and negotiate this Amendment No. 6, the other Amendment Documents, the other Loan Documents, the Exit Fee, the Exit Fee 2024 and the calculations thereof, as applicable, with its advisors, (b) the Exit Fee and the Exit Fee 2024 are each a good-faith, reasonable approximation of the Lenders’ liquidated damages upon the applicable triggering events, taking into account all of the circumstances, including the cost of funds, the opportunity costs of capital, the relative risk of the investment, and the operational benefits for the Loan Parties from continued use of funds as a result of the Lenders’ agreement to accept the Exit Fee and the Exit Fee 2024, as applicable, in lieu of additional up-front fees and (c) the Exit Fee and the Exit Fee 2024 are each not intended to be nor viewed by the parties as the economic equivalent of unmatured interest, (iii) a good standing certificate from (A) each Loan Party’s state of formation and (B) from any state where such party is, or is required to be, qualified to do business to the extent failure to so qualified could reasonably be expected to have a Material Adverse Effect and (iv) incumbency and representative signatures, or to the extent applicable, certifying no change thereto as of the Sixth Amendment Effective Date;

vii.	all necessary consents of stockholders or members and other third parties with respect to the execution, delivery and performance of this Amendment No. 6 and the Loan Documents by the Loan Parties;

viii.	a Solvency Certificate duly executed by the chief financial officer, chief executive officer, president or similar senior officer of Parent (after giving effect to the transactions contemplated by this Amendment No. 6) certifying that the Loan Parties, individually and collectively, are not Insolvent; and

ix.	a duly executed Amendment Number Six Fee Letter, dated as of the Sixth Amendment Effective Date.

(b)	The Lenders shall have received the following documents each in form and substance satisfactory to the Lenders:

i.	the 2024 Warrant Agreement, duly executed by the parties thereto; and

ii.	the 2024 Registration Rights Agreement, duly executed by the Parent.

(c)	[Reserved].

(d)	Delivery of an Closing Certificate reflecting confirmation that after giving effect to this Amendment No. 6 and the consents contained herein (i) the representations and warranties contained in Article 5 of the Loan Agreement and in Section 6 hereof shall be true and correct on and as of the Sixth Amendment Effective Date (except for such representations and warranties made as of a specific date, in which case such representations and warranties shall be true and correct as of such specific date), after giving effect in all cases to any standard(s) of materiality contained in Article 5 of the Loan Agreement and Section 6 hereof as to such representations and warranties, and (ii) no Default or Event of Default shall have exist and be continuing or would exist immediately after giving effect to this Amendment No. 6.

For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment No. 6 shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Sixth Amendment Effective Date specifying its objection thereto.

5.	Conditions Precedent to Funding. The satisfaction (or waiver in writing by Agent (at the direction of the Lenders) or the Lenders) of each of the following shall constitute conditions precedent to the funding of the 2024 Term Loans (the date on which all such conditions precedent are either satisfied or waived, being the “2024 Borrowing Date”):

(a)	the occurrence of the Sixth Amendment Effective Date;

(b)	the Agent and the Lenders shall have received, in form and substance satisfactory to the Lenders, wire instructions for the account into which the portion of 2024 Term Loan proceeds directed to the Borrower should be deposited as set forth in the direction letter and Funds Flow Memorandum attached thereto, which shall include an allocation for the payment of all Lender Expenses and all fees due pursuant to Section 7 hereof by wire in immediately available funds;

(c)	the 2024 Term Loans shall be deemed to have been made in the PIK Fee Amount in accordance with the Amendment Number Six Fee Letter;

(d)	the issuance by Parent of the 2024 Warrants to the 2024 Term Loan Lenders or their Affiliates or Approved Funds; and

(e)	the Refining Intermediation Facility is in full force and effect, and Macquarie has made, or has been deemed to have made, a Positive Election for the delivery month of July 2024 under (and as defined in) that certain Tripartite Crude Supply Agreement dated April 1, 2022, among Shell Trading (US) Company, the Borrower, and Macquarie.

For purposes of determining compliance with the conditions specified in this Section 5, each Lender that funds its 2024 Term Loan shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed 2024 Borrowing Date specifying its objection thereto.

6.	Representations and Warranties. Each Loan Party jointly and severally, hereby:

(a)	represents and warrants that, each of the representations and warranties made to Agent and Lenders under the Loan Agreement and all of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties are true and correct in all respects subject to such qualification) on and as of the date hereof (after giving effect to this Amendment No. 6 and the other documents executed in connection with this Amendment No. 6) except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

(b)	represents and warrants that, after giving effect to this Amendment No. 6, no Default or Event of Default will have occurred and be continuing;

(c)	represents and warrants that the execution, delivery and performance by each Loan Party of this Amendment No. 6 and the other documents, agreements and instruments executed by any Loan Party in connection herewith (collectively, together with this Amendment No. 6, the “Amendment Documents”) and the consummation of the transactions contemplated hereby or thereby, are within such Loan Party’s powers, have been duly authorized by all necessary organizational action, and do not contravene (i) the Organization Documents of such Loan Party or (ii) any law or any material Contractual Obligation of any Loan Party, except, for purposes of this clause (c), to the extent such contravention would not reasonably be expected to have a Material Adverse Effect;

(d)	represents and warrants that no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, any stockholders, members, partners or any other equity holders of any Loan Party, and any Person pursuant to any Contractual Obligation, is required for the due execution, delivery and performance by any Loan Party of any Amendment Document to which it is a party that has not already been obtained if the failure to obtain such authorization, approval or other action, or to provide such notice or make such filing, could reasonably be expected to result in a Material Adverse Effect;

(e)	represents and warrants that each Amendment Document has been duly executed and delivered by each Loan Party party thereto; and

(f)	represents and warrants that this Amendment No. 6 constitutes, and each other Amendment Document to be executed on the date hereof will constitute, upon execution, the legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

7.	Payment of Costs and Fees. Borrower shall pay to Agent and each Lender all expenses required to be paid pursuant to Section 2.5 and Section 10.3 of the Loan Agreement in connection with the preparation, negotiation, execution and delivery of this Amendment No. 6 and any documents and instruments relating hereto.

8.	Post-Closing Matters. Each Loan Party agrees to complete, or cause all of the items, matters and documents set forth in Schedule I to be completed, executed and delivered (as applicable) not later than the dates and times set forth in the Schedule I.

9.	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL PROVISIONS. THIS AMENDMENT NO. 5 SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURISDICTION, AND WAIVER OF JURY TRIAL SET FORTH IN SECTION 14.14 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

10.	Amendments. This Amendment No. 6 cannot be altered, amended, changed or modified in any respect except in accordance with Section 14.4 of the Loan Agreement.

11.	Counterparts. This Amendment No. 6 and any notices delivered under this Amendment No. 6 may be executed by means of (i) an electronic signature that complies with the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Amendment No. 6 may be executed in any number of counterparts, and it is not necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

12.	Effect on Loan Documents.

(a)	The Loan Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment No. 6 shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document. Except for the amendments to the Loan Agreement expressly set forth herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

(b)	Upon and after the effectiveness of this Amendment No. 6, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(c)	To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Loan Agreement, after giving effect to this Amendment No. 6, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

(d)	This Amendment No. 6 is a Loan Document.

(e)	Each 2024 Term Loan Lender hereby agrees, from and after the Sixth Amendment Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and will have all obligations of a Lender thereunder. The Loan Parties acknowledge that upon funding of the 2024 Term Loans and effectiveness of the Specified Consent, the 2024 Term Loans and any PIK Fee Amounts capitalized as 2024 Term Loans shall constitute a Term Loan and shall constitute part of the Obligations under the Loan Agreement.

13.	Entire Agreement. This Amendment No. 6 and each of the other Loan Documents, taken together, constitute and contain the entire agreement between the Loan Parties, Agent and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

14.	Reaffirmation of Obligations. The Loan Parties hereby acknowledge and agree that all terms, covenants, conditions and provisions of the Loan Documents (including, without limitation, each Collateral Document) continue in full force and effect, are herein reaffirmed in their entirety and remain unaffected and unchanged, except to the extent expressly set forth in this Amendment No. 6. Neither this Amendment No. 6 nor the execution and delivery of this Amendment No. 6 by Agent, the Lenders and the Loan Parties hereto shall constitute a novation or renewal of the Term Loan or the Indebtedness or any of the Loan Documents. This Amendment No. 6, except to the extent expressly set forth herein, is not intended to and shall not be deemed or construed to create or constitute a waiver, release, or relinquishment of, and shall not affect, the liens, security interests and rights, remedies and interests under the Loan Documents, all of which are hereby ratified, confirmed, renewed and extended in all respects.

15.	Severability of Provisions. Each provision of this Amendment No. 6 shall be severable from every other provision of this Amendment No. 6 for the purpose of determining the legal enforceability of any specific provision.

16.	Agent Direction. The Agent has executed this Amendment No. 6 as directed under and in accordance with the Loan Agreement and will perform this Amendment No. 6 solely in its capacity as Agent hereunder, and not individually. In performing under this Amendment No. 6, the Agent shall have all rights, protections, immunities and indemnities granted to it under the Loan Agreement. Subject to the terms of the Loan Agreement, the Agent shall have no obligation to perform or exercise any discretionary act. Each of the undersigned Lenders, constituting all of the Lenders both prior to and immediately after the Amendment No. 6 Effective Date hereby directs and consents to the Agent’s execution of this Amendment No. 6, any other Amendment Documents and any other documents contemplated hereunder, in each case, in accordance with this Amendment No. 6.

17.	A&R Intercreditor Agreement Governs. This Amendment No. 6 and the other Loan Documents are subject to the terms and conditions set forth in the A&R Intercreditor Agreement, in all respects and, in the event of any conflict between the terms of the A&R Intercreditor Agreement and this Amendment No. 6, the terms of the A&R Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent or any Intermediation Facility Agent, as applicable, pursuant to any Loan Document or any Intermediation Facility Document, and the exercise of any right or remedy in respect of the Collateral by the Agent or any Intermediation Facility Agent, as applicable hereunder, under any other Loan Document, under any Intermediation Facility Document and any other agreement entered into in connection with the foregoing are subject to the provisions of the A&R Intercreditor Agreement and in the event of any conflict between the terms of the A&R Intercreditor Agreement, this Amendment No. 6, any other Loan Document, any Intermediation Facility Document and any other agreement entered into in connection with the foregoing, the terms of the A&R Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy or the Loan Parties’ covenants and obligations.

18.	Release. In consideration of the agreements of the Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever of every name and nature, in each case, in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto, known as of the date of this Amendment No. 6, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No. 6.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 6 as of the date first above written.

PARENT:	VERTEX ENERGY, INC.,
a Nevada corporation

	By:	/s/ Benjamin P. Cowart
	Name:	Benjamin P. Cowart
	Title:	President and Chief Executive Officer

BORROWER:	VERTEX REFINING ALABAMA LLC,
a Delaware limited liability company

	By:	/s/ Benjamin P. Cowart
	Name:	Benjamin P. Cowart
	Title:	President and Chief Executive Officer

SUBSIDIARY GUARANTORS:	VERTEX REFINING TEXAS LLC,
a Texas limited liability company

	By:	/s/ Benjamin P. Cowart
	Name:	Benjamin P. Cowart
	Title:	President and Chief Executive Officer

VERTEX MARINE FUEL SERVICES LLC,
a Delaware limited liability company

	By:	/s/ Benjamin P. Cowart
	Name:	Benjamin P. Cowart
	Title:	President and Chief Executive Officer

VERTEX ENERGY OPERATING, LLC,
a Texas limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 6]

VERTEX REFINING LA, LLC,
a Louisiana limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

HPRM LLC,
a Delaware limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	Director, President and Chief Executive Officer

TENSILE-HEARTLAND ACQUISITION CORPORATION,
a Delaware corporation

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	Director, President and Chief Executive Officer

VERTEX RECOVERY MANAGEMENT, LLC,
a Texas limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX REFINING NV, LLC,
a Nevada limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX SPLITTER CORPORATION,
a Delaware corporation

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	Director

[Signature Page to Amendment No. 6]

VERTEX REFINING MYRTLE GROVE LLC,
a Delaware limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

CRYSTAL ENERGY, LLC,
an Alabama limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President

VERTEX ACQUISITION SUB, LLC,
a Nevada limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

BANGO OIL LLC,
a Nevada limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

CEDAR MARINE TERMINALS, LP,
a Texas limited partnership

By: Vertex II GP, its General Partner

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 6]

CROSSROAD CARRIERS, L.P.,
a Texas limited partnership

By: Vertex II GP, its General Partner

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX RECOVERY, L.P.,
a Texas limited partnership

By: Vertex II GP, its General Partner

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

H & H OIL, L. P.,
a Texas limited partnership

By: Vertex II GP, its General Partner

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX II GP, LLC,
a Nevada limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

TENSILE-MYRTLE GROVE ACQUISITION CORPORATION,
a Delaware corporation

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chairman of the Board

[Signature Page to Amendment No. 6]

VERTEX MERGER SUB, LLC,
a California limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX RENEWABLES LLC,
a Delaware limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

VERTEX RENEWABLES ALABAMA LLC,
a Delaware limited liability company

By:	/s/ Benjamin P. Cowart
Name:	Benjamin P. Cowart
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 6]

LENDERS:	WHITEBOX MULTI-STRATEGY PARTNERS, LP,
as an Existing Lender and as a 2024 Term Loan Lender

	By:	/s/ Andrew Thau
		Name:	Andrew Thau
		Title:	Managing Director

WHITEBOX RELATIVE VALUE PARTNERS, LP,
as an Existing Lender and as a 2024 Term Loan Lender

	By:	/s/ Andrew Thau
		Name:	Andrew Thau
		Title:	Managing Director

WHITEBOX GT FUND, LP,
as an Existing Lender and as a 2024 Term Loan Lender

	By:	/s/ Andrew Thau
		Name:	Andrew Thau
		Title:	Managing Director

PANDORA SELECT PARTNERS, LP,
as an Existing Lender and as a 2024 Term Loan Lender

	By:	/s/ Andrew Thau
		Name:	Andrew Thau
		Title:	Managing Director

[Signature Page to Amendment No. 6]

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.,
as an Existing Lender and as a 2024 Term Loan Lender

By:	Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Managing Director, Co-Chief Investment Officer

HIGHBRIDGE SCF II LOAN SPV, L.P.,
as an Existing Lender and as a 2024 Term Loan Lender

By:	Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Managing Director, Co-Chief Investment Officer

HIGHBRIDGE TACTICAL CREDIT INSTITUTIONAL FUND, LTD.,
as an Existing Lender and as a 2024 Term Loan Lender

By:	Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Managing Director, Co-Chief Investment Officer

1992 MASTER FUND CO-INVEST SPC - SERIES 4 SEGREGATED PORTFOLIO,
as an Existing Lender and as a 2024 Term Loan Lender

By:	Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Managing Director, Co-Chief Investment Officer

[Signature Page to Amendment No. 6]

BLACKROCK DIVERSIFIED PRIVATE DEBT FUND MASTER LP,
as an Existing Lender and as a 2024 Term Loan Lender

By:	BlackRock Financial Management, Inc., its manager

By:	/s/ Zach Viders
	Name:	Zach Viders
	Title:	Authorized Signatory

GCO II AGGREGATOR 6 L.P.,
as an Existing and as a 2024 Term Loan Lender

By:	BlackRock Financial Management, Inc., its manager

By:	/s/ Zach Viders
	Name:	Zach Viders
	Title:	Authorized Signatory

GCO II AGGREGATOR 2 L.P.,
as an Existing Lender

By:	BlackRock Financial Management, Inc., its manager

By:	/s/ Zach Viders
	Name:	Zach Viders
	Title:	Authorized Signatory

[Signature Page to Amendment No. 6]

CROWDOUT CAPITAL LLC,
as an Existing Lender and as a 2024 Term Lender

By:	/s/ Brian Gilmore
	Name:	Brian Gilmore
	Title:	Managing Member

CROWDOUT CREDIT OPPORTUNITIES FUND LLC,
as an Existing Lender and as a 2024 Term Lender

By:	/s/ Brian Gilmore
	Name:	Brian Gilmore
	Title:	Managing Member

[Signature Page to Amendment No. 6]

AGENT:

CANTOR FITZGERALD SECURITIES, as Agent

By:	/s/ James Buccola
	Name:	James Buccola
	Title:	Head of Fixed Income

[Signature Page to Amendment No. 6]

EXHIBIT A

Conformed Loan Agreement

[See attached.]

Execution Version
(Conformed through Amendment Number ~~Five~~Six and Consent and Waiver to
Loan and Security Agreement dated ~~December 28~~June 25, ~~2023~~2024)

~~Execution Version~~

LOAN AND SECURITY AGREEMENT

Dated as of April 1, 2022

among

VERTEX REFINING ALABAMA LLC,

as the Borrower,

VERTEX ENERGY, INC.,

as Parent and as a Guarantor,

CERTAIN DIRECT AND INDIRECT SUBSIDIARIES OF PARENT PARTY HERETO,

as Guarantors,

THE LENDERS PARTY HERETO,

CANTOR FITZGERALD SECURITIES,

as Agent

Page

1.	Definitions and Construction		1

	1.1	Definitions	1
	1.2	Divisions	~~52~~58
	1.3	Other Interpretive Provisions	~~52~~58

2.	Term Loan and Terms of Payment		~~53~~59

	2.1	Term Loan	~~53~~59
	2.2	Use of Proceeds; The Term Loan	~~54~~59
	2.3	Procedure for Making the Term Loan; Interest	~~54~~60
	2.4	Payments of Principal and Interest	~~55~~61
	2.5	Fees and Expenses	~~56~~62
	2.6	Prepayments	~~59~~65
	2.7	Other Payment Terms	~~63~~69
	2.8	Increased Costs	~~65~~71
	2.9	Taxes	~~65~~72
	2.10	Term	~~69~~75
	2.11	Issuance of Warrants	~~69~~76
	2.12	Certain Tax Considerations; Investment Unit Allocation	~~70~~78
	2.13	Uncommitted Incremental Facility	~~71~~79

3.	Conditions Precedent		~~73~~81

	3.1	Conditions Precedent to the Closing Date	~~73~~81

4.	Creation of Security Interest		~~76~~84

	4.1	Grant of Security Interest	~~76~~84
	4.2	Duration of Security Interest	~~77~~85
	4.3	Possession of Collateral	~~77~~85
	4.4	Delivery of Additional Documentation Required	~~77~~85
	4.5	Right to Inspect	~~78~~86
	4.6	Authorization to File	~~78~~86

5.	Representations and Warranties		~~78~~86

	5.1	Due Organization and Qualification	~~78~~86
	5.2	Authority and Power	~~79~~87
	5.3	Subsidiaries	~~79~~87
	5.4	Conflict with Other Instruments, etc.	~~79~~87
	5.5	Enforceability	~~79~~87
	5.6	No Prior Encumbrances	~~79~~87
	5.7	Name; Location of Chief Executive Office, Principal Place of Business and Collateral	~~79~~87

 -i-

(continued)

Page

	5.8	Litigation; Governmental Action	~~80~~88
	5.9	Financial Statements	~~80~~88
	5.10	Solvency	~~80~~88
	5.11	Taxes; Pension Plans	~~80~~88
	5.12	Consents and Approvals	~~81~~89
	5.13	Intellectual Property	~~81~~89
	5.14	Accounts	~~81~~90
	5.15	Environmental Matters	~~82~~90
	5.16	Government Consents	~~82~~91
	5.17	Full Disclosure	~~83~~91
	5.18	Inventory	~~83~~91
	5.19	Sanctioned Persons	~~83~~91
	5.20	Foreign Assets Control Regulations, Etc.	~~83~~91
	5.21	Status	~~84~~92
	5.22	Other Permitted Amendments to Disclosure Letter; Certificate of Title Collateral	~~84~~92
	5.23	Tax Classification	~~84~~92
	5.24	Title to Securities	~~84~~93

6.	Affirmative Covenants		~~85~~93

	6.1	Good Standing	~~85~~93
	6.2	Government Compliance	~~85~~93
	6.3	Financial Statements, Reports, Certificates	~~85~~94
	6.4	Certificates of Compliance; Disclosure Letter Updates	~~87~~96
	6.5	Notices	~~87~~96
	6.6	Taxes	~~88~~97
	6.7	Maintenance	~~89~~98
	6.8	Insurance	~~89~~98
	6.9	Environmental Laws	~~89~~99
	6.10	Intellectual Property Rights	~~90~~99
	6.11	Formation or Acquisition of Subsidiaries	~~91~~100
	6.12	Further Assurances	~~92~~101
	6.13	Inventory, Returns	~~92~~102
	6.14	Delivery of Third-Party Agreements	~~93~~102
	6.15	Inspections and Rights to Consult with Management	~~93~~103
	6.16	Privacy and Data Security	~~93~~103
	6.17	Deposit Accounts/Securities Accounts	~~94~~103
	6.18	Operating Covenants	~~94~~103
	6.19	Post-Closing Matters	~~94~~103
	6.20	Most Favored Lender	~~94~~103
	6.21	Access Rights to Advisors	104

 -ii-

(continued)

Page

7.	Negative Covenants		~~95~~105

	7.1	Chief Executive Office; Location of Collateral	~~95~~105
	7.2	Extraordinary Transactions and Disposal of Collateral	~~95~~105
	7.3	Restructure	~~96~~106
	7.4	Liens	~~96~~106
	7.5	Indebtedness, Disqualified Equity Interests and Preferred Stock	~~96~~106
	7.6	Investments	~~96~~106
	7.7	~~[Reserved].~~Conversion Expenditures	~~96~~106
	7.8	Transactions with Affiliates	~~96~~106
	7.9	Stock Certificates	~~97~~107
	7.10	Compliance	~~97~~107
	7.11	Deposit Accounts	~~97~~107
	7.12	Equipment	~~97~~107
	7.13	Restrictions on Use of Proceeds	~~97~~107
	7.14	Accounting Changes; Change in Nature of Business; Foreign Operations	~~97~~108
	7.15	Burdensome Agreements	~~98~~108
	7.16	Restricted Payments; Prepayments of certain Indebtedness	~~99~~109
	7.17	Amendments or Waivers of Certain Related Agreements	~~100~~110
	7.18	Activities of Parent	~~100~~111
	7.19	Financial Covenant	~~101~~111

8.	Events of Default		~~101~~111

	8.1	Payment Default	~~101~~111
	8.2	Certain Covenant Defaults	~~101~~111
	8.3	Other Covenant Defaults	~~101~~111
	8.4	Attachment	~~101~~112
	8.5	Other Agreements	~~102~~112
	8.6	Judgments	~~102~~112
	8.7	Misrepresentations	~~102~~112
	8.8	Enforceability	~~102~~112
	8.9	Bankruptcy Event	~~102~~112
	8.10	[Reserved]	~~102~~113
	8.11	[Reserved]	~~102~~113
	8.12	Cross Default	~~102~~113
	8.13	ERISA	~~103~~113
	8.14	Change of Control	~~103~~113
	8.15	Collateral Documents	~~103~~113
	8.16	Intercreditor and Subordination	~~103~~113
	8.17	Loss of Material Contracts	~~103~~113

 -iii-

(continued)

Page

9.	Agent and Lenders’ Rights and Remedies		~~103~~114

	9.1	Rights and Remedies	~~103~~114
	9.2	Waiver by the Loan Parties	~~105~~115
	9.3	Effect of Sale	~~105~~115
	9.4	Power of Attorney in Respect of the Collateral	~~105~~116
	9.5	Lender Expenses	~~106~~116
	9.6	Remedies Cumulative	~~106~~116
	9.7	Reinstatement of Rights	~~106~~117
	9.8	Share Collateral	~~107~~117
	9.9	Payments after an Event of Default	~~107~~117

10.	Waivers; Indemnification		~~108~~118

	10.1	Demand; Protest	~~108~~118
	10.2	Liability for Collateral	~~108~~118
	10.3	Indemnification; Lender Expenses	~~108~~118

11.	Notices		~~109~~120

12.	Agent Provisions		~~111~~122

	12.1	Appointment and Authorization	~~111~~122
	12.2	Agent in Individual Capacity; Lender as Agent	~~113~~123
	12.3	Exculpatory Provisions	~~113~~123
	12.4	Exculpation; Limitation of Liability	~~113~~124
	12.5	Credit Decisions	~~114~~125
	12.6	Indemnification	~~115~~125
	12.7	Successor Agents	~~115~~126
	12.8	Agent Generally	~~115~~126
	12.9	Reliance	~~115~~126
	12.10	Notice of Default	~~116~~126
	12.11	Erroneous Payments	~~116~~127
	12.12	Collateral Matters	~~119~~130

13.	Guaranty		~~120~~130

	13.1	Guaranty	~~120~~130
	13.2	Rights of Lenders	~~120~~131
	13.3	Certain Waivers	~~121~~131
	13.4	Obligations Independent	~~122~~132
	13.5	Subrogation	~~122~~132
	13.6	Termination; Reinstatement	~~122~~133
	13.7	Stay of Acceleration	~~122~~133
	13.8	Condition of Borrower	~~122~~133

 -iv-

(continued)

Page

	13.9	Appointment of Borrower	~~123~~133
	13.10	Right of Contribution	~~123~~134

14.	General Provisions		~~123~~134

	14.1	Successors and Assigns	~~123~~134
	14.2	[Reserved]	~~126~~137
	14.3	Severability of Provisions	~~126~~137
	14.4	Entire Agreement; Construction; Amendments and Waivers	~~126~~137
	14.5	Reliance	~~129~~139
	14.6	[Reserved]	~~129~~139
	14.7	Counterparts	~~129~~140
	14.8	Survival	~~129~~140
	14.9	Publicity	~~129~~140
	14.10	Keepwell; Acknowledgement Regarding Any Supported QFCs	~~129~~140
	14.11	Relationship of Parties	~~130~~141
	14.12	Confidentiality	~~131~~142
	14.13	Patriot Act/Freedom Act	~~132~~142
	14.14	Governing Law; Jurisdiction; Waiver of Jury Trial	~~132~~143
	14.15	Replacement of Lender	~~132~~144
	14.16	Counterparts	~~133~~144
	14.17	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~133~~144
	14.18	Consent to A&R Intercreditor Agreement	~~134~~145
	14.19	Intercreditor Agreement Governs	~~134~~146
	14.20	Myrtle Grove; Heartland Acknowledgement	~~135~~146

 -v-

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, this “Agreement”) is entered into as of April 1, 2022, by and among Vertex Energy, Inc., a Nevada corporation (“Parent”), Vertex Refining Alabama LLC, a Delaware limited liability company (“Borrower”), each of Parent’s direct and indirect Subsidiaries from time to time party hereto listed on Schedule 1 hereto other than Excluded Subsidiaries (as hereinafter defined) (collectively, the “Subsidiary Guarantors” and each, individually, a “Subsidiary Guarantor”; the Subsidiary Guarantors, together with Parent, each a “Guarantor” and collectively, the “Guarantors”), Cantor Fitzgerald Securities (“Cantor”) as administrative agent and collateral agent for the Lenders (“Agent”) and the lenders from time to time party hereto (collectively with the Initial Lenders, the “Lenders” and each, a “Lender”).

RECITALS

Borrower has requested that the Lenders make available to the Borrower (i) a senior secured term loan in an aggregate principal amount equal to $125,000,000 on the Closing Date (as defined below), (ii) a senior secured term loan in an aggregate principal amount equal to $40,000,000 on the First Amendment Effective Date (as defined below), (iii) a senior secured term loan in an aggregate principal amount equal to $50,000,000 on the Fifth Amendment Effective Date (as defined below) ~~and~~, (iv) a senior secured term loan in an aggregate principal amount equal to $15,000,000 on the Sixth Amendment Effective Date (as defined below), plus any PIK Fee Amounts and (v) additional uncommitted term loans in an aggregate principal amount of up to $25,000,000 to be made available to the Borrower by and upon discretion of the Incremental Term Loan Lenders providing such Incremental Term Loan Commitments subject to the consent of the Lenders party to this Agreement immediately prior to any such Incremental Term Loan Commitments.

The Lenders are willing to make available the senior secured term loan facility described herein, subject to and in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, parties agree as follows:

1.	Definitions and Construction.

1.1         Definitions. As used in this Agreement, the following terms shall have the following definitions:

“2023 Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Fifth Amendment Effective Date, by and among Parent and the other Persons party thereto as “Holders” thereunder, as the same may be amended, restated, amended and restated, modified or otherwise supplemented from time to time in accordance with the terms thereof.

“2023 Term Loan” means the term loan funded by the 2023 Term Loan Lenders to the Borrower on the Fifth Amendment Effective Date pursuant to Section 2.1(c) in an aggregate amount equal to the 2023 Term Loan Commitment.

“2023 Term Loan Commitment” means as to each 2023 Term Loan Lender, its obligation to make 2023 Term Loans to the Borrower, on the Fifth Amendment Effective Date, in the amount opposite such Lender’s name on Schedule 2.1(a) in an aggregate amount not to exceed $50,000,000.

“2023 Term Loan Lender” means each Lender with a 2023 Term Loan Commitment or that holds 2023 Term Loans.

“2023 Warrant Agreement” means that certain Warrant Agreement, dated as of the Fifth Amendment Effective Date, by and between Parent and Warrant Agent, as the same may be amended, restated, amended and restated, modified or otherwise supplemented from time to time in accordance with the terms thereof. The Agent shall have no obligation to monitor the terms of the 2023 Warrant Agreement.

“2023 Warrants” means the warrants to purchase shares of common stock of Parent issued by Parent to the 2023 Term Loan Lenders (or at the 2023 Term Loan Lender’s option, an Affiliate or Approved Fund of such 2023 Term Loan Lender) on the Fifth Amendment Effective Date pursuant to Section 2.11, which warrants are governed by and subject to the terms of the 2023 Warrant Agreement.

“2024 Borrowing Date” has the meaning set forth in Amendment Number Six.

“2024 Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Sixth Amendment Effective Date, by and among Parent and the other Persons party thereto as “Holders” thereunder, as the same may be amended, restated, amended and restated, modified or otherwise supplemented from time to time in accordance with the terms thereof.

“2024 Term Loan” means the term loan funded by the 2024 Term Loan Lenders to the Borrower on the Sixth Amendment Effective Date pursuant to Section 2.1(d) in an aggregate amount equal to the 2024 Term Loan Commitment plus any PIK Fee Amount.

“2024 Term Loan Commitment” means as to each 2024 Term Loan Lender, its obligation to make 2024 Term Loans to the Borrower, on the Sixth Amendment Effective Date, in the amount opposite such Lender’s name on Schedule 2.1(a) in an aggregate amount not to exceed $15,000,000 (exclusive of any PIK Fee Amounts).

“2024 Term Loan Lender” means each Lender with a 2024 Term Loan Commitment or that holds 2024 Term Loans.

“2024 Warrant Agreement” means that certain Warrant Agreement, dated as of the Sixth Amendment Effective Date, by and between Parent and Warrant Agent, as the same may be amended, restated, amended and restated, modified or otherwise supplemented from time to time in accordance with the terms thereof. The Agent shall have no obligation to monitor the terms of the 2024 Warrant Agreement.

“2024 Warrants” means the warrants to purchase shares of common stock of Parent issued to the 2024 Term Loan Lenders (or at the 2024 Term Loan Lender’s option, an Affiliate or Approved Fund of such 2024 Term Loan Lender) which have funded 2024 Term Loans pursuant to Section 2.1(d) on the Sixth Amendment Effective Date issued by Parent pursuant to Section 2.11, which warrants are governed by and subject to the terms of the 2024 Warrant Agreement.

“A&R Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date ~~and~~, as amended and restated as of the Fourth Amendment Effective Date and as further amended and restated as of June 3, 2024, by and between the Agent, ~~each~~the Intermediation Facility Agent ~~party thereto from time to time~~, and acknowledged by the Loan Parties.

“Account” is any “account” as defined in the Code, and includes, without limitation, all accounts receivable and other sums owing to any Loan Party.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition Side Letter” means that certain side letter dated as of February 25, 2022, by and among Parent, Tensile – Vertex Holdings LLC, and Tensile-Myrtle Grove Acquisition Corporation.

“Additional Covenant” means any maintenance financial covenant or similar requirement applicable to any Loan Party (regardless of whether such provision is labeled or otherwise characterized as a covenant) required to be maintained under any Subject Indebtedness, including any defined terms as used therein and including any grace periods and/or equity or other cure rights with respect thereto, the subject matter of which either (i) is similar to that of any covenant in Section 7.19 of this Agreement, or related definitions in this Agreement, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as to any Loan Party or more beneficial to the holder or holders of the Indebtedness to which the document containing such covenant or similar restriction relates than as set forth herein (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in Section 7.19 of this Agreement, or the related definitions in this Agreement.

“Additional Secured Obligations” means (x) all fees under the Loan Documents and costs and expenses incurred in connection with enforcement and collection of the Secured Obligations (including the out-of-pocket fees, charges and disbursements of counsel for each of the Agent and the Lenders), in each case whether direct or indirect (including those acquired by assumption), matured or unmatured, absolute or contingent, primary or secondary, liquidated or unliquidated, disputed or undisputed, joint, joint and several, legal, equitable, secured or unsecured, due or to become due, now existing or hereafter arising whether or not any claim for such Indebtedness, liability or obligation is discharged, stayed or otherwise affected by any proceeding under any Debtor Relief Law and (y) interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that (x) Additional Secured Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party and (y) Additional Secured Obligations shall not include any obligations (including, without limitation, any Transaction Obligations and Related Hedges (in each case, under and as defined under the Intermediation Facility (as in effect on the Closing Date)) under any Intermediation Facility Document, including, without limitation, by virtue of setoff or indemnification rights under the Intermediation Facility Documents.

“Additional Term Loan” means the term loan funded by the Lenders to the Borrower on the First Amendment Effective Date pursuant to Section 2.1(b) in an aggregate amount equal to the Additional Term Loan Commitment.

“Additional Term Loan Commitment” means as to each Additional Term Loan Lender, its obligation to make Additional Term Loans to the Borrower, on the First Amendment Effective Date, in the amount opposite such Lender’s name on Schedule 2.1(a) in an aggregate amount not to exceed $40,000,000. For the avoidance of doubt, as of the Fifth Amendment Effective Date, the Additional Term Loan Commitment equals $0.

“Additional Term Loan Lender” means each Lender with an Additional Term Loan Commitment or that holds Additional Term Loans.

“Additional Warrant Agreement” means that certain Warrant Agreement, dated as of the First Amendment Effective Date, by and between Parent and Warrant Agent, as the same may be amended, restated, amended and restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, including by the Additional Warrant Agreement Amendment. The Agent shall have no obligation to monitor the terms of the Additional Warrant Agreement.

“Additional Warrant Agreement Amendment” means Amendment No. 1 to the Warrant Agreement, dated as of the Fifth Amendment Effective Date, by and between Parent and the Warrant Agent.

“Additional Warrants” means the warrants to purchase shares of common stock of Parent issued by Parent to the Initial Lenders (or at the Initial Lender’s option, an Affiliate or Approved Fund of such Initial Lender) on the First Amendment Effective Date pursuant to Section 2.11, which warrants are governed by and subject to the terms of the Additional Warrant Agreement.

“Administrative Questionnaire” means with respect to each Lender, an administrative questionnaire in the form provided or approved by Agent (which form shall be reasonable in light of its scope and purpose) and submitted to Agent duly completed by such Lender.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any Person that owns or Controls such Person, any Person that Controls or is Controlled by or is under common Control with such Person or each of such Person’s senior executive officers, directors, members or partners. Notwithstanding anything to the contrary, no Secured Party (nor any of their Affiliates or Approved Funds), and none of Macquarie Energy North America Trading Inc., Shell Trading (US) Company, Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Chemical LP, Synergy Supply & Trading LLC, and Idemitsu Apollo Renewable Corp. (or any of their respective Affiliates) shall be an Affiliate of any Loan Party or of any Subsidiary of any Loan Party.

“Agent” has the meaning given to such term in preamble to this Agreement.

“Agent Fee Letter” means that certain Agent Fee Letter, dated as of the Closing Date, by and between Parent, Borrower and Agent, as may be amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Amendment Number Five” means that certain Amendment Number Five to Loan and Security Agreement, dated as of the Fifth Amendment Effective Date, by and among, among others, the Loan Parties, the Agent and the Lenders party thereto.

“Amendment Number Four” means that certain Amendment Number Four to Loan and Security Agreement, dated as of the Fourth Amendment Effective Date, by and among, among others, the Loan Parties, the Agent and the Lenders party thereto.

“Amendment Number One” means that certain Amendment Number One to Loan and Security Agreement, dated as of the First Amendment Effective Date, by and among, among others, the Loan Parties, the Agent and the Lenders party thereto.

“Amendment Number One Fee Letter” has the meaning set forth in the definition of the term “Fee Letter”.

“Amendment Number Six” means that certain Amendment Number Six and Limited Consent to Loan and Security Agreement, dated as of the Sixth Amendment Effective Date, by and among, among others, the Loan Parties, the Agent and the Lenders party thereto.

“Amendment Number Six Fee Letter” has the meaning set forth in the definition of the term “Fee Letter”.

“Amendment Number Three” means that certain Amendment Number Three to Loan and Security Agreement, dated as of January 8, 2023, by and among, among others, the Loan Parties, the Agent and the Lenders party thereto.

“Amendment Number Two” means that certain Amendment Number Two to Loan and Security Agreement, dated as of September 30, 2022, by and among, among others, the Loan Parties, the Agent and the Lenders party thereto.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, as amended, and all other Applicable Laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the Applicable Laws, statutes, regulations or rules in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including, but not limited to, the Bank Secrecy Act (31 U.S.C. § 5311 et seq.) and the USA Patriot Act.

“Applicable Law” means, as to any Person, all applicable Laws of any Governmental Authority binding upon such Person or to which such a Person is subject.

“Applicable Rate” means with respect to any Term Loan, a percentage equal to the Base Rate plus 10.25% per annum.

“Approved Acquisitions” means (a) the Mobile Refinery Acquisition, (b) [reserved], (c) the acquisition pursuant to the Myrtle Grove Purchase Agreement, (d) the acquisition pursuant to the Heartland Purchase Agreement and (e) any Ordinary Course Acquisitions.

“Approved Bank” has the meaning ascribed thereto in the definition of “Cash Equivalents” contained herein.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an agreement substantially in the form of Exhibit C attached hereto or such other form as approved by Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 5 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” means any one or more of the following financial products or accommodations extended to any Loan Party or any of its Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d)    stored value cards, (e) Cash Management Services, or (f) transactions under Hedging Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by any Loan Party or any of its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by each Loan Party and its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, in each case, other than Hedge Obligations, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Loan Party; provided that Bank Product Obligations shall not include any obligations (including, without limitation, any Transaction Obligations and Related Hedges (in each case, under and as defined under the Intermediation Facility (as in effect on the Closing Date)) under any Intermediation Facility Document, including, without limitation, by virtue of setoff or indemnification rights under the Intermediation Facility Documents.

“Bank Product Provider” means each Person providing the Bank Products to the Loan Parties.

“Bankruptcy Code” means (x) Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute, or (y) equivalent legislation in any jurisdiction applicable to the Loan Parties.

“Bankruptcy Event” shall mean the occurrence of any of the following:

a)	Parent or any other Loan Party becomes insolvent within the meaning of 11 U.S.C. §101(32) or any other Debtor Relief Law applicable to the Loan Parties;

b)	Parent or any other Loan Party generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its Indebtedness, or proposes a compromise or arrangement or deed of company between it and any class of its creditors;

c)	Parent or any other Loan Party commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal of such an assignment (or files a notice of its intention to do so);

d)	Parent or any other Loan Party institutes a proceeding seeking to adjudicate it as insolvent, or seeking liquidation, dissolution, winding-up, reorganization, restructuring, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any applicable Debtor Relief Law or at common law or in equity;

e)	Parent or any other Loan Party applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property;

f)	Any petition is filed, application made or other proceeding instituted against or in respect of Parent or any other Loan Party:

i.	seeking to adjudicate it as insolvent;

ii.	seeking a receiving order against it;

iii.	seeking liquidation, dissolution, winding-up, reorganization, restructuring, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any Law, now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity;

iv.	seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property;

and, in each case under this clause (f), such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Parent or any other Loan Party thereunder in the interim, such grace period will cease to apply; provided, further, that if Parent or any other Loan Party files an answer admitting the material allegations of a petition filed against it in any such proceeding prior to such date, the grace period will cease to apply;

g)	Parent or any other Loan Party takes any action, corporate or otherwise, including, an affirmative vote by the Board or the board of directors (or equivalent management or oversight body) of any other Loan Party, to commence any Insolvency Proceeding or to approve, effect, consent to or authorize any of the actions described in the clauses (a)-(f) above, or otherwise acts in furtherance thereof;

h)	Any other event or circumstance occurs which, under applicable Debtor Relief Laws, has an effect equivalent to any of the events or circumstance referred to in the other clauses of this definition.

“Base Rate” shall be, for any day, the greater of (i) the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States minus 1.50% as in effect on such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2 of 1.0%. In no event shall the Base Rate be less than 1.0%.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“BlackRock Lenders” means each of the Lenders party hereto from time to time that are affiliated with or managed by BlackRock Financial Management, Inc. or any Affiliate thereof.

“Board” means Parent’s board of directors (or equivalent management or oversight body) as elected from time to time in accordance with the Organization Documents and bylaws of Parent in effect from time to time.

“Books” means, as to any Person, the books and records, including: ledgers; records concerning such Person’s assets or liabilities, including the Collateral, business operations or financial condition; and all computer programs, or data storage, and the related devices and equipment, containing such information.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrower Joinder Agreement” means the agreement substantially in the form of Exhibit B-1 hereto.

“Borrower Materials” has the meaning given to such term in Section 6.3(c).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of New York are authorized to close under the laws of, or are in fact closed in, New York. “Cantor” has the meaning given to such term in preamble to this Agreement.

“Capital Lease Obligations” means, as to any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (consistently applied), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (consistently applied); provided that any lease that would properly be recognized as an “operating lease” by Parent as of the Closing Date shall continue to be treated as an operating lease and shall not constitute a Capital Lease Obligation for purposes of this Agreement.

“CARB” means the California Air Resources Board.

“Cash Equivalents” means, as to any Person: (a) securities issued or directly and guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition and having one of the two highest ratings from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc.; (c) certificates of deposit, denominated solely in U.S. Dollars, maturing within 180 days after the date of acquisition, issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or that is a U.S. subsidiary of a foreign commercial bank; in each of the foregoing cases, solely to the extent that: (i) such commercial bank’s short-term commercial paper is rated at least A-1 or the equivalent by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (any such commercial bank, an “Approved Bank”); or (ii) the par amount of all certificates of deposit acquired from such commercial bank are fully insured by the Federal Deposit Insurance Corporation; or (d) commercial paper issued by any Approved Bank or by the parent company thereof), in each case maturing not more than twelve months after the date of the acquisition thereof.

“Cash Flow Forecast” has the meaning assigned to it in Section 6.3(d).

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, credit, purchasing debit card, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, treasury management services (including controlled disbursement services), cash pooling arrangements, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Casualty Event” means any material loss of or damage to any tangible property or interest in tangible property of Parent or any Subsidiary.

“Catalyst Assets” means any catalyst assets and inventory constituting catalyst, precious metals assets and precious metals inventory and all additions, accessions and all rights related thereto.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

“Certificate of Title Collateral” shall mean all Vehicles and Rolling Stock (to the extent covered by a certificate of title), in each case, with a fair market value in excess of $100,000.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)          the direct or indirect Transfer (other than by way of merger or consolidation permitted hereunder), in one or a series of related transactions, of all or substantially all of the Properties or assets of Loan Parties taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended);

(b)          the adoption of a plan relating to the liquidation or dissolution of Parent;

(c)          the consummation of any transaction (including any merger or consolidation), in one or a series of related transactions, the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), becomes the beneficial owner, directly or indirectly, of more than 33% of the Equity Interest of Parent, measured by voting power rather than number of shares, units or the like;

(d)          Parent fails to own and control, directly or indirectly, one hundred percent (100%) of the Equity Interests of (x) the Borrower and (y) each other Loan Party, unless, in the case of this clause (y), permitted hereunder;

(e)          during any period of twelve (12) consecutive months commencing on or after the Closing Date, the occurrence of a change in the composition of the Board of Parent such that a majority of the members of such Board are not Continuing Directors; or

(f)           a “change of control” or any comparable term which would result in an “event of default”, termination event or similar or equivalent event would occur under, and as defined in, any other Indebtedness (with an aggregate principal amount, together with all related Indebtedness, in excess of the Threshold Amount) of the Loan Parties, shall have occurred.

“Closing Date” has the meaning assigned to it in Section 3.1.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of New York, as amended from time to time, provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means the property described on Exhibit A attached hereto.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Agent and the Required Lenders (it being agreed that the Agent shall not be obligated to enter into any agreement where it indemnifies a third party in Agent’s individual capacity) executed by (a) a bailee or other Person in possession of Collateral, and/or (b) any mortgagee or lessor of real property on which Collateral is stored, pursuant to which such Person (i) acknowledges the Agent’s Lien on the Collateral, (ii) releases or waives such Person’s Liens in such stored Collateral held by such Person or located on such real property, (iii) provides the Agent with access to such Collateral held by such bailee or other Person or located in or on such real property upon prior notice and on mutually agreeable terms and conditions, (iv) as to any mortgagee or landlord, provides the Agent with a reasonable time to sell and dispose of the Collateral from such real property on mutually agreeable terms and conditions, and (v) makes such other agreements with the Agent as the Agent may reasonably require, including but not limited to, leasehold mortgagee protections in favor of Agent to the extent such real property is subject to a Mortgage, in each case, as such agreements are amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Collateral Assignment of Material Contracts” means that (x) certain Collateral Assignment of Material Contracts, dated as of the Closing Date, by Parent in favor of Agent relating to Material Contracts with Idemitsu Apollo Renewable Corp. and (y) any other collateral assignment of Material Contracts entered into after the Closing Date.

“Collateral Documents” means Article 4 of this Agreement, the Collateral Pledge Agreement, the Mortgages, if any, the Collateral Access Agreements, if any, any Control Agreement, each Collateral Assignment of Material Contracts, and all other instruments, documents, and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents which purport to grant to Agent, for the benefit of Secured Parties, a Lien on any real, personal, or mixed property of such Loan Party as security for the Secured Obligations and any power of attorney from time to time granted by Agent in relation to notating the Agent’s Lien on any Certificate of Title Collateral, in each case, as such Collateral Documents may be amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Collateral Pledge Agreements” mean, collectively, any pledge agreement relating to the Equity Interests or evidence of Indebtedness of any Subsidiary owned directly or indirectly by a Loan Party to the extent necessary or useful to perfect Agent’s security interest therein under Applicable Law, in each case, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Collateral Threshold Amount” means $250,000.

“Commercial Tort Claim” means any “commercial tort claim” as defined in the Code.

“Commitment Letter” means that certain Commitment Letter, dated as of the February 17, 2022, by and between Parent, Borrower and the Initial Lenders, as may be amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Compliance Certificate” has the meaning given to such term in Section 6.4.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Liquidity” means, for any period, an amount determined for the Loan Parties on a consolidated basis, equal to the aggregate sum of Unrestricted Cash of the Loan Parties; provided that any calculation of Consolidated Liquidity for any purpose hereunder shall include a certification from the Loan Parties to the Agent that all accounts payable included in such calculation are within stated invoices terms and are no more than 60 days past due.

“Construction Agreement” means that certain Construction Agreement dated on or about the Closing Date, by and between the Borrower (or its assignee, to the extent such assignee is a Loan Party) and Hargrove & Associates, Inc.

“Contingent Obligation” means, as applied to any Person, any obligation, whether contingent or otherwise, with respect to any indebtedness, lease, dividend, letter of credit of such Person or other obligation of another Person, including, without limitation, any obligation of such Person, with respect to (i) undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (ii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Agent in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under such guarantee or other support arrangement.

“Continuing Director” means (a) any member of the Board who was a director (or comparable manager) of Parent on the Closing Date, (b) any individual who becomes a member of the Board after the Closing Date if such individual was approved, appointed or nominated for election to the Board by a majority of the members of the Board on the Closing Date, and (c) any individual who becomes a member of the Board after the Closing Date if such individual was approved, appointed or nominated for election to the Board by a majority of the members of the Board referred to in clauses (a) and (b) constituting at the time of such approval, appointment or nomination at least a majority of that Board.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the ability to directly or indirectly vote more than thirty percent (30%) of the outstanding voting stock of any Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means an account control agreement, the terms of which are reasonably satisfactory to Agent and Required Lenders (it being agreed that the Agent shall not be obligated to enter into any agreement where it indemnifies a third party in Agent’s individual capacity; provided that the Control Agreement entered into on or about the Closing Date is satisfactory to Agent), which is executed by Agent, each Loan Party and the applicable financial institution and/or securities/investment intermediary, and which perfects Agent’s (for itself and for the benefit of the Lenders) first priority security interest in the Loan Parties’ accounts maintained at such financial institution or securities/investment intermediary, in each case, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Copyrights” means any and all copyright rights in the United States (whether registered or unregistered and whether published or unpublished), copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, together with any and all (i) rights and privileges arising under Applicable Law with respect thereto and (ii) renewals and extensions thereof.

“Covered Entity” means any of the following:

(a)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning given to such term in Section 14.10(b).

“Current Financial Statements” has the meaning given to such term in Section 5.9.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, compromise, receivership, insolvency, reorganization, or similar debtor relief Laws (including applicable provisions of any corporate laws) of the United States or any state thereof or other applicable jurisdictions from time to time in effect.

“Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to (i) the then Applicable Rate, plus (ii) 2% per annum.

“Defaulting Lender” means any Lender that:

(a)          has failed to (i) fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes) unless such Lender notifies Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due,

(b)          has given written notice (and Agent has not received a revocation in writing), to the Borrower, Agent or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or

(c)          has, or any Person that directly or indirectly controls such Lender has, (i) become subject to a voluntary or involuntary case under an Insolvency Proceeding, (ii) had a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (c), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Deposit Account” means any “deposit account” as defined in the Code.

“Disclosure Amount” means $250,000.

“Disclosure Letter” means the disclosure letter/perfection certificate dated as of the Fifth Amendment Effective Date containing certain information and schedules delivered by the Loan Parties to Agent and the Lenders (as such disclosure letter/perfection certificate may be supplemented from time to time in accordance with the terms of this Agreement).

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Secured Obligations that are accrued and payable including the Prepayment Premium and any Exit Fee or Exit Fee 2024, as applicable, and the termination of the Term Loan Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the payment of any cash dividend or any other scheduled payment constituting a return of capital, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loans at the time of issuance; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Loan Party or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by any Loan Party in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution” shall mean any person that is (i) designated by the Borrower by written notice delivered to Agent on or prior to the Closing Date or (ii) a competitor of the Parent or its Subsidiary Guarantors that has been identified by the Borrower to Agent, but excluding any affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EMTS” means the EPA Moderated Transaction System, as defined in 40 C.F.R. §80.1401 and regulated under the RFS Program.

“EMTS Account” means Renewables AL’s EPA Moderated Transaction System Account for RINs maintained in the name of Renewables AL with EMTS, with identifier number 2215.

“Engineering Review” means a third party engineering review by a licensed professional engineer that confirms the Renewable Diesel Project has achieved Mechanical Completion.

“Environmental Attributes” means any and all credits, benefits, emission reductions, offsets and allowances, howsoever entitled, attributable to the production, sale, combustion or other use of Renewable Products, or their displacement or reduction in the use of conventional energy generation, greenhouse gas emissions, pollutants or transportation fuel, heating oil or jet fuel (“GHG Attributes”), including, without limitation, (i) any Regulatory Credits and (ii) Fuel Tax Credits.

“Environmental Claim” means any complaint, summons, citation, notice, request for information, notice of potential liability, notice of violation, directive, order, claim, suit, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority or any other Person arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder; (ii) in connection with the actual or alleged presence, Release or threatened Release of Hazardous Materials; (iii) exposure to any Hazardous Materials; or (iv) in connection with any actual or alleged liability under Environmental Law arising from any damage, injury, threat or harm to human health or safety, natural resources or the environment.

“Environmental Law” means any federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, or rule of common law now or hereafter in effect and in each case as amended, or any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party and/or any Subsidiary thereof, relating to (i) the protection of human health, safety and the environment, (ii) the conservation, management or use of natural resources and wildlife, (iii) the manufacture, processing, handling, generation, use, disposal, production, storage, handling, treatment, Release, threatened Release or transport of, or exposure to, Hazardous Materials, (iv) occupational health and safety (to the extent relating to Hazardous Materials) or (v) pipeline safety, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equity Interests” mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, convertible debt or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Issuance” means, any issuance by any Loan Party or any of its Subsidiaries to any Person of its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, with respect to any Loan Party, any entity, trade or business (whether or not incorporated) under common control with the Loan Party within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure to meet the minimum funding standards of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (e) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (f) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan; (g) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (h) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Parent or any ERISA Affiliate; (j) receipt from the IRS of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code, (k) the filing by a Loan Party or any ERISA Affiliate of an application with respect to a Pension Plan for a waiver of the minimum funding standard under Section 412(c) of the Code or Section 302(c) of ERISA, or (l) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Pension Plan.

“Erroneous Payment” has the meaning assigned to it in Section 12.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 12.11(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 12.11(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 12.11(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 12.11(e).

“Escrow Account” has the meaning ascribed to such term in the Escrow Agreement.

“Escrow Agent” means Cantor Fitzgerald Securities, in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement, dated as of March 2, 2022, by and among the Borrower, Parent, the Initial Lenders party thereto and the Escrow Agent.

“Escrow Funding Date” means the date upon which the net amounts constituting the Initial Term Loan were funded into the Escrow Account which was March 2, 2022.

“Event of Default” has the meaning given to such term in Article 8.

“Excluded Account” means (a) any tax, trust, or payroll account (including, without limitation, accounts used for payroll, payroll taxes, workers’ compensation or unemployment compensation premiums or benefits and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees or for other trust or fiduciary purposes of a Loan Party or accounts of a Loan Party used specifically and exclusively for holding any other taxes required to be collected or withheld by a Loan Party (including, without limitation, federal and state sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges) for which any Loan Party is or may reasonably be expected to be liable), so long as such deposit account contains only funds to be used exclusively for taxes, trust obligations and payroll obligations, (b) any account solely used to post cash collateral or margin to an Intermediation Facility Agent to secure any Intermediation Facility ~~(including the Macquarie BONY Account)~~, (c) any account solely used to post cash collateral or margin to any Bank Product Provider to secure Non-LSA Hedges up to an amount not to exceed $7,500,000 less any amounts secured under clause (m) of Permitted Liens, (d) any collections accounts and other accounts solely containing proceeds of collateral securing Permitted Indebtedness under clauses, (f), (r) or (s) thereof and (e) other deposit accounts, so long as at any time the balance in any such account does not exceed $250,000 and the aggregate balance in all such accounts does not exceed $1,000,000.

“Excluded Property” means, with respect to any Loan Party, (a) any property which, subject to the terms of clause (c) of “Permitted Indebtedness”, is subject to a Lien of the type described in clause (c) of “Permitted Liens” pursuant to documents that prohibit such Loan Party from granting any other Liens in such property, (b) Excluded Accounts, (c) (i) any contract, permit, license or any contractual obligation entered into by any Loan Party (A) that prohibits or requires the consent of any Person other than any Loan Party and its Affiliates (which consent has not been obtained) as a condition to the creation by such Loan Party of a Lien on any right, title or interest in such permit, license or contractual obligation or any equity interest related thereto or that would be breached or give the other party to the right to terminate such permit, license or contractual obligation as a result thereof or (B) to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition or requirement for consent in clauses (A) and (B), to the extent, and for as long as, such prohibition or requirement for consent (y) was not entered into in contemplation of this Agreement and (z) is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other requirement of law or by the receipt of the applicable Person whose consent is required, and (d) any “intent to use” trademark application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto.

“Excluded Subsidiary” means (x) as of the Fifth Amendment Effective Date, VRM-LA and (y) any Subsidiary that is prohibited, but only so long as such Subsidiary would be prohibited, by any contract entered into by any Loan Party or any Subsidiary acquired after the Closing Date (but only to the extent in existence on the Closing Date or, upon the acquisition of any Subsidiary and in respect of such Subsidiary, in existence on the date of acquisition thereof and, in each case, only to the extent not entered into in contemplation of this Agreement or is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other requirement of law) with one or more unaffiliated third parties, from providing a guaranty of the Secured Obligations or granting a Lien on its assets to secure the Secured Obligations or that would require third party contractual authorization to provide such a guaranty or grant such a Lien unless such authorization has been received (it being understood that the Loan Parties shall not be obligated to seek any authorization except to the extent it is commercially reasonable to do so); provided that the exclusion in this clause (y) shall in no way be construed to (A) apply to the extent that any described prohibition is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (B) limit, impair, or otherwise affect any of the Agent’s continuing security interests in and liens upon any rights or interests of any Loan Party in or to (1) monies due or to become due under or in connection with the Equity Interests of such Excluded Subsidiary, or (2) any proceeds from the sale, license, lease, or other dispositions of the Equity Interests of such Excluded Subsidiary; provided that in the case of clauses (x) or (y) above, such Subsidiary or Subsidiaries shall, upon no longer constituting an “Excluded Subsidiary”, promptly (and, in all events, within 10 Business Days or such longer period as the Required Lenders shall reasonably agree) comply with Sections 6.11 and 6.12.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Hedge Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 14.1), or the grant by such Loan Party of a security interest to secure, such Hedge Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Term Loan Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.9, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.9(g) and (d) any withholding Taxes imposed under FATCA.

“Existing Convertible Notes” means the 6.25% Convertible Senior Notes due 2027 issued pursuant to the Existing Convertible Notes Indenture and listed in Section 8 of the Disclosure Letter.

“Existing Convertible Notes Indenture” means the Indenture, dated as of November 1, 2021, by and between Parent and U.S. Bank National Association, as Trustee, as in effect on the date hereof.

“Exit Fee” means (1) with respect to a partial payment, repayment or redemption of the outstanding 2023 Term Loans, the product of (x) the positive difference (if any), as of such date, of (i) the 2023 Term Loan Commitments of the 2023 Term Loan Lenders as of the Fifth Amendment Effective Date (and without giving effect to any subsequent repayments or reductions in such 2023 Term Loan Commitment amount) multiplied by 20.00% less (ii) the sum of (A) the aggregate amount of interest paid in cash to the 2023 Term Loan Lenders prior to such date on such principal amount being paid, repaid or redeemed (excluding, for the avoidance of doubt, any interest accrued at the additional 2.00% per annum under any applicable Default Rate), plus (B) the amount of interest paid in cash to the 2023 Term Loan Lenders to be paid on such date on such principal amount being paid, repaid or redeemed (excluding, for the avoidance of doubt, any interest accrued at the additional 2.00% per annum under any applicable Default Rate) multiplied by (y) (i) the principal amount of 2023 Term Loans being partially repaid, prepaid or redeemed in cash on such date divided by (ii) the 2023 Term Loan Commitments of the 2023 Term Loan Lenders as of the Fifth Amendment Effective Date (and without giving effect to any subsequent repayments or reductions in such 2023 Term Loan Commitment amount) and (2) with respect to a payment, repayment or redemption of all outstanding 2023 Term Loans in full, the positive difference (if any), as of such date, of (i) the 2023 Term Loan Commitments of the 2023 Term Loan Lenders as of the Fifth Amendment Effective Date (and without giving effect to any subsequent repayments or reductions in such 2023 Term Loan Commitment amount) multiplied by 20.00% less (ii) the sum of (A) the aggregate amount of interest paid in cash to the 2023 Term Loan Lenders prior to the date of such prepayment on such principal amount being paid, repaid or redeemed (excluding, for the avoidance of doubt, any interest accrued at the additional 2.00% per annum under any applicable Default Rate), plus (B) the amount of interest paid in cash to the 2023 Term Loan Lenders to be paid on the date of such prepayment on such principal amount being paid, repaid or redeemed (excluding, for the avoidance of doubt, any interest accrued at the additional 2.00% per annum under any applicable Default Rate), plus (C) the amount of Exit Fee paid to the 2023 Term Loan Lenders prior to such date.

“Exit Fee 2024” means (1) with respect to a partial payment, repayment or redemption of the outstanding 2024 Term Loans, the product of (x) the positive difference (if any), as of such date, of (i) the 2024 Term Loan Commitments of the 2024 Term Loan Lenders as of the Sixth Amendment Effective Date plus any PIK Fee Amount (and without giving effect to any subsequent repayments or reductions in such 2024 Term Loan Commitment amount) multiplied by 20.00% less (ii) the sum of (A) the aggregate amount of interest paid in cash to the 2024 Term Loan Lenders prior to such date on such principal amount being paid, repaid or redeemed (excluding, for the avoidance of doubt, any interest accrued at the additional 2.00% per annum under any applicable Default Rate), plus (B) the amount of interest paid in cash to the 2024 Term Loan Lenders to be paid on such date on such principal amount being paid, repaid or redeemed (excluding, for the avoidance of doubt, any interest accrued at the additional 2.00% per annum under any applicable Default Rate) multiplied by (y) (i) the principal amount of 2024 Term Loans being partially repaid, prepaid or redeemed in cash on such date divided by (ii) the 2024 Term Loan Commitments of the 2024 Term Loan Lenders as of the Sixth Amendment Effective Date plus any PIK Fee Amount (and without giving effect to any subsequent repayments or reductions in such 2024 Term Loan Commitment amount) and (2) with respect to a payment, repayment or redemption of all outstanding 2024 Term Loans in full, the positive difference (if any), as of such date, of (i) the 2024 Term Loan Commitments of the 2024 Term Loan Lenders as of the Sixth Amendment Effective Date plus any PIK Fee Amount (and without giving effect to any subsequent repayments or reductions in such 2024 Term Loan Commitment amount) multiplied by 20.00% less (ii) the sum of (A) the aggregate amount of interest paid in cash to the 2024 Term Loan Lenders prior to the date of such prepayment on such principal amount being paid, repaid or redeemed (excluding, for the avoidance of doubt, any interest accrued at the additional 2.00% per annum under any applicable Default Rate), plus (B) the amount of interest paid in cash to the 2024 Term Loan Lenders to be paid on the date of such prepayment on such principal amount being paid, repaid or redeemed (excluding, for the avoidance of doubt, any interest accrued at the additional 2.00% per annum under any applicable Default Rate), plus (C) the amount of Exit Fee 2024 paid to the 2024 Term Loan Lenders prior to such date.

“Exit Fee Event” has the meaning assigned to it in Section 2.5(c).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

”Fee Letter” means (a) that certain Fee Letter, dated as of the February 17, 2022, by and between Parent, Borrower and the Initial Lenders, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, (b) that certain Amendment Number One Fee Letter, dated as of the First Amendment Effective Date (the “Amendment Number One Fee Letter”), by and between Parent, Borrower and the Lenders party thereto, as the same may be further amended and restated, replaced, supplemented or otherwise modified from time to time ~~and/or~~, (c) that certain Limited Consent Fee Letter, dated as of May 5, 2023, by and between Parent, Borrower and the Lenders party thereto, as the same may be further amended and restated, replaced, supplemented or otherwise modified from time to time and/or (d) that certain Amendment Number Six Fee Letter, dated as of the Sixth Amendment Effective Date (the “Amendment Number Six Fee Letter”), by and between Parent, Borrower and the Lenders party thereto, as the same may be further amended and restated, replaced, supplemented or otherwise modified from time to time and/or, as the context may require.

“Fifth Amendment Effective Date” means December 28, 2023.

“First Amendment Effective Date” means May 26, 2022.

“Flood Laws” means all Applicable Law relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Law related thereto.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Fourth Amendment Effective Date” means Fourth Amendment Effective Date as defined in Amendment Number Four.

“Free Trade Amount” has the meaning assigned to it in Section 14.1(f).

“Fuel Tax Credits” mean the tax credits, and the rights to claim such tax credits, available for producing, blending or using Renewable Product available under applicable law, including, but not limited to tax credits available under Sections 40A, 40B, 45Z and 6426 of Title 26 of the U.S. Code.

“Fund” means any Person (other than a natural Person), fund, commingled investment vehicle or managed account that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funds Flow Memorandum” shall mean (a) that certain funds flow memorandum to be dated the Closing Date and executed and delivered by the Borrower to the Agent in connection with the application of Initial Term Loan proceeds on the Closing Date, which funds flow memorandum shall be in form and substance reasonably satisfactory to the Initial Lenders, (b) that certain funds flow memorandum to be dated the First Amendment Effective Date and delivered by the Borrower to the Agent in connection with the application of Additional Term Loan proceeds on the First Amendment Effective Date, which funds flow memorandum shall be in form and substance reasonably satisfactory to the Lenders ~~and~~, (c) that certain funds flow memorandum to be dated the Fifth Amendment Effective Date and delivered by the Borrower to the Agent in connection with the application of 2023 Term Loan proceeds on the Fifth Amendment Effective Date, which funds flow memorandum shall be in form and substance reasonably satisfactory to the Lenders~~.~~ and (d) that certain funds flow memorandum to be dated the Sixth Amendment Effective Date and delivered by the Borrower to the Agent in connection with the application of 2024 Term Loan proceeds on the Sixth Amendment Effective Date, which funds flow memorandum shall be in form and substance reasonably satisfactory to the Lenders.

“GAAP” means, as of any date of determination, generally accepted accounting principles as then in effect in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“GDPR” means the European Union General Data Protection Regulation, Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 of the European Parliament and the Council of the European Union and all regulations promulgated thereunder.

“Governmental Authority” means (a) any United States federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other similar non-governmental authority to whose jurisdiction that Person has consented.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning given to such term in Section 13.1.

“Guarantor Joinder Agreement” means the agreement substantially in the form of Exhibit B-2 hereto.

“Guarantors” has the meaning given to such term in the preamble.

“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article 13 in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.11, in each case, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Materials” means (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is defined, designated, identified or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under, or for which liability or standards of care are imposed by, any Environmental Law; and (b) any petroleum, petroleum distillate or petroleum-derived substances or products, crude oil, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil or natural gas, radon, radioactive materials or wastes, per- and polyfluoroalkyl substances, asbestos or asbestos-containing materials, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Heartland Consent” means that certain Limited Consent, dated January 31, 2023, by and among the Borrower, the Agent and the Lenders party thereto.

“Heartland Election Notice” has the meaning ascribed to such term in clause (g) of the definition of “Permitted Indebtedness” contained herein.

“Heartland Indebtedness” has the meaning ascribed to such term in clause (g) of the definition of “Permitted Indebtedness” contained herein.

“Heartland Purchase Agreement” means that certain Purchase and Sale Agreement dated as of February 25, 2022, between Vertex Splitter Corporation and Tensile-Vertex Holdings LLC, as amended, restated, amended and restated, supplemented or otherwise modified after the date thereof.

“Heartland ROFR” has the meaning ascribed to such term in clause (g) of the definition of “Permitted Indebtedness” contained herein.

“Heartland ROFR Notice” has the meaning ascribed to such term in clause (g) of the definition of “Permitted Indebtedness” contained herein.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Loan Party arising under, owing pursuant to, or existing in respect of Hedging Agreements entered into with one or more of the Hedge Providers; provided that Hedge Obligations shall not include any obligations (including, without limitation, any Transaction Obligations and Related Hedges (in each case, under and as defined under the Intermediation Facility (as in effect on the Closing Date)) under any Intermediation Facility Document, including, without limitation, by virtue of setoff or indemnification rights under the Intermediation Facility Documents.

“Hedge Provider” means any Bank Product Provider that is a party to a Hedging Agreement with a Loan Party or otherwise provides Bank Products under clause (f) of the definition thereof.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, in each case, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time; provided that, notwithstanding anything to the contrary, Intermediation Facility Documents shall not constitute a Hedging Agreement hereunder.

“Highbridge Lenders” means each of the Lenders party hereto that are managed by Highbridge Capital Management, LLC.

“Idemitsu” means Idemitsu Apollo Renewable Corporation, a Delaware corporation.

“Idemitsu Intercreditor Agreement” means the Intercreditor Agreement, by and between the Agent, Idemitsu, and acknowledged by the Loan Parties, as required by the Omnibus Amendment.

“Idemitsu Product Offtake Agreement” means that certain Master Offtake Agreement by and between ~~Vertex~~ Renewables ~~Alabama LLC~~AL as successor-in-interest to Vertex Refining Alabama LLC and Idemitsu Apollo Renewable Corp., dated as of February 4, 2022.

“Idemitsu Security Agreement” means that certain Security Agreement, dated as of May 24, 2024, by and between Renewables AL and Idemitsu.

“Incremental Amendment” has the assigned to it in Section 2.13(e)(i).

“Incremental Effective Date” has the assigned to it in Section 2.13(a).

“Incremental Facility” has the assigned to it in Section 2.13(a).

“Incremental Term Loan” has the assigned to it in Section 2.13(a).

“Incremental Term Loan Commitment” has the assigned to it in Section 2.13(a).

“Incremental Term Loan Lenders” has the assigned to it in Section 2.13(e).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including interest whether charged at the Applicable Rate or otherwise) or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, including any earn-out obligations, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and not more than sixty (60) days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such Person (not in duplication of any other clause of this definition), (h) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (i) all obligations of such Person as an account party in respect of letters of credit, (j) all obligations of such Person in respect of bankers’ acceptances, (k) obligations in respect of Disqualified Equity Interests, and (l) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise. The amount of any Indebtedness of any Person in respect of a Hedging Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended calendar quarter of such Person, based on the assumption that such Hedging Agreement had terminated at the end of such calendar quarter. In making such determination, if any agreement relating to such Hedging Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined, in each case to the extent that such agreement is legally enforceable in Insolvency Proceedings against the applicable counterparty thereof. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venture; provided that Indebtedness will not be deemed to include obligations incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction (including any proceeds held in an escrow, trust, collateral or similar account or arrangement for a period of no longer than 30 days (or such longer period to which the Required Lenders may reasonably agree).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Amount” means the Independent Amount as defined in the Independent Amount Letter (as defined in the A&R Intercreditor Agreement) or the Independent Amount as defined in the Renewables Independent Amount Letter (as defined in the A&R Intercreditor Agreement).

“Initial Lender” means each of the Whitebox Lenders, the Highbridge Lenders, the BlackRock Lenders, Chambers Energy Capital IV, LP, CrowdOut Credit Opportunities Fund LLC, and CrowdOut Capital LLC.

“Initial Term Loan” means the term loan funded by the Lenders to the Borrower on the Closing Date pursuant to Section 2.1(a) in an aggregate amount equal to the Initial Term Loan Commitment.

“Initial Term Loan Commitment” means as to each Initial Lender, its obligation to make the Initial Term Loans to the Borrower, on the Closing Date, in the amount opposite such Lender’s name on Schedule 2.1(a) in an aggregate amount not to exceed $125,000,000. For the avoidance of doubt, as of the Fifth Amendment Effective Date, the Initial Term Loan Commitment equals $0.

“Initial Warrants” means the warrants to purchase shares of common stock of Parent issued by Parent to the Initial Lenders (or at the Initial Lender’s option, an Affiliate or Approved Fund of such Initial Lender) on the Closing Date pursuant to Section 2.11, which warrants are governed by and subject to the terms of the Warrant Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law (domestic or foreign), including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means, with respect to any Person as of any date of determination, that (a) the sum of the debt (including contingent liabilities existing as of the Closing Date) of such Person and its subsidiaries (on a consolidated basis) exceeds the present fair saleable value of the present assets of such Person and its subsidiaries (on a consolidated basis), (b) the capital of such Person and its subsidiaries (on a consolidated basis) is not unreasonably small in relation to its business as of such date or as contemplated as of such date, (c) such Person and its subsidiaries have incurred, or reasonably believe that they will incur, debts beyond their ability to pay such debts as they mature or, in the case of contingent liabilities, otherwise become payable, or (d) such Person is not “solvent” or is “insolvent”, as applicable within the meaning given those terms and similar terms under Applicable Law relating to fraudulent transfers and conveyances.

“Intellectual Property” means all of a Person’s right, title, and interest in and to the following: Copyrights, Trademarks and Patents (including registrations and applications therefor prior to granting, and whether or not filed, recorded or issued); domain names; all trade secrets and related rights, including without limitation rights to unpatented inventions, know-how and manuals; all design rights; claims for damages by way of past, present and future infringement of any of the rights included above; all amendments, renewals and extensions of any Copyrights, Trademarks or Patents; all licenses or other rights to use any of the foregoing and all license fees and royalties arising from such use; and all proceeds and products of the foregoing.

“Intellectual Property Security Agreement” means the agreement substantially in the form of Exhibit F hereto, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of April 1, 2022, executed by the Parent, the Borrower, and the Subsidiary Guarantors in favor of the Agent, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” means the A&R Intercreditor Agreement or any Market Intercreditor Agreement or other intercreditor agreement entered into from time to time by the Loan Parties, Agent and other secured parties party thereto, in each case as amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Intercreditor Provisions” has the meaning assigned to it in Section 8.16.

“Intermediation Facility” means ~~(x)~~ the Refining Intermediation Facility, ~~(y) the Renewables Intermediation Facility, and (z) any other intermediation, monetization, supply and offtake or similar arrangement entered into by any Loan Party, that provides for the purchase and/or sale or the financing of any Loan Party of Intermediation Facility Priority Collateral, and the transactions contemplated thereby and entered into thereunder and in connection therewith, in each case,~~ as amended, amended and restated, replaced, supplemented or otherwise modified from time to time, subject to an Intercreditor Agreement.

“Intermediation Facility Agent” means the Intermediation Facility Secured Party (as defined therein), any Intermediators and/or any agent or representative acting for the Intermediators under an Intercreditor Agreement.

“Intermediation Facility Documents” means the agreements documenting ~~an~~the Intermediation Facility between a Loan Party, the Intermediators and any Intermediation Facility Agent, in each case, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Intermediation Facility Priority Collateral” means the Intermediation Facility Priority Collateral ~~and/or the Renewables Intermediation Facility Priority Collateral, each~~, as defined in the A&R Intercreditor Agreement, as the context requires.

“Intermediation Facility Secured Parties” means any Intermediation Facility Agent and all other holders, from time to time, of any Intermediation Facility Obligations (as defined in the A&R Intercreditor Agreement) (each, an “Intermediation Facility Secured Party”).

“Intermediators” means Macquarie Energy North America Trading Inc. ~~and any other financing providers under any Intermediation Facility (including any replacement or refinancing of thereof), as the case may be.~~

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Inventory” means “inventory” as defined in the Code, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of any Loan Party, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and each Loan Party’s Books relating to any of the foregoing.

“Investment” means any beneficial equity ownership in any Person (including stock, partnership interest or other securities), any purchase or other acquisition of debt or other securities of any Person, any loan, advance or capital contribution to, or Guarantee or assumption of debt of, any Person (including any partnership or joint venture interest in any Person), or the purchase or other acquisition (in one transaction or series of transactions) of all or substantially all of the property and assets or business of any Person or assets constituting a business unit, line of business or division of any Person.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party .

“IRS” means the United States Internal Revenue Service.

“June 28 Payment” has the meaning set forth in Amendment Number Six.

“Knowingly” has a correlative meaning of undertaking an action with Knowledge.

“Knowledge” means, with respect to a Person, the knowledge of the individuals of such Person, including a Responsible Officer, who have the responsibility for any day-to-day decision making, or legal, operational, or financial affairs of such Person, which knowledge shall include any and all facts and other information of such Person actually knew or reasonably should have known in accordance with all applicable industry standards and commercially reasonable prudence and diligence.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender Expenses” means all reasonable and reasonably documented out-of-pocket costs or expenses (including reasonable attorneys’ fees and expenses), incurred by Agent or any Lender in connection with the preparation, negotiation, administration, any Default or Events of Default, and enforcement of the Loan Documents (including without limitation the reasonable and documented legal fees and expenses of (i) Sidley Austin LLP, counsel for the Lender group (and one local counsel in each applicable jurisdiction, for the Lenders as a group and the Agent), (ii) Shipman & Goodwin LLP, counsel to the Agent, and (iii) Clifford Chance LLP, as special counsel for the Blackrock Lenders with scope of role and limitations as agreed by Blackrock and the Borrower), including any amendments, modifications, consents and waiver to and/or under any and all Loan Documents; any public record searches conducted by or at the request of Agent from time to time, including without limitation, title investigations, public records searches, pending litigation and tax lien searches and searches for applicable corporate, limited liability, partnership and related records; reasonable Collateral audit fees incurred by Agent or any Lender; and Agent’s and any Lender’s reasonable attorneys’ fees and expenses incurred before, during and/or after an Insolvency Proceeding (i) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral; or (ii) maintaining, amending, enforcing, collecting, performing (including any workout or restructuring) or defending the Loan Documents; or incurred in any other matter or proceeding relating to the Loan Documents (including in all cases, without limit, court costs, legal expenses and reasonable attorneys’ fees and expenses, whether or not suit is instituted, and, if suit is instituted, whether at trial court level, appellate court level, in a bankruptcy, probate or administrative proceeding or otherwise).

“Lender Group” has the meaning assigned to it in Section 14.1(b).

“Lien” means any pledge, bailment, lease, mortgage, deed of trust (or similar instrument), hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance, preference, priority or other lien (statutory or otherwise) in favor of any Person.

“Loan and Security Agreement” means this Agreement.

“Loan Documents” means, collectively, this Agreement, Amendment Number One, Amendment Number Two, Amendment Number Three, Amendment Number Four, Amendment Number Five, Amendment Number Six, the Heartland Consent, each Note, the Warrants, the Warrant Agreement, the Additional Warrant Agreement, the 2023 Warrant Agreement, the 2024 Warrant Agreement, the Registration Rights Agreement, the 2023 Registration Rights Agreement, the 2024 Registration Rights Agreement, the Agent Fee Letter, the Fee Letter, the Commitment Letter, any Borrower Joinder Agreement, any Guarantor Joinder Agreement, each Notice of Borrowing, the Collateral Documents, any Subordination Agreement and all other documents, instruments and agreements executed or delivered by any Loan Party to or for the benefit of Agent and Lenders in connection with this Agreement, all as amended or extended from time to time, including for the avoidance of doubt, any other agreements, consents or waivers entered into which are designated therein as a “Loan Document”.

“Loan Party” means the Borrower and each Guarantor.

~~“Macquarie BONY Account” means that certain deposit account of Vertex Renewables Alabama LLC held at Bank of New York and subject to an account control agreement in favor of Macquarie Energy North America Trading Inc.~~

“Low Carbon Fuel Standard” or “LCFS” means the regulations, orders, decrees and standards issued by CARB or other applicable governmental authority implementing or otherwise applicable to the Low Carbon Fuel Standard set forth in the California Code of Regulations at Title 17, §§ 95480 et seq., and each successor regulation, as may be subsequently amended, supplemented or restated from time to time.

“Market Intercreditor Agreement” means any intercreditor agreement in form and substance reasonably acceptable to the Required Lenders, the Borrower and the other secured parties party thereto establishing, among other things, the relative Lien and payment priorities of the Secured Obligations vis-à-vis other Permitted Indebtedness (i.e., whether that the holder of such Permitted Lien will have a first priority lien in such Collateral), and terms relating to the control of remedies; provided that in no event shall the A&R Intercreditor Agreement be considered precedent for any Market Intercreditor Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets, liabilities, prospects or condition (financial or otherwise) of Parent and the other Loan Parties taken as a whole, (ii) the ability of Borrower to repay the Secured Obligations or any Loan Party to otherwise perform its obligations under the Loan Documents, or (iii) the validity, perfection or priority of, or any impairment to, Agent’s security interests in the Collateral or Agent’s right to enforce any of its rights or remedies with respect to the Secured Obligations.

“Material Contracts” means any contract or agreement (whether written or oral) to which any Loan Party is a party where the aggregate consideration payable to or by such Loan Party pursuant to the terms of such contract or agreement exceeds 10% of such Loan Party’s expenditures for contracts or agreements of such type, with the types of “expenditures” being (A) Revenue, (B) costs and (C) operating expenditures, as amended, restated, supplemented or otherwise modified from time to time.

“Matheson Documents” means, collectively, as amended, restated, supplemented or otherwise modified from time to time, (i) the Hydrogen and Steam Supply Agreement by and between Borrower and Matheson Tri-Gas, Inc., as successor in interest to Linde Gas LLC, dated as of June 11, 2022; (ii) the A&R Hydrogen and Steam Supply Agreement by and between Vertex Refining Alabama LLC, as successor in interest to Shell Chemical LP, and Matheson Tri-Gas, Inc., as successor in interest to Linde Gas LLC, dated as of January 12, 2006 and amended as of March 31, 2020; and (iii) the Ground Lease Agreement by and between Vertex Refining Alabama LLC as successor in interest to Linde Gas LLC and Matheson Tri-Gas, Inc. as successor in interest to Shell Chemical LP, dated as of January 12, 2006.

“Maturity Date” means April 1, 2025; provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Mechanical Completion” has the meaning set forth in the Construction Agreement (as in effect on the Closing Date).

“Mobile Refinery” means that certain refinery and related assets in Mobile, Alabama to be purchased pursuant to the Mobile Refinery Acquisition Agreement.

“Mobile Refinery Acquisition” means the consummation of the purchase of the Mobile Refinery from Shell on terms satisfactory to the Initial Lenders pursuant to the terms of the Mobile Refinery Acquisition Agreement.

“Mobile Refinery Acquisition Agreement” means that certain Sale and Purchase Agreement by and between Borrower (as successor in interest to Vertex Energy Operating, LLC, a Texas limited liability company), as the Buyer, and Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Chemical LP, and Shell Oil Company, as Sellers.

“Mortgage” means a mortgage, deed of trust, trust deeds, or deed to secure debt, in form and substance reasonably satisfactory to the Required Lenders, made by a Loan Party in favor of Agent for the benefit of Agents and the Lenders, securing the Secured Obligations and delivered to Agent, in each case, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years has made or been obligated to make contributions.

“Myrtle Grove Purchase Agreement” means that certain Purchase and Sale Agreement dated as of February 25, 2022, between Vertex Splitter Corporation, Tensile – Vertex Holdings LLC and Tensile-Myrtle Grove Acquisition Corporation, as amended, restated, amended and restated, supplemented or otherwise modified from time to time following the date thereof.

“Negotiable Collateral” means all Collateral of which any Loan Party is a beneficiary, including, letters of credit, notes, drafts, instruments, securities, documents of title, and chattel paper, and such Loan Party’s Books relating to any of the foregoing.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by Parent or any Subsidiary in respect of any Transfer, Equity Issuance, or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Transfer or any Involuntary Disposition, the amount necessary to retire any Indebtedness permitted to be incurred hereunder and secured by a Permitted Lien (ranking senior to any Lien of the Agent) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by Parent or any Subsidiary in any Transfer, Equity Issuance, or Involuntary Disposition.

“New Facility” has the meaning specified therefor in Section 6.14(c).

“Non-Consenting Lender” has the meaning specified therefor in Section 14.15.

“Non-LSA Hedges” has the meaning specified therefor in clause (m) of “Permitted Liens”.

“Note” means a secured promissory note in favor of a Lender in substantially the form of Exhibit E.

“Notice of Borrowing” means a notice of borrowing of a Term Loan pursuant to the terms of this Agreement in substantially the form of Exhibit D.

“NS Disposition” means the Transfer of certain real property and improvements thereon located at or near Saraland, Mobile County, Alabama by the Borrower to Norfolk Southern Railway Company pursuant to a purchase and sale agreement substantially in the form delivered to the Agent and the Lenders prior to the Fifth Amendment Effective Date.

“Obligations” means all debt, principal, interest, fees, charges, indemnities, Lender Expenses, PIK Fee Amounts, Exit Fee, Exit Fee 2024, Prepayment Premium and other amounts owing by Borrower or any other Loan Party to Agent or a Lender of any kind and description whether arising under or pursuant to or evidenced by the Loan Documents, regardless of how such obligation arises or by what Loan Document it may be evidenced, whether or not for the payment of money, whether direct or indirect, matured or unmatured, absolute or contingent, primary or secondary, liquidated or unliquidated, disputed or undisputed, joint, joint and several, legal, equitable, secured or unsecured, due or to become due, now existing or hereafter arising, including the principal and interest due with respect to the Term Loans and any PIK Fee Amounts, and further including all Lender’s Expenses that Borrower or any other Loan Party is required to pay or reimburse by the Loan Documents, by law, or otherwise, whether or not any claim for such Indebtedness, liability or obligation is discharged, stayed or otherwise affected by any proceeding under any Debtor Relief Law.

“OFAC” means Office of Foreign Assets Control of the U.S. Treasury Department.

“Offer” has the meaning assigned to it in Section 14.1(f).

“OID” means original issue discount.

“Omnibus Amendment” means that certain Omnibus Amendment and Waiver, dated as of June 3, 2024, by and among Parent, Borrower, the other Subsidiary Guarantors, Agent and the Lenders.

“Ordinary Course Acquisition” means an acquisition (whether in a single transaction or related series of transactions) in the ordinary course of Property (including goods, materials, supplies, inventory, equipment and other personal Property) consumable or useful in the operation of the business of the Loan Parties (taken as a whole) not to exceed an aggregate amount equal to $10,000,000 per calendar year; provided that in no event shall an event that could otherwise be considered an Approved Acquisition under clauses (a), (c) or (d) of the definition thereof be considered an Ordinary Course Acquisition.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction), (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” has the meaning given to such term in preamble to this Agreement.

“Participant” has the meaning specified in Section 14.1(e).

“Participant Register” has the meaning specified in Section 14.1(e).

“Patents” means all issued patents, patent applications and like protections including without limitation rights and privileges arising under Applicable Law with respect thereto (in the United States), inventions, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Intangible” means any “payment intangible” as defined in the Code.

“Payment Recipient” has the meaning assigned to it in Section 12.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

“Pension Plan” means any “employee benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA or Sections 412 of the Internal Revenue Code or Section 302 of ERISA, and which is or was, within the preceding six years, maintained, or required to be contributed to, a Loan Party or any ERISA Affiliate.

“Permitted Equity Issuance” means (a) any Equity Issuance pursuant to any employee, director or consultant option program, benefit plan or compensation program or agreement, (b) any Equity Issuance by a Loan Party to Parent, the Borrower or another Loan Party, (c) any Equity Issuance related to the Warrants, (d) any Equity Issuance to fund all or a portion of the purchase price of any (i) Approved Acquisition, (ii) any Permitted Investment, or (iii) any capital expenditures permitted hereunder, (e) any Equity Issuance pursuant to the Existing Convertible Notes, and (f) any Specified Equity Issuance.

“Permitted Indebtedness” means the following:

(a)       Indebtedness of any Loan Party in favor of Agent or a Lender arising under this Agreement or any other Loan Document;

(b)       Indebtedness existing on the Closing Date and disclosed in Section 8 of the Disclosure Letter;

(c)       Indebtedness consisting of: (i) capital leases; (ii) Permitted Investments allowed pursuant to clause (f) of the definition of Permitted Investments; and (iii) purchase money obligations for fixed or capital assets within the limitations set forth in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment and software financed with such Indebtedness; provided further, that the annual payments with respect to Indebtedness permitted by this clause (c) shall not exceed $9,000,000 per year and further provided that, if requested by the Required Lenders, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Required Lenders; provided that no Loan Party shall be deemed in breach of this provision if the applicable holder of such Indebtedness does not deliver such Collateral Access Agreement;

(d)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is promptly extinguished;

(e)       Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(f)       to the extent constituting Indebtedness, unsecured guarantees by Parent or Vertex Operating in favor of a credit provider to VRM-LA in respect of obligations of VRM-LA in an amount not to exceed $5,000,000 in the aggregate;

(g)       to the extent constituting Indebtedness, the obligations under the Acquisition Side Letter and any Indebtedness necessary to fund the Loan Parties obligations under subclause (a) of Section 1A thereof (such Indebtedness, the “Heartland Indebtedness”), provided that (x) (i) the applicable Loan Party shall provide written notice (the “Heartland ROFR Notice”) to the Lenders offering the Lenders a right of first refusal (the “Heartland ROFR”) to provide the Heartland Indebtedness (which, for the avoidance of doubt, shall not impose any requirement on any such Lender to provide (or commit to provide) the Heartland Indebtedness) through the establishment of one or more term loan commitments under this Agreement on terms substantially similar to the Term Loans or as otherwise mutually agreed, (ii) the Lenders shall have 15 days following receipt of such notice to accept or decline the Heartland ROFR by notice to the applicable Loan Party (the “Heartland Election Notice”); provided, however, if the Lenders do not respond in such 15 day period following the Heartland ROFR Notice, it shall be deemed that the Lenders have declined such Heartland ROFR, (iii) (x) if the Lenders accept the Heartland ROFR, the Lenders and Loan Parties shall use commercially reasonable efforts to close and fund the Heartland Indebtedness within 20 days of the Heartland Election Notice or (y) if the Lenders decline or are deemed to have declined the Heartland ROFR, then such Loan Party shall be permitted to engage alternate financing sources in connection with the Heartland Indebtedness; provided that any such Indebtedness be on terms reasonably satisfactory to the Required Lenders and, if intended to be secured by Collateral, be subject to a Market Intercreditor Agreement.

For the avoidance of doubt, as of the First Amendment Effective Date, any and all obligations of the Loan Parties under this clause (g) shall be deemed to have been satisfied in all respects, in accordance with the terms hereof and no further Indebtedness shall be permitted to be incurred under this clause (g).

(h)       Indebtedness of any Loan Party arising from Bank Products provided by Bank Product Providers; provided that in the case of Hedge Obligations (i) such obligations are (or were) entered into by such Person in the ordinary course of business and not for purposes of speculation and (ii) such Hedging Agreement does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(i)       Indebtedness consisting of the financing of insurance premiums contemplated by clause (~~h~~i) of the definition of “Permitted Liens”;

(j)       unsecured Indebtedness to trade creditors in the ordinary course of business which is more than 90 days past due (unless such Indebtedness is being contested in good faith by appropriate proceedings and for which the Loan Parties have set aside on their Books adequate reserves in accordance with GAAP) not to exceed at any time outstanding more than $250,000 (for clarity all unsecured Indebtedness to trade creditors in the ordinary course of business which is less than sixty (60) days past due is permitted);

(k)      other obligations of any kind not to exceed at any time outstanding more than $1,000,000;

(l)       Indebtedness of the Loan Parties with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business requiring no more than $3,000,000 per year in premiums and/or penalty payments;

(m)     intercompany Indebtedness by and among Parent and its Subsidiaries (subject to clauses (d) and (j) of the definition of “Permitted Investments”);

(n)      to the extent constituting Indebtedness, any Specified Equity Issuance;

(o)      purchase price adjustments, indemnity payments and earn-outo obligations in connection with any Approved Acquisition (to the extent not in excess of the consideration limitations set forth in the definition thereof);

(p)      Subordinated Debt, so long as such Subordinated Debt is on then current market terms (as reasonably determined by the Borrower in consultation with the Required Lenders);

(q)      advances or deposits received in the ordinary course of business from customers or vendors;

(r)       [reserved];

(s)      solely to the extent constituting Indebtedness, obligations, including deferred payment obligations, of and incurred by any Loan Party in favor of an Intermediation Facility Secured Party under any Intermediation Facility (including the Refining Intermediation Facility ~~and the Renewables Intermediation Facility~~), subject to the terms of an Intercreditor Agreement and, notwithstanding Section 7.16(b), any refinancings, refundings, renewals or extensions thereof; provided that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination, standstill and related terms (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate; provided, further, that (i) all documentation therefor shall be in form and substance reasonably acceptable to the Required Lenders and (ii) the parties shall have entered into, and such Indebtedness shall be subject to a Market Intercreditor Agreement;

(t)       guarantees in respect of any Permitted Indebtedness; and

(u)       solely to the extent permitted under Section 7.16(b), extensions, refinancings, modifications, amendments and restatements of Indebtedness incurred pursuant to clauses (b) and (c) above (other than the Existing Convertible Notes), provided that (i) the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon any Loan Party or other applicable Loan Party, as the case may be, (ii) the maturity and Weighted Average Life to Maturity with respect to any Indebtedness incurred pursuant to clauses (b) and (c) above in this definition is not shortened in connection with any such extensions, refinancings, modifications, amendments and restatements, (iii) such Indebtedness shall have the same obligors as the Indebtedness so extended, refinanced, modified, amended or restated, (iv) to the extent unsecured, any such extended, refinanced, modified, amended or restated Indebtedness shall remain unsecured, and (v) with respect to any such extensions, refinancings, modifications, amendments and restatements of the Existing Convertible Notes, such Indebtedness shall be on then current market terms (as reasonably determined by the Borrower in consultation with the Agent and the Required Lenders).

“Permitted Investment” means:

(a)       Investments existing on the Closing Date disclosed in Section 1 of the Disclosure Letter;

(b)       Investments constituting cash and Cash Equivalents, provided such cash and Cash Equivalents are in accounts which are subject to a Control Agreement in favor of Agent to the extent required under Section 7.11 of this Agreement;

(c)       Investments accepted in connection with Permitted Transfers;

(d)       Investments among Loan Parties;

(e)       Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Loan Parties’ business;

(f)       Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of Parent or the proceeds from the issuance thereof; provided that Investments in Subsidiaries that have not signed a Borrower Joinder Agreement or Guarantor Agreement shall not exceed $200,000 in the aggregate during the term of this Agreement;

(g)       Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business in an aggregate amount not to exceed $100,000 per fiscal year, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of any Loan Party pursuant to employee stock purchase plans or agreements approved by Parent’s Board of Directors in an aggregate amount not to exceed $250,000 per fiscal year;

(h)      Approved Acquisitions; provided that if any Person is acquired or becomes a Subsidiary pursuant to such transactions, such Person shall comply with Sections 6.11 and 6.12 of this Agreement;

(i)       Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(j)       so long as no Default or Event of Default has occurred and is continuing or would result from such Investment, Investments in Subsidiaries that have not signed a Borrower Joinder Agreement or Guarantor Agreement not to exceed $200,000 in the aggregate during the term of this Agreement;

(k)      Investments in accounts at financial institutions; provided, that such accounts are permitted pursuant to Section 7.11 and Agent has a perfected security interest in the amounts held in such deposit accounts as required pursuant to Section 7.11;

(l)       Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; provided that this clause shall not apply to Investments of Parent in any Subsidiary;

(m)     Investments held by any Person as of the date such Person is acquired in connection with an Approved Acquisition; provided that such Investments were not made, in any case, by such Person in connection with, or in contemplation of, such Approved Acquisition;

(n)      deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business, and other deposits made in connection with the incurrence of Permitted Liens;

(o)       Investments by any Loan Party to the extent constituting Permitted Indebtedness hereunder (for the avoidance of doubt, other than clause (m) thereof);

(p)       [reserved]; and

(q)       Investments not otherwise expressly permitted hereunder in an amount not to exceed $250,000 per fiscal year.

“Permitted Liens” means the following:

(a)       Liens existing on the Closing Date and disclosed in Section 8 of the Disclosure Letter;

(b)       Liens for taxes, fees, assessments or other governmental charges or levies that are delinquent and for which the applicable Loan Party maintains adequate reserves;

(c)       Liens on fixed or capital assets or on Real Property of any Loan Party which secure Indebtedness permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets, and (iii) such Liens shall attach only to the assets or Real Property acquired, improved or refinanced with such Indebtedness and shall not extend to any other property or assets of the Loan Parties;

(d)       Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien (i) shall be limited to the property encumbered by the existing Lien, (ii) shall not exceed the principal amount and interest rate of the indebtedness being extended, renewed or refinanced and (iii) the term for payment, the maturity and Weighted Average Life to Maturity with respect to items listed in clause (a) above in this definition shall not decrease in connection with any such extension, renewal or refinancing;

(e)       Non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business and not materially interfering with the business of the Parent or any of its Subsidiaries;

(f)       Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or Section 8.6;

(g)       Liens in favor of other financial institutions arising in connection with Loan Parties’ deposit accounts or securities accounts held at such institutions to secure standard fees for services charged by, but not financing made available by such institutions; provided that Agent, for itself and the benefit of Lenders has a perfected security interest in the amounts held in such accounts to the extent required under Section 7.11 of this Agreement;

(h)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(i)       Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;

(j)       Liens on deposits securing obligations with suppliers entered into in the ordinary course of business and deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(k)       statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens attach only to Inventory and secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same;

(l)       ~~(i)~~ Liens in favor of any Intermediation Facility Secured Parties arising under ~~any Intermediation Facility Documents (including~~ the Refining Intermediation Facility Documents ~~and the Renewables Intermediation Facility Documents)~~ to secure Permitted Indebtedness under clause (s) of the definition thereof subject to the terms of ~~an~~ the A&R Intercreditor Agreement~~, (ii) Liens to secure Permitted Indebtedness under clause (r) of the definition thereof, including first priority liens in collateral typical of asset based or working capital facilities with respect to the Loan Parties’ current or future marine fuels business (including, without limitation, the gathering, blending, purchasing, and selling of marine fuels and blendstocks), legacy businesses and other fuels-related businesses (which collateral will not include (x) cash of the Loan Parties and (y) property and assets of the Borrower and Vertex Renewables Alabama LLC) subject to a Market Intercreditor Agreement, and (iii) [reserved];~~;

(m)       Liens in favor of a Bank Product Provider securing Bank Product Obligations constituting Permitted Indebtedness under clause (h) of the definition thereof but not constituting Secured Obligations hereunder (any such obligations, “Non-LSA Hedges”); provided that the value of collateral securing such Bank Product Obligations shall not exceed $7,500,000 at any time outstanding less any cash collateral held in Excluded Accounts under clause (c) of the definition thereof; provided further that any such Liens are subject to a Market Intercreditor Agreement;

(n)       Liens arising from the filing of any financing statement on operating leases, to the extent such operating leases are permitted under this Agreement;

(o)       Liens to secure workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business;

(p)       Liens on property of a Person existing at the time such Person is acquired in connection with an Approved Acquisition; provided that (i) such Liens were not created in contemplation of such Approved Acquisition, (ii) such Liens do not extend to any assets other than those of such Person, and (iii) the applicable Indebtedness or obligation secured by such Lien is not prohibited under this Agreement;

(q)        Liens on any earnest money deposits required in connection with an Approved Acquisition;

(r)        the replacement, extension or renewal of any Lien permitted by clauses (a) through (q) above (but without duplication thereof) upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby under clause (u) of Permitted Indebtedness;

(s)       Liens granted in favor of the Agent to secure the Secured Obligations;

(t)        Liens granted ~~in favor of any other Loan Party required by each of the Idemitsu Product Offtake Agreement or the Renewables~~(i) under the Idemitsu Security Agreement, subject to the Idemitsu Intercreditor Agreement, (ii) with respect to the Refining Intermediation Facility, ~~or~~ subject to the A&R Intercreditor Agreement and (iii) with respect to Indebtedness permitted under clause (m) of Permitted Indebtedness, subject to the Intercompany Subordination Agreement;

(u)       Leases and rights of usage granted to Matheson Tri-Gas, Inc. pursuant to the Matheson Documents; and

(v)       other Liens (not otherwise enumerated in this defined term) securing Indebtedness not exceeding $1,000,000 in the aggregate outstanding at any time.

“Permitted Tax Distributions” means:

(a)       for any taxable period in which Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), distributions by a Loan Party to such direct or indirect parent of such Loan Party (in each case, taking into account indirect ownership through partnerships) to pay federal, foreign, state and local income Taxes of such Tax Group that are attributable to the taxable income of Parent and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that Parent and the Subsidiaries would have been required to pay as a stand-alone Tax Group, reduced by any portion of such income Taxes directly paid by Parent or any of its Subsidiaries; or

(b)       with respect to any taxable year (or portion thereof) with respect to which Parent is a partnership or disregarded entity for U.S. federal, state and/or local income tax purposes, distributions to Parent’s direct owner(s) in an aggregate amount equal to the product of (i) the net taxable income of Parent and its Subsidiaries for such taxable year (or portion thereof), reduced by any cumulative net taxable loss with respect to all prior taxable years (or portions thereof) beginning after the Closing Date (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a timing perspective (based on applicable carryforward rules) and character (ordinary or capital) that would permit such loss to be deducted against the income of the taxable year in question (or portion thereof) and (ii) the highest combined marginal federal and applicable state and/or local income tax rate (taking into account, to the extent applicable, the deductibility of state and local income taxes for U.S. federal income tax purposes, the deduction for qualified business income under Section 199A of the Internal Revenue Code, and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to any direct owner (or, if a direct owner is a pass-through entity, indirect owner) of Parent and its Subsidiaries for the taxable year in question (or portion thereof).

“Permitted Transfer” has the meaning given to such term in Section 7.2.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any Governmental Authority.

“PIK Fee Amounts” has the meaning given to such term in the Amendment Number Six Fee Letter.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established, maintained or required to be contributed to by a Loan Party or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, by any ERISA Affiliate.

“Platform” has the meaning given to such term in Section 6.3(c).

“Preferred Stock”: as applied to the Equity Interests of any corporation or company, Equity Interest of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, redemptions upon liquidation, dissolutions or winding up or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over Equity Interests of any other class of such corporation or company.

“Prepayment Event” means the occurrence of any of the following events or circumstance prior to the Maturity Date: (a) all or any portion of the Secured Obligations evidenced by the Term Loans are refinanced, repaid, prepaid or replaced or modified by operation of Law or reduced for any reason prior to the date of any scheduled repayment pursuant to this Agreement, including, without limitation, as a result of any optional or mandatory repayments of the Term Loans, by acceleration or otherwise, (b) there is a Bankruptcy Event, (c) all or any portion of the Obligations evidenced by the Term Loans are satisfied as a result of a foreclosure sale, deed in lieu or by similar means (including, without limitation, (x) a foreclosure or enforcement of any Lien on the Collateral pursuant to the Loan Documents or (y) a sale of the Collateral in any proceeding under Debtor Relief Laws) or (d) this Agreement (or the Secured Obligations evidenced by the Term Loans) terminates for any other reason.

“Prepayment Premium” has the meaning specified therefor in Section 2.5(b).

“Prepayment Premium Event” has the meaning assigned to it in Section 2.5(b).

“Pro Rata Percentage” means, with respect to any Lender (a) a percentage equal to a fraction (i) the numerator of which is such Lender’s applicable undisbursed Term Loan Commitment (as the case may be), then in effect plus the aggregate unpaid principal balance of the applicable Term Loans (as the case may be) of such Lender and (ii) the denominator of which is the aggregate of the applicable undisbursed Term Loan Commitments (as the case may be) of all Lenders then in effect plus the aggregate unpaid principal balance of all outstanding applicable Term Loans (as the case may be) or (b) if all of the applicable Term Loan Commitments (as the case may be) have terminated, a percentage equal to a fraction (i) the numerator of which is the aggregate unpaid principal balance of the applicable Term Loans (as the case may be) of such Lender and (ii) the denominator of which is the aggregate unpaid principal balance of all outstanding applicable Term Loans (as the case may be).

“Project Milestones” means each of the milestones set forth on Schedule 6.18 hereto.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Public Lender” has the meaning given to such term in Section 6.3(c).

“Purchasing Initial Lender” has the meaning assigned to it in Section 14.1(f).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning given to such term in Section 14.10(b).

“Qualified ECP Guarantor” means, in respect of any Hedge Obligations under a Secured Hedge Agreement, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Hedge Obligation under a Secured Hedge Agreement or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that do not constitute Disqualified Equity Interests.

“Qualifying Renewable Fuel” is defined as fuel eligible to generate RINs under the RFS Program.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or one of its Subsidiaries and the improvements thereto.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each New Facility, each in form and substance reasonably satisfactory to the Required Lenders:

(a)       a Mortgage duly executed by the applicable Loan Party, together with evidence of the recording of such Mortgage in such office or offices as may be necessary to create a valid and perfected Lien on such New Facility in favor of the Agent for the benefit of the Required Lenders (or evidence that such Mortgage has been deposited with such recording office or offices for recording) and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Required Lenders;

(b)       a paid Title Insurance Policy with respect to each Mortgage, dated as of the date such Title Insurance Policy is required to be delivered to the Agent;

(c)       a current ALTA survey and a surveyor’s certificate, certified to Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such New Facility is located;

(d)       customary opinions of counsel (x) from counsel in the state where such New Facility is located with respect to the enforceability of the Mortgage to be recorded and (y) from counsel of the jurisdiction of organization of the Loan Party entering into the Mortgage as to matters relating to due authorization and execution of the Mortgage by such Loan Party;

(e)       to the extent reasonably requested by the Agent, an ASTM 1527-21 Phase I Environmental Site Assessment (“Phase I ESA”) by an independent firm reasonably satisfactory to the Required Lenders with respect to such New Facility;

(f)       such documentation and information reasonably requested by any Lender (through the Agent) to ensure that such Lender is in compliance with the Flood Laws applicable to New Facility that is subject to a Mortgage, including, but not limited to, if required by Flood Laws obtaining flood insurance for such property, structures and contents prior to or upon such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws; and

(g)       such other agreements, instruments and other documents (including “bad boy” guarantees and opinions of counsel) as Agent may reasonably require and to the extent customarily required by lenders in comparable loan transactions.

“Recipient” means (a) the Agent or (b) any Lender, as applicable.

“Recovery Event Proceeds” means any insurance proceeds from any Casualty Event or any condemnation proceeds (or similar recoveries) received by any Parent or any Subsidiary, in each case, net of (a) any reasonable and documented collection expenses and other direct costs incurred in connection therewith (including, without limitation, legal and accounting fees, if applicable), (b) taxes paid or reasonably estimated by the Borrower to be payable by the applicable Loan Party as a result thereof (after taking into account any available tax credit or deduction), and (c) any amount required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to the Casualty Event or condemnation (excluding any repayment hereunder).

“Refining Intermediation Facility” means that certain Supply and Offtake Agreement, dated as of the Closing Date, entered into by and among Macquarie Energy North America Trading Inc. and certain of the Loan Parties (including any replacement or refinancing of thereof), as amended from time to time in accordance with the terms thereof and subject to and in accordance with the terms and conditions of the A&R Intercreditor Agreement.

“Refining Intermediation Facility Documents” means the Intermediation Facility Documents relating to the Refining Intermediation Facility.

“Register” has the meaning given to such term in Section 14.1.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, by and among Parent and the other Persons party thereto as “Holders” thereunder, as the same may be amended, restated, amended and restated, modified or otherwise supplemented from time to time in accordance with the terms thereof.

“Regulatory Credits” mean any all current and future credits, benefits, air quality credits, renewable fuel credits, renewable energy credits and certificates, emission reductions, offsets and allowances on the GHG Attributes, including, without limitation, RINs under the RFS Program, renewable energy certificates and credits under the LCFS and other state and provincial low carbon fuel programs such as LCFS credits.

“Related Agreements” means, collectively, the Mobile Refinery Acquisition Agreement, Construction Agreement, Myrtle Grove Purchase Agreement, the Heartland Purchase Agreement, Acquisition Side Letter, any Intermediation Facility Documents, any agreements governing Indebtedness over the Threshold Amount, any Organization Documents and any Material Contracts.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, controlling persons, members, directors, officers, employees, agents, trustees, administrators, financing sources, managers, advisors, attorneys-in-fact, managed funds and accounts and representatives of such Person and of such Person’s Affiliates and each of the successors and assigns of each of the foregoing.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including from any building, structure, facility or fixture and any movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Renewable Diesel Project” means the conversion of the Mobile Refinery to a facility capable of producing Qualifying Renewable Fuel under the RFS Program.

~~“Renewables Intermediation Facility” means that certain Supply and Offtake Agreement, dated as of May 26, 2023, entered into by and among Macquarie Energy North America Trading Inc. and certain of the Loan Parties (including any replacement or refinancing of thereof), as amended from time to time in accordance with the terms thereof and subject to and in accordance with the terms and conditions of the A&R Intercreditor Agreement.~~

“Renewable Feedstock” means one or more renewable biomass feedstocks used for the production of Renewable Fuels and sold by Idemitsu to Renewables AL pursuant to a Sales Agreement entered into in connection with the Idemitsu Product Offtake Agreement, but excluding for all purposes any and all industrial waste and any feedstocks that are nonmerchantable, have no commercial value or do not, and upon further blending and processing by Renewables AL cannot, otherwise meet both the requirements of the RFS Program and the Low Carbon Fuel Standard, including as relates to and as applicable to the relevant Environmental Attribute.

“Renewable Fuels” means (a) Renewable Fuels (as defined in the RFS Program), and (b) transportation fuels that satisfy the applicable Low Carbon Fuel Standard and other state and provincial low carbon fuel programs.

“Renewable Product” means any of the finished and unfinished Renewable Fuels that satisfy the requirements of the RFS Program, the Low Carbon Fuel Standard or other state and provincial low carbon fuel programs, including, without limitation, any associated Environmental Attributes, but excluding for all purposes any products that were produced without intent to comply with the requirements of the RFS Program, Low Carbon Fuel Standard or other state and provincial low carbon fuel programs and are nonmerchantable or have no commercial value.

“Renewables ~~Intermediation Facility Documents” means the Intermediation Facility Documents relating to the~~AL” means Vertex Renewables ~~Intermediation Facility~~Alabama LLC, a Delaware limited liability company.

“Replacement Lender” has the meaning specified therefor in Section 14.15.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means Lenders holding more than 66 2/3% of the sum of (a) the undisbursed Term Loan Commitments then in effect plus (b) the aggregate unpaid principal balance of the Term Loans then outstanding. Such portion of the aggregate undisbursed Term Loan Commitments and the sum of the aggregate unpaid principal amount of the Term Loans then outstanding, as applicable, held by a Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders at any time.

“Resolution Authority” means EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the President, Chief Executive Officer, Chief Financial Officer, Head of Finance, or Controller of any Loan Party.

“Restricted Payment” means (a) any dividend or other distribution (including without limitation Permitted Tax Distributions), direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of Parent or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of Parent or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, including with respect to the Existing Convertible Notes, (d) any payment with respect to any earnouts, hold back amounts, deferred purchase price, contingent obligations or similar obligation and (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, conversion, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Existing Convertible Notes or any Indebtedness subordinated to the Term Loan.

“Revenue” means, for any Person, revenue received by such Person as determined in accordance with GAAP (consistently applied) from the sale of finished Goods, Inventory or services, in all cases in the ordinary course of such entity’s business, less returns, credits and sales taxes, computed using the same methodology employed in Current Financial Statements to report such matter.

“RFS Assets” means as of any date of determination and as determined by the Borrower in good faith the market value of RINs of the Loan Parties as of the last Business Day of the immediately preceding calendar month (as published by the Oil Price Information Service, commonly known as OPIS, or any successor market price-reporting agency or, if no such value is published by the Oil Price Information Service or any successor thereto as of such date, any other source selected by the Borrower in good faith that publishes market values of RINs and is generally accepted as a reference source in the refining industry) expressed in Dollars.

“RFS Liabilities” mean the amount, expressed in Dollars, of all (x) RIN obligations of the Borrower or any other Loan Party that have arisen in connection with the RFS Program as of any date of determination and as determined by the Borrower in good faith based on the market value of RINs as of the last Business Day of the immediately preceding calendar month (as published by the Oil Price Information Service, commonly known as OPIS, or any successor market price-reporting agency or, if no such value is published by the Oil Price Information Service or any successor thereto as of such date, any other source selected by the Borrower in good faith that publishes market values of RINs and is generally accepted as a reference source in the refining industry) and (y) fines, penalties, costs or liabilities of the Borrower or any other Loan Party that have arisen in connection with the RFS Program as of any date of determination and as determined by the Borrower in good faith.

“RFS Program” means the renewable fuel program and policies established section 211(o) of the Clean Air Act (42 U.S.C. § 7545(o)) as implemented by the U.S. Environmental Protection Agency under Subpart M of Part 80 of Title 40 of the Code of Federal Regulations.

“Right of First Offer” has the meaning assigned to it in Section 14.1(f).

“Rights to Payment” means any and all of Renewables AL’s Accounts arising in connection with the sale of Renewable Fuels and Renewable Product solely arising from obligations under the Sales Agreements entered into in connection with the Idemitsu Product Offtake Agreement and any and all of Renewables AL’s rights and claims to the payment or receipt of money or other forms of consideration of any kind arising in connection with the sale of Renewable Fuels and Renewable Product solely arising from obligations under the Sales Agreements entered into in connection with the Idemitsu Product Offtake Agreement.

“RIN” means the renewable identification number, which is the serial number assigned to a batch of biofuel for the purpose of tracking biofuel production, use and trading as required by the RFS Program.

“RIN Generation Protocol” is defined as the document (x) setting forth the Borrower’s process for RIN generation, transfer and separation and (y) establishing and describing the temperature-correcting methodology for Qualifying Renewable Fuel for inclusion in Engineering Review. For renewable diesel produced via co-processing renewable and petroleum feedstocks, the document must incorporate the U.S. Environmental Protection Agency’s required C14 testing protocol.

“Rolling Stock” means all Equipment (as defined in the UCC) covered by a certificate of title under applicable state law, including, without limitation, trucks, trailers, tractors, and other registered mobile equipment.

“RVOs” means Renewable Volume Obligations, as calculated pursuant to 40 C.F.R. 80.1407.

“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by Governmental Authorities in the United States (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority.

“Sanctions Target” means any Person: (a) that is the subject or target of any Sanctions; (b) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the OFAC list of “Specially Designated Nationals and Blocked Persons,” or any similar list maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority (c) located, organized or resident in a country, territory or geographical region which is itself the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Crimea and so-called Donetsk People's Republic and Luhansk People's Republic regions of Ukraine, and, prior to January 1, 2017, Sudan) or (d) owned or controlled (as such terms are defined by the applicable Sanctions) by any such Person or Persons described in the foregoing clauses (a)-(c).

“SEC” means the Securities and Exchange Commission, or any governmental or regulatory authority succeeding to any of its principal functions.

“Second Amendment Effective Date” means September 30, 2022.

“Secured Bank Product Agreement” means any Bank Product permitted to be incurred under Section 7.5 and permitted to be secured under Section 7.4 that is entered into by and between any Loan Party (and to the extent such Loan Party is not the Borrower, the Borrower as joint and several primary obligor thereunder) and any Bank Product Provider and designated by the Borrower and the Bank Product Provider in writing to the Agent as a “Secured Bank Product Agreement”; provided that no such agreement (shall constitute a Secured Bank Product Agreement unless and until Agent receives an agreement (in form and substance reasonably satisfactory to the Required Lenders) from such Person on or prior to the date that is ten (10) days after the provision of such Bank Product to a Loan Party (or such later date as Agent (at the direction of the Required Lenders) shall agree to in writing in its sole discretion) with respect to Bank Product Agreements entered into after the Closing Date. The designation of any Bank Products as a “Secured Bank Product Agreement” shall not create in favor of such Bank Product Provider any rights in connection with the management or release of Collateral or the obligations of any Loan Party under the Loan Documents.

“Secured Hedge Agreement” means any Hedging Agreement permitted to be incurred under Section 7.5 and permitted to be secured under Section 7.4 that is entered into by and between any Loan Party (and to the extent such Loan Party is not the Borrower, the Borrower as joint and several primary obligor thereunder) and any Hedge Provider and designated by the Borrower and the Hedge Provider in writing to the Agent as a “Secured Hedge Agreement”; provided that no such agreement (shall constitute a Secured Hedge Agreement unless and until Agent receives an agreement (in form and substance reasonably satisfactory to the Required Lenders) from such Person on or prior to the date that is ten (10) days after the effectiveness of such Hedging Agreement (or such later date as Agent (at the direction of the Required Lenders) shall agree to in writing in its sole discretion) with respect to Hedging Agreements entered into after the Closing Date. The designation of any Hedging Agreement as a “Secured Hedge Agreement” as provided above shall not create in favor of such Hedge Provider any rights in connection with the management or release of Collateral or the obligations of any Loan Party under the Loan Documents.

“Secured Obligations” means all Obligations, all Bank Product Obligations arising under Secured Bank Product Agreements and Secured Hedge Agreements, any Erroneous Payment Subrogation Rights and all Additional Secured Obligations. Without limiting the generality of the foregoing, the Secured Obligations of the Loan Parties include (a) the obligation (irrespective of whether a claim therefor is allowed in a proceeding under any Debtor Relief Law) to pay principal, interest, fees (including, without limitation, any Prepayment Premium ~~or~~, Exit Fee, Exit Fee 2024 or any PIK Fee Amounts, whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) and/or attorneys’ fees), and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, (b) the obligation to pay all costs and expenses incurred by the Agent and/or any other Secured Party to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest, including but not limited to all reasonable attorneys’ fees and expenses of any Secured Party to enforce any Obligations whether or not by litigation, and (c) the obligation to reimburse any amount in respect of any of the foregoing that any Secured Party (in its reasonable discretion pursuant to the terms of this Agreement or any other Loan Document) may elect to pay or advance on behalf of the Loan Parties.

“Secured Parties” means, collectively, the Agent, the Lenders, the Bank Product Providers party to Secured Bank Product Agreements, the Indemnified Persons and each co-agent or sub-agent appointed by the Agent from time to time pursuant to Section 12.1; provided that no such Bank Product Provider (including any Hedge Provider), in its capacity as such, shall have any rights under any Loan Document in connection with the management or release of any Collateral or the obligations of any Loan Party under the Loan Documents.

“Securities Account” means any “securities account” as defined in the Code.

“Selling Initial Lender” has the meaning assigned to it in Section 14.1(f).

“Shared Facilities Agreement” means that certain Shared Facilities Agreement, dated as of May 26, 2023, by and between the Borrower and ~~Vertex~~ Renewables ~~Alabama, LLC~~AL.

“Shared Services Agreement” means that certain Shared Services Agreement, dated as of May 26, 2023, by and between the Borrower and ~~Vertex~~ Renewables ~~Alabama, LLC~~AL.

“Similar Business” any of the following, whether domestic or foreign: refining used motor oil (as described in the definition of Used Motor Oil Asset Divestiture), processing various grades of sweet crude oil and renewable biomass into gasoline, diesel, renewable diesel, vacuum gas oil, jet, renewable jet, benzene concentrate, LPG and other miscellaneous related products or byproducts, for sale to customers via pipeline, marine transportation and truck, any acquired business activity so long as a material portion of such acquired business was otherwise a Similar Business, and any business that is ancillary or complementary to the foregoing.

“Sixth Amendment Effective Date” means June 25, 2024.

“Solvency Certificate” means a solvency certificate in substantially the form of Exhibit H.

“Specified Equity Issuance” means one or more Equity Issuances (including to the issuance of convertible notes or other convertible securities) issued by the Parent on terms reasonably satisfactory to the Required Lenders, in any case, resulting in Net Cash Proceeds not to exceed $50,000,000.

“Subject Indebtedness” has the meaning given to such term in Section 6.20.

“Subordinated Debt” means any Indebtedness incurred by any Loan Party that is subordinated to the Secured Obligations pursuant to a Subordination Agreement on terms acceptable to Required Lenders.

“Subordination Agreement” means any subordination, intercreditor, or other similar agreement in form and substance satisfactory to the Required Lenders entered into between Agent and the other creditor, on terms acceptable to the Required Lenders whereby a Person subordinates the Indebtedness of a Loan Party owing to such Person to the Indebtedness of a Loan Party owing to Agent and/or Lenders.

“Subordination Provisions” has the meaning assigned to it in Section 8.16.

“Subsidiary” means any Person that is an entity of which a majority of the outstanding capital stock, membership interests or other equity interests entitled to vote for the election of directors, managers or the equivalent is owned, controlled or held by Parent directly or indirectly through Subsidiaries including any Subsidiary formed after the Closing Date, in each case, other than Excluded Subsidiaries as of such date.

“Subsidiary Guarantor” has the meaning given to such term in preamble to this Agreement.

“Supermajority Lenders” means Lenders holding more than 80% of the sum of (a) the undisbursed Term Loan Commitments then in effect plus (b) the aggregate unpaid principal balance of the Term Loans then outstanding. Such portion of the aggregate undisbursed Term Loan Commitments and the sum of the aggregate unpaid principal amount of the Term Loans then outstanding, as applicable, held by a Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders at any time.

“Supported QFC” has the meaning given to such term in Section 14.10(b).

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any synthetic lease that would appear on a balance sheet of such Person in accordance with GAAP (consistently applied) if such obligations were accounted for as Capital Lease Obligations.

“Tax Group” has the meaning set forth in the definition of “Permitted Tax Distributions”.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means (a) the Initial Term Loans, (b) the Additional Term Loans, (c) the 2023 Term Loans ~~and~~, (d) the 2024 Term Loans and (e) any Incremental Term Loans pursuant to Section 2.13.

“Term Loan Commitment” means (i) on the Closing Date, (a) with respect to all Lenders, $125,000,000 and (b) with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.1(a) attached hereto under the column entitled “Term Loan Commitments as of the Closing Date”, which for the avoidance of doubt were funded in full on the Closing Date, (ii) on the First Amendment Effective Date, (a) with respect to all Lenders, $40,000,000 and (b) with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.1(a) attached hereto under the column entitled “Additional Term Loan Commitments as of the First Amendment Effective Date”, (iii) on the Fifth Amendment Effective Date, (a) with respect to all Lenders, $50,000,000 and (b) with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.1(a) attached hereto under the column entitled “2023 Term Loan Commitments as of the Fifth Amendment Effective Date” ~~and~~, (iv) on the Sixth Amendment Effective Date, (a) with respect to all Lenders, $15,000,000 (exclusive of any PIK Fee Amounts) and (b) with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.1(a) attached hereto under the column entitled “2024 Term Loan Commitments as of the Sixth Amendment Effective Date (exclusive of any PIK Fee Amounts)” and (v) any Incremental Term Loan Commitments.

“Term Loan Priority Collateral” has the meaning specified therefor in the A&R Intercreditor Agreement.

“Third Amendment Effective Date” means January 8, 2023.

“Threshold Amount” means $2,000,000.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance reasonably satisfactory to the Required Lenders, together with all customary endorsements made from time to time thereto and available in the state in which the New Facility is located, issued by or on behalf of a title insurance company reasonably satisfactory to the Required Lenders, insuring the Lien created by a Mortgage in an amount equal to the loan amount allocated to such real property secured by the Mortgage and on terms otherwise reasonably satisfactory to the Required Lenders and delivered thereto.

“Trademarks” means any and all trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections (whether filed with the USPTO or any similar offices in any State of the United States), and the entire goodwill of the business of Loan Party connected with and symbolized by such trademarks, together with any and all (i) rights and privileges arising under Applicable Law, (ii) extensions and renewals thereof and (iii) rights corresponding thereto throughout the world.

“Transfer” has the meaning given to such term in Section 7.2. “Transferred” has a correlative meaning.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling with IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Cash” of any Person, means cash or Cash Equivalents of such Person, (a) that are not, and are not required to be, designated as “restricted” on the financial statements of such Person, (b) that are not contractually required, and have not been contractually committed by such Person, to be used for a specific purpose, (c) that are not subject to (i) any provision of law, statute, rule or regulation, (ii) any provision of the organizational documents of such Person, (iii) any order of any Governmental Authority or (iv) any contractual restriction (including the terms of any Equity Interests), in each case of (i) through (iv), preventing such cash or Cash Equivalents from being applied to the payment of the Obligations, (d) in which no Person other than Agent has a Lien other than Permitted Liens as set forth in clause (~~f~~g) of the definition of Permitted Liens, and (e) that are held in a Deposit Account or Securities Account, as applicable, in which Agent has a valid and enforceable security interest, perfected by “control” (within the meaning of the applicable Code or for any Deposit Account or Securities Account located outside the United States, other controlling legal authority), but in all cases shall exclude the amount of such Person’s Indebtedness which is more than 10 Business Days overdue (or in the case of Indebtedness of the type described in clause (e) of the definition of Indebtedness, remains outstanding more than 10 Business Days from the date constituting Indebtedness).

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning given to such term in Section 14.10(b).

“U.S. Tax Compliance Certificate” has the meaning given to such term in Section 2.9(g).

“USA FREEDOM Act” means The Uniting and Strengthening America by Fulfilling Rights and Ending Eavesdropping, Dragnet-collection and Online Monitoring (USA FREEDOM ACT) Act of 2015, Public Law 114-23 (June 2, 2015), as may be amended.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as may be amended.

“Used Motor Oil Asset Divestiture” means the sale, transfer or other disposition of any substantial portion of the businesses and related assets owned or controlled by Borrower and/or its Affiliates consisting primarily of (1) operating two used oil refineries and a barge terminal and, in connection therewith, acquiring used lubricating oils from commercial and retail establishments and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers, (2) collecting and processing used motor oil, oil filters, and related automotive waste streams and (3) the provision of related products and support services.

“Vehicles” means (i) all cars, Rolling Stock, construction and earth moving equipment and other vehicles covered by a certificate of title or similar evidence of title, law of any state, (ii) motor vehicles, trailers, and road vehicles in each case as defined in any applicable UCC and any other term now or hereafter used to describe or define any of the foregoing in any applicable UCC, and (iii) in any event, shall include, without limitation, the vehicles listed on Schedules 3(A)(4) or 3(A)(5) of the Disclosure Letter.

“Warrant Agent” means the “Warrant Agent” and any successor entities as defined in the Warrant Agreement, the Additional Warrant Agreement ~~or~~, the 2023 Warrant Agreement or the 2024 Warrant Agreement, as applicable.

“Warrant Agreement” means that certain Warrant Agreement, dated as of the Closing Date, by and between Parent and Warrant Agent, as the same may be amended, restated, amended and restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, including by the Warrant Agreement Amendment. The Agent shall have no obligation to monitor the terms of the Warrant Agreement.

“Warrant Agreement Amendment” means Amendment No. 1 to the Warrant Agreement, dated as of the Fifth Amendment Effective Date, by and between Parent and the Warrant Agent.

“Warrants” means (i) the Initial Warrants, (ii) the Additional Warrants ~~and~~, (iii) the 2023 Warrants and (iv) the 2024 Warrants.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Whitebox Lender” means each of the Lenders party hereto that are affiliated with or managed by Whitebox Advisors, LLC.

“Withholding Agent” means the Borrower and the Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.3          Other Interpretive Provisions. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to (a) any other document, instrument or agreement shall include all exhibits, schedules, annexes and other attachments thereto, and (b) any law, statute or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, statute or regulation, and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. References to this Agreement or any of the other Loan Documents shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time, provided that Borrower may amend the Disclosure Letter unilaterally only as expressly authorized in Section 5 herein. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, (d) all references to dollars, Dollars or $ shall mean United States Dollars, and (e) all accounting terms used in this Agreement or any other Loan Document (e.g. revenue) shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, consistently applied. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any reference herein or in any other Loan Document to the “satisfaction,” “repayment,” “paid in full” or “payment in full” of the Secured Obligations (including the “Guaranteed Obligations” and the “Secured Obligations” as may be defined in any Collateral Document) shall mean the repayment in Dollars in full in cash of immediately available funds of all of the Secured Obligations including the Prepayment Premium and any Exit Fee or Exit Fee 2024, as applicable, other than (x) unasserted contingent indemnification obligations or (y) Bank Product Obligations or Additional Secured Obligations relating to such Bank Product Obligations unless acceptable arrangements have been made with the Bank Product Providers holding such Bank Product Obligations. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Credit Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Credit Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lender.

2.	Term Loan and Terms of Payment.

2.1	Term Loan.

(a)           Prior to the Closing Date, subject to the terms and conditions of the Commitment Letter and the Escrow Agreement, each Lender shall have funded the Initial Term Loan in an amount equal to its Initial Term Loan Commitment (net of certain fees and expenses payable prior to the Closing Date pursuant to the Fee Letter) to the Escrow Account. Upon satisfaction of the conditions precedent specified in Section 3.1, the Initial Lenders, shall, together with the Borrower, deliver a Joint Release Instruction (as defined in the Escrow Agreement) to the Escrow Agent under the Escrow Agreement directing the Escrow Agent to make the full amount on deposit in the Escrow Account available to the Borrower on the Closing Date for disbursement (net of certain fees and expenses payable pursuant to the Commitment Letter) in accordance with the Funds Flow Memorandum, which shall constitute the making of the Initial Term Loan to the Borrower for purposes hereof.

(b)           Upon satisfaction and/or waiver of the conditions precedent specified in Section 4 of Amendment Number One, on the First Amendment Effective Date, each Lender shall fund the Additional Term Loan in an amount equal to its Additional Term Loan Commitment (net of certain fees and expenses payable prior to the First Amendment Effective Date pursuant to the Amendment Number One Fee Letter) to the Borrower in accordance with the Funds Flow Memorandum, which shall constitute the making of the Additional Term Loan to the Borrower for purposes hereof.

(c)           Upon satisfaction and/or waiver of the conditions precedent specified in Section 3 of Amendment Number Five, on the Fifth Amendment Effective Date, each Lender shall fund the 2023 Term Loan in an amount equal to its 2023 Term Loan Commitment (net of certain fees and expenses payable prior to the Fifth Amendment Effective Date pursuant to the Amendment Number Five) to the Borrower in accordance with the Funds Flow Memorandum, which shall constitute the making of the 2023 Term Loan to the Borrower for purposes hereof.

(d)           After the Sixth Amendment Effective Date and upon satisfaction and/or waiver of the conditions precedent specified in Section 5 of Amendment Number Six on the 2024 Borrowing Date, each Lender shall fund the 2024 Term Loan in an amount equal to its 2024 Term Loan Commitment (net of the June 28 Payment and certain fees and expenses payable prior to the Sixth Amendment Effective Date pursuant to the Amendment Number Six) to the Borrower in accordance with the Funds Flow Memorandum, which shall constitute the making of the 2024 Term Loan to the Borrower for purposes hereof.

2.2	Use of Proceeds; The Term Loan.

(a)           Use of Proceeds. The proceeds of the Initial Term Loan provided on the Closing Date, shall be used solely to fund (i) the Mobile Refinery Acquisition, (ii) the renewable diesel conversion of the Mobile Refinery, (iii) working capital and liquidity needs and (iv) certain fees and expenses associated with the closing of the Initial Term Loan, in all cases, subject to the terms of this Agreement. The proceeds of the Additional Term Loan provided on the First Amendment Effective Date, shall be used solely to fund (i) all or a portion of the purchase price under the Heartland Purchase Agreement and the Acquisition Side Letter and (ii) certain fees and expenses associated with the closing of the transactions contemplated by the Heartland Purchase Agreement and the Acquisition Side Letter, and the Additional Term Loan, in all cases, subject to the terms of this Agreement. The proceeds of the 2023 Term Loan provided on the Fifth Amendment Effective Date, shall be used solely for (i) general corporate purposes, funding working capital and liquidity needs and (ii) certain fees and expenses associated with Amendment Number Five, in all cases, subject to the terms of this Agreement. The proceeds of the 2024 Term Loan provided on the 2024 Borrowing Date, shall be used solely for (i) general corporate purposes, (ii) Lender Expenses, and (iii) the June 28 Payment, in all cases, subject to the terms of this Agreement and in accordance with the Funds Flow Memorandum.

(b)           The Term Loan. The Term Loan shall be repayable as set forth in Section 2.4. If prepaid or repaid, the principal of the Term Loan may not be re-borrowed. Each Lender and Agent may, and are hereby authorized by Borrower to, endorse in Lender’s and Agent’s books and records appropriate notations regarding such Lender’s interest in the Term Loan; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the Obligations.

2.3	Procedure for Making the Term Loan; Interest.

(a)	Notice and Eligibility.

(i)             The Notice of Borrowing for the Initial Term Loan must be submitted by 3:00 p.m. New York time at least one (1) Business Day before the Closing Date. Upon receipt of a Notice of Borrowing, Agent shall promptly notify the Lenders. The Closing Date shall be subject to the satisfaction of the conditions set forth in Section 3.1. Upon satisfaction of the conditions set forth in Section 3.1, each Initial Lender with a Term Loan Commitment applicable to Initial Term Loan agrees, severally and not jointly, to deliver the Joint Release Instruction as provided in Section 3.1. The amount of the requested Initial Term Loan on the Closing Date shall be $125,000,000 (net of any upfront fees and OID).

(ii)            The Notice of Borrowing for the Additional Term Loan must be submitted by 3:00 p.m. New York time at least one (1) Business Day before the First Amendment Effective Date. Upon receipt of such Notice of Borrowing, Agent shall promptly notify the Lenders. Upon satisfaction and/or waiver of the conditions set forth in Section 4 of Amendment Number One, each Lender with a Term Loan Commitment applicable to the Additional Term Loan agrees, severally and not jointly, to fund its Pro Rata Percentage of the Additional Term Loan to the Borrower to such account specified in the Notice of Borrowing. The amount of the requested Additional Term Loan on the First Amendment Effective Date shall be $40,000,000 (net of any upfront fees and OID).

(iii)           The Notice of Borrowing for the 2023 Term Loan must be submitted by 3:00 p.m. New York time at least one (1) Business Day before the Fifth Amendment Effective Date. Upon receipt of such Notice of Borrowing, Agent shall promptly notify the Lenders. Upon satisfaction and/or waiver of the conditions set forth in Section 3 of Amendment Number Five, each Lender with a Term Loan Commitment applicable to the 2023 Term Loan agrees, severally and not jointly, to fund its Pro Rata Percentage of the 2023 Term Loan to the Borrower to such account specified in the Notice of Borrowing. The amount of the requested 2023 Term Loan on the Fifth Amendment Effective Date shall be $50,000,000 (net of any Lender Expenses to be paid in accordance with Amendment Number Five).

(iv)          The Notice of Borrowing for the 2024 Term Loan must be submitted by 3:00 p.m. New York time at least two (2) Business Days before the 2024 Borrowing Date. Upon receipt of such Notice of Borrowing, Agent shall promptly notify the Lenders. Upon satisfaction and/or waiver of the conditions set forth in Section 5 of Amendment Number Six, each Lender with a Term Loan Commitment applicable to the 2024 Term Loan agrees, severally and not jointly, to fund its Pro Rata Percentage of the 2024 Term Loan to the Borrower to such account specified in the Funds Flow Memorandum. The amount of the requested 2024 Term Loan on the 2024 Borrowing Date shall be $15,000,000 (exclusive of any fees to be paid pursuant to the Amendment Number Six Fee Letter and net of any Lender Expenses to be paid in accordance with Amendment Number Six).

(b)           Interest Rate. Interest will accrue on the unpaid principal amount of the Term Loan, including any PIK Fee Amounts, from the date of funding of such Term Loan until such Term Loan has been paid in full, at a per annum rate of interest equal to the Applicable Rate, payable as set forth in Section 2.4(a). All computations of interest shall be based on a year of three hundred sixty (360) days for actual days elapsed including the first day, but excluding the last. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

(c)            Disbursement. Subject to the satisfaction of the conditions set forth in Section 3.1, upon receipt of the funds from the Escrow Account, Agent shall make all funds so received available to Borrower in like funds as received by Agent by wire transfer of such in accordance with the Funds Flow Memorandum.

2.4	Payments of Principal and Interest.

(a)            Interest Payments. Interest on the Term Loan shall be payable in cash (i) quarterly, in arrears, on the last Business Day of each calendar quarter, commencing on the last Business Day of the calendar quarter ending June 30, 2022, (ii) in connection with any payment, prepayment or repayment of the Term Loan, and (iii) at maturity (whether upon demand, by acceleration or otherwise); provided however, that the interest on the 2023 Term Loans that would have been payable on December 29, 2023 shall instead continue to accrue and be payable on the earlier of (i) March 28, 2024, (ii) in connection with any payment, prepayment or repayment of the Term Loan, and (iii) at maturity (whether upon demand, by acceleration or otherwise).

(b)            Amortization of Principal. On the last Business Day of each March, June, September and December ending on or after September 30, 2023, Borrower shall repay the Term Loan in quarterly installments as specified in the table below which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.6(c), unless accelerated sooner pursuant to Section 9.1:

Payment Dates	Principal Repayment Installments on Initial Term Loans and Additional Term Loans	Principal Repayment Installments on 2023 Term Loans	Principal Repayment Installments on 2024 Term Loans
December 29, 2023	$2,062,500.00	$0	$0
March 28, 2024	$2,062,500.00	$0	$0
June 28, 2024	$2,062,500.00	$625,000.00	$0
September 30, 2024	$2,062,500.00	$625,000.00	$199,617.97
December 31, 2024	$2,062,500.00	$625,000.00	$199,617.97

~~provided, however, that if any principal repayment installment to be made by the Borrower  shall come due on a day other than a Business Day, such principal repayment installment shall be due on the next succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.~~

(c)           Principal Payment at or Prior to Maturity. Unless the Term Loan is prepaid in full prior to the Maturity Date, Borrower shall pay the entire unpaid principal and accrued interest and all unpaid Obligations constituting Secured Obligations and Additional Secured Obligations relating to such Obligations on the Maturity Date, including, if applicable, any Prepayment Premium, Exit Fee or Exit Fee 2024. Agent shall allocate and distribute all such payments to the Lenders based on each Lender’s Pro Rata Percentage.

2.5	Fees and Expenses.

(a)	[Reserved].

(b)           Applicable Premium. With respect to the Initial Term Loans and Additional Term Loans (and not for the avoidance of doubt, the 2023 Term Loans or the 2024 Term Loans, (A) upon the earliest to occur of: (I) the payment, prepayment, repayment or redemption of the Secured Obligations in full prior to the Maturity Date or (II) any Prepayment Event (other than any payment, prepayment or repayment under Sections 2.4(b), 2.6(a)(iii) (to the extent the Recovery Event Proceeds are reinvested pursuant to such Section), 2.6(a)(v) or 2.6(a)(vii)) (the events or circumstance set forth in clauses (I) and (II) above and clause (B) below (including, without limitation, the occurrence or commencement of any insolvency proceeding or other Bankruptcy Event), shall each be referred to herein as an “Prepayment Premium Event”) (i) at any time during the first eighteen (18) months after the Closing Date, the Borrower shall pay to Agent, for the account of the Lenders in accordance with their Pro Rata Percentage (x), one hundred fifty percent (150%) of the Applicable Rate or Default Rate (as applicable), multiplied by (y), the amount of such payment, prepayment or repayment, (ii) at any time during or after the nineteenth (19th) month through twenty-fourth (24th) month after the Closing Date, the Borrower shall pay to Agent, for the account of the Lenders in accordance with their Pro Rata Percentage (x), fifty percent (50%) of the Applicable Rate or Default Rate (as applicable), multiplied by (y), the amount of such payment, prepayment or repayment and (iii) at any time during or after the twenty-fifth (25) month after the Closing Date but prior to the date that is ninety (90) days before the Maturity Date, the Borrower shall pay to Agent, for the account of the Lenders in accordance with their Pro Rata Percentage (x), twenty five percent (25%) of the Applicable Rate or Default Rate (as applicable), multiplied by (y), the amount of such payment, prepayment or repayment or (B) upon the making of any payment, prepayment or repayment in accordance with Section 2.6(a)(v) or Section 2.6(a)(vii), the Borrower shall pay to Agent, for the account of the Lenders in accordance with their Pro Rata Percentage, a premium equal to 1.00% of the aggregate principal amount of the Initial Term Loans and Additional Term Loans (and not for the avoidance of doubt, the 2023 Term Loans or the 2024 Term Loans) so prepaid (collectively clauses (A) and (B), each a “Prepayment Premium”). The Prepayment Premium with respect to the Initial Term Loans shall be fully earned on the Closing Date and due and payable immediately upon the occurrence of any Prepayment Premium Event. The Prepayment Premium with respect to the Additional Term Loans shall be fully earned on the First Amendment Effective Date and due and payable immediately upon the occurrence of any Prepayment Premium Event. The Prepayment Premium shall be in addition to any accrued and unpaid interest, reimbursement obligations or other amounts payable in connection with the Loan Documents.

(c)            Exit Fee or Exit Fee 2024. Upon the earliest to occur of: (A) the payment, prepayment, repayment or redemption of the Secured Obligations in full, (B) the Maturity Date and (C) any Prepayment Event (other than payments under Sections 2.4(b) or 2.6(a)(iii) (to the extent the Recovery Event Proceeds are reinvested pursuant to such Section)) (the events or circumstances set forth in clauses (A), (B) and (C) above (including, without limitation, the occurrence or commencement of any insolvency proceeding or other Bankruptcy Event), shall each be referred to herein as an “Exit Fee Event”) with respect to any 2023 Term Loans or 2024 Term Loans, as applicable, the Borrower shall pay to Agent, for the account of either (i) the 2023 Term Loan Lenders or (ii) the 2024 Term Loan Lenders, as applicable, in accordance with their Pro Rata Percentage, (i) the Exit Fee or (ii) the Exit Fee 2024, as applicable. The Exit Fee with respect to any 2023 Term Loans shall be fully earned on the Fifth Amendment Effective Date and the Exit Fee 2024 with respect to any 2024 Term Loans shall be fully earned on the Sixth Amendment Effective Date, and in each case, shall due and payable immediately upon the occurrence of any Exit Fee Event. The Exit Fee or the Exit Fee 2024, as applicable, shall be in addition to any reimbursement obligations or other amounts payable in connection with the Loan Documents. The Exit Fee ~~calculation~~and the Exit Fee 2024 calculations, as applicable, shall be determined by the Agent as confirmed by the Required Lenders.

(d)           Notwithstanding anything in this Agreement to the contrary, the Prepayment Premium, the Exit Fee and the Exit Fee 2024 shall automatically be due and payable upon the occurrence of the events set forth in Sections 2.5(b) and (c), respectively, in accordance with the terms hereof as though such Indebtedness was voluntarily prepaid or repaid at such time and shall constitute part of the Obligations, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to the Borrower in accordance with Section 9.1(a)(ii), or automatically, in accordance with Section 9.1(a)(i), by operation of law or otherwise (including, without limitation, on account of any bankruptcy filing or any other Prepayment Event (including without limitation, a Bankruptcy Event occurring automatically upon the Borrower or any other Loan Party becoming insolvent within the meaning of 11 U.S.C. §101(32)), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders as a result thereof. Any Exit Fee, Exit Fee 2024 or Prepayment Premium (or, if required, each of the Prepayment Premiums) payable pursuant to the Loan Documents shall be presumed to be the liquidated damages sustained by each Lender as the result of the applicable triggering event and the Borrower agrees that each of the Exit Fee, the Exit Fee 2024 and the Prepayment Premium is reasonable under the circumstances currently existing. In the event the Obligations are reinstated in connection with or following any applicable triggering event, it is understood and agreed that the Obligations shall include any Prepayment Premium, Exit Fee or Exit Fee 2024, as applicable, payable in accordance with the Loan Documents. The Prepayment Premium, Exit Fee and Exit Fee 2024, as applicable, shall also be payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means. If the Prepayment Premium, Exit Fee or Exit Fee 2024, as applicable, becomes due and payable pursuant to the Loan Documents and is not paid when due, the Prepayment Premium, Exit Fee or Exit Fee 2024, as applicable, shall be deemed to be principal of the Term Loans and Obligations under the Loan Documents and interest shall accrue on the full principal amount of the Term Loans (including on the Prepayment Premium ~~or~~, the Exit Fee, the Exit Fee 2024 or any PIK Fee Amounts, as applicable) from and after the applicable triggering event. In the event that any Prepayment Premium, Exit Fee or Exit Fee 2024, as applicable is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Code, despite such a triggering event having occurred, each of the Prepayment Premium, Exit Fee and Exit Fee 2024, as applicable, shall nonetheless constitute Obligations under this Agreement and the Loan Documents for all purposes hereunder and thereunder. THE BORROWER HEREBY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT PREMIUM, EXIT FEE OR EXIT FEE 2024, AS APPLICABLE, AND ANY DEFENSE TO PAYMENT, WHETHER SUCH DEFENSE MAY BE BASED IN PUBLIC POLICY, AMBIGUITY, OR OTHERWISE. The Borrower, Agent and the Lenders acknowledge and agree that any Prepayment Premium, Exit Fee or Exit Fee 2024, as applicable, due and payable in accordance with the Loan Documents does not and shall not be deemed to constitute unmatured interest, whether under Section 502(b)(2) of the Bankruptcy Code or otherwise. The Borrower further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. The parties have agreed on the Prepayment Premium, the Exit Fee and the Exit Fee 2024 because it captures the attractiveness of the Investment and the opportunity cost to each Lender for its capital Investment because each Lender is an investment fund with limited ability to recycle capital and the Prepayment Premium, the Exit Fee and the Exit Fee 2024, as applicable, reflect the parties’ view on risk return. All parties to this Agreement agree (and each person that accepts or assumes an interest in the Term Loans or Secured Obligations from time to time by their acceptance or assumption of such Term Loan or interest through an Assignment Agreement agrees) that the Prepayment Premium, Exit Fee or Exit Fee 2024, as applicable, is not to be construed as part of a headline interest rate, but instead compensation specifically reflecting the Lenders’ agreement to forego receiving additional compensation, fees and pricing on the Closing Date, First Amendment Effective Date and/or Fifth Amendment Effective Date, as applicable, in return for the Borrower agreeing to pay the Prepayment Premium, Exit Fee or Exit Fee 2024, as applicable, and that the payment of such amounts reflect each Lender’s capital anticipated to be returned for the specific Investment of the Lender’s capital after taking into account the relative risk of the Investment and agreement to receive a cash payment of that portion of their compensation at a date later than the Closing Date, First Amendment Effective Date and/or Fifth Amendment Effective Date, as applicable. The Borrower expressly acknowledges and agrees that, prior to executing this Agreement, it has had the opportunity to review, evaluate, and negotiate the Prepayment Premium, the Exit Fee and the Exit Fee 2024, as applicable, and the calculations thereof with its advisors, and that (i) the Prepayment Premium, the Exit Fee and the Exit Fee 2024, as applicable, are each reasonable and each is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Premium, the Exit Fee and the Exit Fee 2024, as applicable, shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, the Exit Fee and the Exit Fee 2024, as applicable, (iv) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.5, (v) the Borrower’s agreement to pay the Prepayment Premium, the Exit Fee and the Exit Fee 2024, as applicable, is a material inducement to the Lender’s agreement to fund the Term Loans, and (vi) the Prepayment Premium, the Exit Fee and the Exit Fee 2024, as applicable, represent a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such any applicable triggering event.

(e)            Agent Fees. The Borrower agrees to pay Agent the fees set forth in the Agent Fee Letter.

(f)            Lender Expenses. On the Closing Date, Borrower shall pay to Agent, for the benefit of the applicable Persons, (i) the fees set forth in the Commitment Letter and (ii) all unreimbursed Lender Expenses, which Agent may deduct from the Escrow Amount (as defined in the Escrow Agreement). Thereafter, all unreimbursed Lender Expenses shall be due and payable on demand. Agent shall allocate and disburse such payments to the Person having incurred such Lender Expenses.

2.6	Prepayments.

(a)	Mandatory Prepayments.

(i)             Acceleration. If, at the election of Agent (acting at the direction of the Required Lenders) repayment of the Term Loan is accelerated following the occurrence and continuance of an Event of Default, then Borrower shall immediately pay to Agent for its benefit and the benefit of Lenders, as applicable (x) (i) all accrued and unpaid payments of interest with respect to the Term Loan due prior to the date of prepayment, (ii) the outstanding principal amount of the Term Loan and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to the Term Loan, including all Secured Obligations due hereunder plus (y) if applicable, the Prepayment Premium, Exit Fee and/or Exit Fee 2024.

(ii)            [Reserved].

(iii)           Recovery Event Proceeds. Subject in all respects to the terms and conditions of and the rights of other secured parties set forth in an Intercreditor Agreement, Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of the Recovery Event Proceeds concurrently upon receipt of the same by Borrower, Parent or any Subsidiary of Parent and the same shall be applied to (x) (i) all accrued and unpaid payments of interest with respect to the Term Loan due prior to the date of prepayment, (ii) the outstanding principal amount of the Term Loan and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to the Term Loan, including all Obligations due hereunder plus (y) if applicable, the Prepayment Premium, Exit Fee and/or Exit Fee 2024; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, such Recovery Event Proceeds shall not be required to be so applied to the extent that Borrower notifies Agent prior to or concurrently with receipt of such Recovery Event Proceeds that the same will be used (and to the extent Borrower, Parent or such Subsidiary actually uses such Recovery Event Proceeds) for the replacement, substitution or restoration of the assets subject to the applicable Casualty Event or condemnation within one hundred eighty (180) days after the receipt of such Recovery Event Proceeds; provided further that, if at any time Borrower, Parent or any Subsidiary of Parent determines that such Recovery Event Proceeds or any portion thereof will not be so used within one hundred eighty (180) days after the receipt of such Recovery Event Proceeds, such Recovery Event Proceeds shall be immediately applied to prepay the Term Loans as required above.

(iv)           Transfers and Involuntary Dispositions (Excluding the Used Motor Oil Asset Divestiture). Subject in all respects to the terms and conditions of, and the rights of other secured parties set forth in, an Intercreditor Agreement, Borrower shall (x) prepay the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds received by Borrower, Parent or any Subsidiary of Parent from all Transfers (other than Permitted Transfers and any Used Motor Oil Asset Divestiture) and Involuntary Dispositions within five (5) Business Days of the date of such Transfer or Involuntary Disposition and shall be applied to (i) all accrued and unpaid payments of interest with respect to the Term Loan due prior to the date of prepayment, (ii) the outstanding principal amount of the Term Loan and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to the Term Loan, including all Obligations due hereunder plus (y) if applicable, the Prepayment Premium, Exit Fee and/or Exit Fee 2024; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied at the election of the Borrower (as notified by the Borrower to the Agent) to the extent Borrower, Parent or any Subsidiary of Parent reinvests all or any portion of such Net Cash Proceeds in operating assets (other than current assets) used in the business within one hundred eighty (180) days after the receipt of such Net Cash Proceeds; provided further that, if such Net Cash Proceeds shall have not been so reinvested, such Net Cash Proceeds shall be immediately applied to prepay the Term Loans as required above.

(v)            Used Motor Oil Asset Divesture (Required Amounts). Subject to Section 2.6(d), Borrower shall (x) prepay (a) the Term Loans in an aggregate amount equal to 50% of the Net Cash Proceeds received by Borrower, Parent or any Subsidiary of Parent from any Used Motor Oil Asset Divestiture (such proceeds “UMO Sale Proceeds”) within five (5) Business Days of the date of such Transfer; provided, however, that such Net Cash Proceeds shall be applied to (i) all accrued and unpaid payments of interest with respect to the Term Loan due prior to the date of prepayment, (ii) the outstanding principal amount of the Term Loan and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to the Term Loan, including all Obligations due hereunder plus (y) if applicable, the Prepayment Premium, Exit Fee and/or Exit Fee 2024.

(vi)           Used Motor Oil Asset Divesture (Elective Amounts). Subject to Section 2.6(d), Borrower may, at its election, offer to prepay (x) the Term Loans in an aggregate amount greater than the 50% of the UMO Sale Proceeds received by any Loan Party in clause (v) above, within five (5) Business Days of the date of such Transfer; such excess Net Cash Proceeds shall be applied to (i) all accrued and unpaid payments of interest with respect to the Term Loan due prior to the date of prepayment, (ii) the outstanding principal amount of the Term Loan, (iii) all other sums, if any, that shall have become due and payable hereunder with respect to the Term Loan, including all Obligations due hereunder and (y) shall immediately pay to Agent for its benefit and the benefit of Lenders, if applicable, the Prepayment Premium, Exit Fee and/or Exit Fee 2024.

(vii)          Change of Control. Upon a Change of Control, Borrower shall immediately offer to pay to Agent for its benefit and the benefit of Lenders, as applicable (x) (i) all accrued and unpaid payments of interest with respect to the Term Loan due prior to the date of prepayment, (ii) the outstanding principal amount of the Term Loan, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to the Term Loan, including all Obligations due hereunder plus (y) if applicable, the Prepayment Premium, Exit Fee and/or Exit Fee 2024.

(viii)         Certain Equity Issuances. Immediately upon the receipt by Borrower, Parent or any Subsidiary of Parent of the Net Cash Proceeds of any Equity Issuance (other than Permitted Equity Issuances under clauses (a) through (e) of the definition thereof) Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of such Net Cash Proceeds plus if applicable, the Prepayment Premium, Exit Fee and/or Exit Fee 2024; provided that, Net Cash Proceeds received in connection with Permitted Equity Issuances under clause (f) of the definition thereof shall not be required to be so applied until at least $35,000,000 of Net Cash Proceeds have been received by Borrower, Parent, or any Subsidiary of Parent, as applicable.

(ix)           Issuance of Indebtedness. Immediately upon the receipt by Borrower, Parent or any Subsidiary of Parent of the Net Cash Proceeds of any Indebtedness (other than any Permitted Indebtedness), the Borrower shall prepay the Term Loans as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds plus if applicable, the Prepayment Premium, Exit Fee and/or Exit Fee 2024.

(b)           Voluntary Prepayments. Borrower may voluntarily prepay the Term Loan in whole or in part, at any time; provided that each of the following conditions is satisfied: Borrower pays to Agent for its benefit and the benefit of Lenders, as applicable, (i) all accrued and unpaid payments of interest with respect to the Term Loan (or portion thereof subject to prepayment) due up to and including the date of prepayment, (ii) the outstanding principal amount of the Term Loan being prepaid, and (iii) to the extent that on any date occurring prior to the Maturity Date that payment or prepayment in full of the Secured Obligations hereunder occurs (or is deemed to have occurred in the case of a Prepayment Event), the Borrower shall pay in full all outstanding Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted), which shall include for the avoidance of doubt, the payment, if applicable, of any Prepayment Premium, Exit Fee and Exit Fee 2024. Term Loans bearing interest based on the Base Rate may be prepaid with same-day written notice, which is received by the Agent no later than 11:00 a.m. New York time on a Business Day, subject to the applicable Prepayment Premium, Exit Fee and/or Exit Fee 2024, as applicable.

(c)

(i)             Each prepayment of the outstanding Term Loan pursuant to this Section 2.6 (other than Section 2.6(a)(viii) due to Permitted Equity Issuances under clause (f)) shall be applied to the principal repayment installments thereof in indirect order of maturity on a pro rata basis with accrued interest and fees pursuant to Section 2.7. Such prepayments shall be paid to the Lenders in accordance with their Pro Rata Percentage.

(ii)            Each prepayment pursuant to Section 2.6(a)(viii) due to Permitted Equity Issuances under clause (f) shall be applied first to the accrued and unpaid interest on the 2023 Term Loans and the 2024 Term Loans, as applicable, on a pro rata basis, second to the principal repayment installments of the 2023 Term Loans and the 2024 Term Loans, as applicable, in indirect order of maturity on a pro rata basis with any applicable Exit Fee or Exit Fee 2024, as applicable, third to the accrued and unpaid interest on the Additional Term Loans and Initial Term Loans on a pro rata basis and fourth the principal repayment installments of the Additional Term Loans and Initial Term Loans in indirect order of maturity on a pro rata basis with any applicable Prepayment Premium. Such prepayments shall be paid to the Lenders in accordance with their Pro Rata Percentage of the applicable Term Loans.

(d)           Borrower shall notify the Agent in writing (such writing to include, the subsection of this Section 2.6 pursuant to which such prepayment is being made, the amount of such prepayment (including any Prepayment Premium) and the date of such prepayment) of any prepayment required to be made pursuant to this Section 2.6 at least one (1) Business Day prior to the date of such prepayment. Each Lender may elect (in its sole discretion) to decline all or any portion of its Pro Rata Percentage of any mandatory prepayment pursuant to Section 2.6(a)(v) or Section 2.6(a)(vi) (such declined amounts the “Declined Proceeds” and each such Lender, a “Declining Lender”) by giving notice of such election in writing to the Agent by 11:00 a.m. New York time on the date that is one (1) Business Day after the date of such Lender’s receipt of notice from the Agent regarding such prepayment. If a Lender fails to deliver a notice of election declining receipt of its Pro Rata Percentage of such mandatory prepayment to the Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Percentage of the total amount of such mandatory prepayment of Term Loans. Upon receipt by the Agent of such notice, the Agent shall immediately notify the Borrower of such election. Any Declined Proceeds shall (1) first, be applied to prepay non-Declining Lenders’ Pro Rata Percentage of the outstanding amount of the Term Loan (excluding the outstanding amount of the Term Loan owed to the Declining Lenders) and (2) second, be retained by the Borrower; provided that non-Declining Lenders’ may decline such additional amounts under clause (1) and such amounts will be retained by the Borrower and/or applied by the Borrower in any manner not inconsistent with the terms of this Agreement. If the Borrower elects to voluntarily prepay the outstanding amount of the Term Loan with any Declined Proceeds, then such prepayment shall be accompanied by interest to, but not including, the prepayment date on the amount so prepaid and any applicable Prepayment Premium, Exit Fee and/or Exit Fee 2024.

2.7          Other Payment Terms.

(a)            Place and Manner. Except as otherwise provided herein. all payments to be made by Borrower under any Loan Document, including payments of principal and accrued but unpaid interest hereunder, and all fees and Lender Expenses shall be made without setoff or counterclaim from. All payments to be made by Borrower under any of the Loan Documents shall be made by 3:00 p.m. New York time in immediately available funds by same day wire transfer to Agent, for its benefit and the benefit of Lenders, as applicable, in accordance with the wire transfer instructions as provided in writing by Agent from time to time. Unless otherwise determined by Agent (acting at the direction of the Required Lenders), all payments received from Borrower shall be applied first to any outstanding fees and/or Lender Expenses, then to accrued and unpaid interest, then to principal. Any wire transfer or payment received by Agent after 3:00 p.m. New York time may be deemed to have been received by Agent, in its sole discretion, as of the opening of business on the immediately following Business Day. Any prepayment made pursuant to Section 2.6 (other than Section 2.6(c)(ii)) shall be accompanied by interest to, but not including, the prepayment date on the amount so prepaid and any applicable Prepayment Premium, Exit Fee and/or Exit Fee 2024.

(b)            Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)            Default Rate. If an Event of Default has occurred and is continuing, at the election of the Required Lenders (or automatically if an Event of Default pursuant to Sections 8.1 or 8.9 is continuing), Borrower shall pay interest on the Obligations from the date of such Event of Default until such Event of Default is cured, at a per annum rate equal to the Default Rate. All computations of interest shall be made on the basis of a year of 360 days, as the case may be, and actual days elapsed.

(d)           Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable Code) of Collateral) (and other than pursuant to Section 2.8, Section 14.1, Section 14.15, or any purchase option pursuant to any intercreditor agreement or any subordination agreement to which Agent is a party) and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by applicable requirements of law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Loan Party in the amount of such participation.

(e)            Defaulting Lenders.

(i)             Responsibility. The failure of any Defaulting Lender to make any Term Loan, or to fund any purchase of any participation required to be made or funded by hereunder, or to make any payment required by it under any Loan Document on the date specified therefor shall not relieve any other Lender of its obligations to make such loan, fund the purchase of any such participation, or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Defaulting Lender to make a loan, fund the purchase of a participation or make any other required payment under any Loan Document.

(ii)            Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 14.4, a Defaulting Lender shall not have any voting or consent rights under or with respect to any Loan Document (or be, or have its Term Loans and Term Loan Commitments, included in the determination of “Required Lenders” or “Lenders directly and adversely affected” pursuant to Section 14.4) for any voting or consent rights under or with respect to any Loan Document, provided that (A) the Term Loan Commitment of a Defaulting Lender may not be increased, extended or reinstated, (B) the principal of a Defaulting Lender’s Term Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations under the Loan Documents owing to a Defaulting Lender may not be reduced in such a manner that by its terms affects such Defaulting Lender more adversely than other Lenders, in each case, without the consent of such Defaulting Lender. Moreover, for the purposes of determining Required Lenders, the Term Loans and Term Loan Commitments held by Defaulting Lenders shall be excluded from the total Term Loans and Term Loan Commitments outstanding.

(iii)           Borrower Payments to a Defaulting Lender. Agent shall be authorized to use all payments received by Agent for the benefit of any Defaulting Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Lenders. Upon any such unfunded obligations owing by a Defaulting Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Defaulting Lender. In the event that Agent is holding cash collateral of a Defaulting Lender that cures pursuant to clause (iv) below or ceases to be a Defaulting Lender pursuant to the definition of Defaulting Lender, Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Defaulting Lender shall be the aggregate amount of all unpaid obligations owing by such Lender to Agent, and other Lenders under the Loan Documents.

(iv)           Cure. A Lender may cure its status as a Defaulting Lender under clause (a) of the definition of Defaulting Lender if such Lender fully pays to Agent, on behalf of the applicable Lenders the Aggregate Excess Funding Amount, plus all interest due thereon. Any such cure shall not relieve any Lender from liability for breaching its Contractual Obligations hereunder and shall not constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.8           Increased Costs.

If any Change in Law shall:

(a)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(b)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)            impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Loans made by such Lender or participation in any such Term Loan;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Term Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

2.9           Taxes.

(a)            Defined Terms: For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.9(b)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.1(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)           Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(B)         Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable

(1)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           executed copies of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8 BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)             Survival. Each party’s obligations under this Section 2.9 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.10        Term. This Agreement shall become effective on the Closing Date and shall continue in full force and effect for so long as any Obligations remain outstanding (other than inchoate indemnity obligations). Agent’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding (other than inchoate indemnity obligations) and upon payment in full of all Obligations (other than inchoate indemnity obligations which are not the subject of an indemnity claim), Agent’s Lien on the Collateral shall terminate automatically. This Agreement may be terminated prior to the Maturity Date by Borrower, effective five (5) Business Days after written notice of termination is given to Agent and Lenders and upon receipt by Agent of payment of the Obligations (including, without limitation, the Prepayment Premium, if applicable) in full in cash (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement).

2.11	Issuance of Warrants.

(a)            On the Closing Date, in connection with (and as additional consideration for) the making of the Initial Term Loan by the Initial Lenders, Parent has issued to each Initial Lender (or, with respect to certain of the Initial Lenders, to such Initial Lender’s Affiliate or Approved Fund identified on Schedule A of the Warrant Agreement), the number of Initial Warrants set forth opposite the name of such Initial Lender (or such Initial Lender’s Affiliate or Approved Fund, as applicable) on Schedule A of the Warrant Agreement. The Initial Warrants are governed by and entitled to the benefits, and subject to the terms of, the Warrant Agreement.

(b)           On the First Amendment Effective Date, in connection with (and as additional consideration for) the making of the Additional Term Loan by the Initial Lenders, Parent shall issue to each Initial Lender (or, with respect to certain of the Initial Lenders, to such Initial Lender’s Affiliate or Approved Fund identified on Schedule A of the Additional Warrant Agreement), the number of Additional Warrants set forth opposite the name of such Initial Lender (or such Initial Lender’s Affiliate or Approved Fund, as applicable) on Schedule A of the Additional Warrant Agreement. Upon issuance pursuant to this Section 2.11(b), the Additional Warrants shall be governed by and shall be entitled to the benefits, and subject to the terms, of the Additional Warrant Agreement.

(c)            On the Fifth Amendment Effective Date, in connection with (and as additional consideration for) the making of the 2023 Term Loan by the 2023 Term Loan Lenders, Parent shall issue to each 2023 Term Loan Lender (or, with respect to certain of the 2023 Term Loan Lenders, to such 2023 Term Loan Lender’s Affiliate or Approved Fund identified on Schedule A of the 2023 Warrant Agreement), the number of 2023 Warrants set forth opposite the name of such 2023 Term Loan Lender (or such 2023 Term Loan Lender’s Affiliate or Approved Fund, as applicable) on Schedule A of the 2023 Warrant Agreement. Upon issuance pursuant to this Section 2.11(c), the 2023 Warrants shall be governed by and shall be entitled to the benefits, and subject to the terms, of the 2023 Warrant Agreement.

(d)           On the 2024 Borrowing Date, in connection with (and as additional consideration for) the making of the 2024 Term Loan by the 2024 Term Loan Lenders, Parent shall issue to each 2024 Term Loan Lender (or, with respect to certain of the 2024 Term Loan Lenders, to such 2024 Term Loan Lender’s Affiliate or Approved Fund identified on Schedule A of the 2024 Warrant Agreement), the number of 2024 Warrants set forth opposite the name of such 2024 Term Loan Lender (or such 2024 Term Loan Lender’s Affiliate or Approved Fund, as applicable) on Schedule A of the 2024 Warrant Agreement. Upon issuance pursuant to this Section 2.11(d), the 2024 Warrants shall be governed by and shall be entitled to the benefits, and subject to the terms, of the 2024 Warrant Agreement.

2.12          Certain Tax Considerations; Investment Unit Allocation. Each Loan Party and each Lender hereby agree (i) that (~~x~~w) the Initial Term Loan disbursed to the Borrower on the Closing Date and the Initial Warrants issued on the Closing Date, taken together, comprise an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code, (~~y~~x) the Additional Term Loan disbursed to the Borrower on the First Amendment Effective Date and the Additional Warrants issued on the First Amendment Effective Date, taken together, comprise an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code ~~and~~, (~~z~~y) the 2023 Term Loan disbursed to the Borrower on the Fifth Amendment Effective Date and the 2023 Warrants issued on the Fifth Amendment Effective Date, taken together, comprise an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code and (z) the 2024 Term Loan disbursed to the Borrower on the 2024 Borrowing Date and the 2024 Warrants issued on the 2024 Borrowing Date, taken together, comprise an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code, (ii) to treat each such investment unit as issued by the Parent for U.S. federal income tax purposes and (iii) to allocate the (~~x~~w) issue price of the Initial Term Loan and the Initial Warrants in proportion to their fair market value as of the Closing Date, in accordance with Treasury Regulations Section 1.1273-2(h), (~~y~~x) the purchase price of the Additional Term Loan and the Additional Warrants in proportion to their fair market value as of the First Amendment Effective Date, in accordance with Treasury Regulations Section 1.1273-2(h) ~~and~~, (~~z~~y) the purchase price of the 2023 Term Loan and the 2023 Warrants in proportion to their fair market value as of the Fifth Amendment Effective Date, in accordance with Treasury Regulations Section 1.1273-2(h) and (z) the purchase price of the 2024 Term Loan and the 2024 Warrants in proportion to their fair market value as of the 2024 Borrowing Date, in accordance with Treasury Regulations Section 1.1273-2(h). On the First Amendment Effective Date, (x) the Lenders, each Loan Party and the Borrower agreed to treat the issuance of the Additional Term Loan hereunder as a “qualified reopening”, within the meaning of Treasury Regulations Section 1.1275-2(k)(3)(i), of the Initial Term Loan, (y) the Lenders and the Borrower agreed that the Additional Term Loan should have the same issue date, the same issue price, and (with respect to the Lenders) the same adjusted issue price as the Initial Term Loan and (z) the Lenders and the Borrower agreed to the additional terms applicable to this Section 2.12 that are set forth in the side letter between the Borrower and the Lenders, dated May 26, 2022. On the Fifth Amendment Effective Date, (x) the Lenders, each Loan Party and the Borrower agree to treat Amendment Number Five as a “significant modification”, within the meaning of Treasury Regulations Section 1.1001-3(e), of the Initial Term Loan and the Additional Term Loans, resulting in, pursuant to Treasury Regulations Section 1.1001-3(b), a taxable exchange under Section 1001 of the Code and (y) the Lenders and the Borrower agree to the additional terms applicable to this Section 2.12 that are set forth in the side letter between the Borrower and the Lenders, dated December 28, 2023. On the 2024 Borrowing Date, (x) the Lenders, each Loan Party and the Borrower agree to treat the 2024 Term Loan as an issuance of a new loan in addition to the existing Initial Term Loan, the Additional Term Loans and the 2023 Term Loan and (y) the Lenders and the Borrower agree to the additional terms applicable to this Section 2.12 that are set forth in the side letter between the Borrower and the Lenders, dated as of the 2024 Borrowing Date. Unless otherwise required by Applicable Law, Borrower, each Loan Party and each Lender agree to file all tax returns in a manner consistent with this Section 2.12.

2.13           Uncommitted Incremental Facility.

(a)      Requests. The Borrower may, by written notice to Agent and the Lenders, request increases in the commitments for Term Loans under a new term loan tranche or under any existing term loan tranche (each, an “Incremental Term Loan Commitment” and the term loans thereunder, an “Incremental Term Loan”; each Incremental Term Loan Commitment and the Incremental Term Loans thereunder are sometimes referred to herein individually as an “Incremental Facility” and collectively as the “Incremental Facilities”) in a maximum aggregate principal amount of up to $25,000,000. Such notice shall set forth (A) the amount of the Incremental Term Loan Commitment being requested (which shall be in a minimum amount of $10,000,000 and multiples of $500,000 in excess thereof) and (B) the date (an “Incremental Effective Date”) on which such Incremental Facility is requested to become effective (which, unless otherwise agreed by the Required Lenders, shall not be less than thirty (30) days after the date of such notice).

(b)      Conditions Applicable to Any Incremental Facility. In addition to the other conditions set forth in this Section 2.13 that may be applicable thereto, no Incremental Facility shall become effective under this Section 2.13 unless, after giving effect to such Incremental Facility, the Incremental Term Loans to be made thereunder, and the application of the proceeds therefrom:

(i)            no Default or Event of Default shall exist at the time of funding;

(ii)           consent from the Lenders party hereto as of the date thereof;

(iii)         the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties are true and correct in all respects subject to such qualification) on and as of the effective date of such funding, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (in compliance with the foregoing standard) on and as of such earlier date;

(iv)          Agent shall have received a certificate of a Responsible Officer of Borrower certifying as to the applicable matters described in Section 2.13(b)(i) through 2.13(b)(iii) and stating the terms of the Incremental Term Loan and the Incremental Amendment, comply with the provisions of this Agreement and the Loan Documents;

(v)           Each Incremental Term Loan under any Incremental Facility shall be used solely for purposes permitted under the applicable Incremental Amendment; and

(vi)          Agent shall have received, to the extent Incremental Term Loan Lenders shall have required or requested, customary legal opinions from Borrower’s counsel, customary evidence of authorization with respect to any of the officers executing documentation in connection with the Incremental Facility and related documentation on behalf of the Borrower, Organization Documents and good standing certificates from Borrower in its jurisdictions of organization and a secretary certificate and officer’s certificate from Borrower, in each case, in form and substance satisfactory to Incremental Term Loan Lenders in their reasonable discretion.

(c)      Terms Applicable to Incremental Term Loans. In addition to the other conditions set forth in this Section 2.13 that may be applicable thereto, no Incremental Term Loans under any Incremental Facility shall become effective under this Section 2.13 unless:

(i)            (x) the final maturity of any Incremental Term Loan shall not be earlier than the Maturity Date and (y) the Weighted Average Life to Maturity of any Incremental Term Loan shall not be shorter than the remaining Weighted Average Life to Maturity of the Term Loans existing immediately prior to the Incremental Effective Date; and

(ii)           the other covenants and terms of such Incremental Term Loan (including related warrants, if any) are the same or more lender favorable than the Term Loans and Warrants existing immediately prior to the Incremental Effective Date (other than as required and/or permitted pursuant to clause (i) above).

(d)      Offer to Lenders. Each Lender may, in its sole discretion, commit to participate in such Incremental Facility by forwarding its commitment thereto to Agent within thirty (30) days after receiving notification from the Agent, in form and substance reasonably satisfactory to Borrower; provided that no existing Lender will be required to increase its respective commitment without its consent (and if any Lender has not affirmatively responded within thirty (30) days of receiving a written request to provide such Incremental Facility (and the proposed terms therefor) with confirmation of its interest in providing its respective commitment increase, then such Lender shall be deemed to have declined such opportunity); provided further that each Lender may participate through its respective Affiliates or Approved Funds who shall provide an administrative questionnaire and tax forms as may be required by the Agent. Borrower shall allocate the commitments to be made as part of the Incremental Facility to the Lenders from which it has received commitments; provided that, each participating Lender shall be entitled to at least its Pro Rata Percentage of the proposed Incremental Facility (such Lenders, Affiliates or Approved Funds, the “Incremental Term Loan Lenders”). Nothing in this Agreement shall be construed to obligate any Lender to participate in any Incremental Facility (each Lender’s decision to be made in its own discretion).

(e)      Required Amendments; Documentation; Rights of Incremental Lenders.

(i)            The Incremental Facilities shall be evidenced by an amendment or supplement to this Agreement executed by Borrower (and consented to by all other Loan Parties) and the applicable Incremental Term Loan Lenders (such amendment or supplement, an “Incremental Amendment”) and such Incremental Amendment may, subject to Section 2.13(b)(ii), without the consent of any other Lender or the Agent, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower, to effect the provisions of this Section 2.13; provided, however, that no such Incremental Amendment shall effect any change that, pursuant to Section 14.4, requires the consent of all Lenders or the consent of each Lender directly affected thereby without the consent of each such Lender (it being agreed, however, that Loan under an Incremental Facility will not, of itself, be deemed to effect any of the changes described in Section 14.4 and that modifications to the definition of “Required Lenders” or other provisions relating to voting provisions to provide the Persons providing the applicable Incremental Facility with the benefit of such provisions will not, by themselves, be deemed to effect any of the changes described in Section 14.4). The Borrower shall promptly notify the Agent and each Lender as to the effectiveness of each such amendment.

(ii)         Upon closing of an Incremental Facility, the Incremental Term Loan Lenders thereof shall be deemed to be Lenders and the Incremental Term Loans shall for all purposes be deemed to be Term Loans hereunder.

(iii)         Each Incremental Term Loan Lender, in each case, shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

(f)       Controlling Provision. This Section 2.13 shall supersede any provisions in Section 2.7(d) and Section 14.4 to the contrary.

3.            Conditions Precedent.

3.1      Conditions Precedent to the Closing Date. The Initial Lenders and the Borrower shall issue a joint release instruction to the Escrow Agent upon the satisfaction of (or waiver by the Initial Lenders in writing of) the following the conditions precedent, in form and substance satisfactory to Agent and Initial Lenders (the “Closing Date”):

(a)      The Loan Documents (including, but not limited to, this Agreement and the Agent Fee Letter) duly executed by Borrower and the Guarantors required to sign such Loan Document;

(b)      The Current Financial Statements of Parent;

(c)      Evidence of the insurance coverage required by Section 6.8 of this Agreement;

(d)     To the extent requested by any Initial Lender, a Note in the principal amount of the Initial Term Loan in respect of such Initial Lender’s Pro Rata Percentage shall be provided by Borrower to such requesting Initial Lender;

(e)      Customary legal opinions of (x) Stroock & Stroock & Lavan LLP, in its capacity as special counsel to the Loan Parties and (y) local counsel opinions covering Loan Parties and jurisdictions as reasonably agreed by the Borrower and the Initial Lenders in each case, dated as of the Closing Date and addressed to the Agent and the Initial Lenders;

(f)       Delivery of an executed Notice of Borrowing, direction letter and Funds Flow Memorandum;

(g)      The Closing Date shall not occur before April 1, 2022;

(h)      A duly executed officer’s certificate of each Loan Party containing the following documents: (i) the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), (ii) resolutions authorizing the Loan Documents and, in the case of Parent, the Initial Warrants, the Warrant Agreement and the Registration Rights Agreement (including authorization of the reservation and issuance of Parent’s common stock upon exercise of the Initial Warrants), (iii) a good standing certificate from (A) each Loan Party’s state of formation and (B) from any state where such party is, or is required to be, qualified to do business to the extent failure to so qualified could reasonably be expected to have a Material Adverse Effect and (iv) incumbency and representative signatures;

(i)       All necessary consents of stockholders or members and other third parties with respect to the execution, delivery and performance of the Loan Documents by the Loan Parties and, in the case of Parent, the Initial Warrants, the Warrant Agreement and the Registration Rights Agreement (including consent to the issuance of Parent’s common stock upon exercise of the Initial Warrants);

(j)       [reserved];

(k)      The execution and delivery by the Intermediation Facility Agent and the Loan Parties of an Intercreditor Agreement;

(l)       The execution and delivery by Parent of the Warrant Agreement and the Registration Rights Agreement and the issuance by Parent of the Initial Warrants to the Initial Lenders or their Affiliates or Approved Funds;

(m)     A Solvency Certificate from the chief financial officer, chief executive officer, president or similar senior officer of Parent (after giving effect to the transactions contemplated by this Agreement, including the issuance by Parent of the Initial Warrants) certifying that the Loan Parties, individually and collectively, are not Insolvent;

(n)      The Mobile Refinery Acquisition shall have been consummated substantially simultaneously with the initial borrowings under this Agreement in accordance with the Mobile Refinery Acquisition Agreement;

(o)      Since the date of the Mobile Refinery Acquisition Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Mobile Refinery Acquisition Agreement);

(p)     Such documents, instruments and agreements, including certificates evidencing Collateral consisting of Equity Interests, Uniform Commercial Code financing statements or amendments to Uniform Commercial Code financing statements, as the Initial Lenders shall reasonably request to evidence the perfection and priority of the security interests granted to Agent pursuant to Section 4;

(q)      Subject to Section 6.19, the Agent shall have received, subject to any Intercreditor Agreement, all documents, agreements and instruments required to create and perfect the Agent’s security interest in the Collateral. The Loan Parties shall have filed or shall have provided all UCC-1 financing statements and the Intellectual Property Security Agreement in form for filing by the Required Lenders or their counsel and shall have delivered all certificated pledged equity and documented pledged debt (if any) with appropriate transfer powers and/or allonges by the Closing Date;

(r)       Borrower shall have paid all Lender Expenses and all fees due pursuant to the Agent Fee Letter or the Commitment Letter, as applicable;

(s)      The Borrower and each of the Guarantors shall have provided no less than 3 business days prior to the Closing Date the documentation and other information to the Lenders that are reasonably requested by the Lenders no later than 10 days prior to the Closing Date under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, the USA FREEDOM Act, IRS Form W-9 (if applicable) and other applicable tax forms;

(t)       Such other documents, and completion of such other matters, as Agent or Initial Lenders may reasonably deem necessary or appropriate;

(u)      Confirmation that (i) the representations and warranties contained in Section 5 shall be true and correct on and as of the Closing Date (except for such representations and warranties made as of a specific date, in which case such representations and warranties shall be true and correct as of such specific date), after giving effect in all cases to any standard(s) of materiality contained in Article 5 as to such representations and warranties, and (ii) no Default or Event of Default shall have occurred and be continuing, or would exist after giving effect to the funding of the Initial Term Loan. The making of the Initial Term Loan shall be deemed to be a representation and warranty by Borrower on the date of the Term Loan as to the accuracy of the facts referred to in this Section 3.1; and

(v)      Concurrently with the consummation of the Mobile Refinery Acquisition, the Loan Parties (and/or any Intermediation Facility Agent) shall execute and deliver or confirm effectiveness of the material supply and offtake agreements with Macquarie Energy North America Trading Inc., Shell Trading (US) Company, Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Chemical LP, Synergy Supply & Trading LLC, and Idemitsu Apollo Renewable Corp. on substantially similar terms as the agreements provided to counsel to the Lenders on February 16, 2022, subject to (x) any amendments, modifications or adjustments to the terms thereof (other than economic terms) required by any Intermediation Facility Agent, the Loan Parties or the applicable counterparty to the intermediation arrangements to the extent not materially adverse to the Lenders and (y) any amendments, modifications or adjustments to the economic terms thereof required by any Intermediation Facility Agent, the Loan Parties or the applicable counterparty to the intermediation arrangements to the extent not adverse to the Lenders.

For purposes of determining compliance with the conditions specified in this Section 3.1, each Initial Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.            Creation of Security Interest.

4.1       Grant of Security Interest. To secure prompt repayment of any and all Secured Obligations and prompt performance by the Loan Parties of each of their covenants and duties under the Loan Documents, each Loan Party grants Agent, for itself and as agent for Lenders, a continuing security interest in all presently existing and hereafter acquired or arising Collateral. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the Closing Date, in each case, subject to Permitted Liens. This Agreement is intended by the parties to be a security agreement for purposes of the Code.

IT BEING UNDERSTOOD, HOWEVER, that, notwithstanding anything in this Section 4.1 to the contrary, (1) in no event shall the Collateral include, or the security interest or Lien granted under this Section 4.1 attach to, any Excluded Property, and (2) for so long as the applicable property continues to be Excluded Property, the Loan Parties shall not be required to take any action intended to cause any Excluded Property to constitute Collateral, and none of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Property; provided, however, that the security interest granted under this Section 4.1 shall immediately attach to, and the Collateral shall immediately include, any such asset (or portion thereof) that would otherwise constitute Collateral, were it not Excluded Property, upon such asset (or portion thereof) ceasing to be Excluded Property and (3) any and all assets or property sold, conveyed, transferred, assigned or otherwise disposed of by the Loan Parties to the extent permitted by the terms of the Loan Documents shall be free of the security interests granted and created herein upon, from and after such sale, conveyance, transfer, assignment or other disposition, and all rights therein shall revert to the applicable Loan Party; provided, further, however, that security interests granted and created herein shall continue in any Proceeds (as defined in the UCC) of such sale, conveyance, transfer, assignment or other disposition. Upon any such release or such sale, transfer, conveyance, assignment or other disposition of Collateral or any part thereof, the Agent shall, upon the request and at the sole cost and expense of the Loan Parties, assign, transfer and deliver to the applicable Loan Party, against receipt and without recourse to our any warranty by Agent except as to the fact that the Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in the possession of the Agent and as have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, documents and instruments (including UCC-3 termination financing statements or releases) reasonably requested by the Borrower acknowledging the termination hereof or the release of such Collateral.

4.2       Duration of Security Interest. Agent’s security interest in the Collateral shall continue until the payment in full in cash and the satisfaction of all Secured Obligations (other than inchoate indemnity obligations or other obligations that expressly survive termination), whereupon such security interest shall terminate and Agent shall, at Borrower’s sole cost and expense, promptly execute such further documents and take such further actions as may be reasonably requested by the Borrower at the Borrower’s sole cost and expense to effect the release contemplated by this Section 4.2, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code. Any such release shall be without recourse, representation or warranty by Agent.

4.3       Possession of Collateral. So long as no Event of Default has occurred and is continuing, and subject to the respective rights and terms and conditions set forth in any Intercreditor Agreement, the Loan Parties shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Agent or the Required Lenders for perfection or protection of Agent’s security interest therein or in connection with any Permitted Lien, Permitted Distribution, Permitted Transfer or Permitted Investment) and shall be entitled to manage, operate and use the same and each part thereof with all the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

4.4       Delivery of Additional Documentation Required.

(a)      Negotiable Collateral. Subject to the rights of the respective secured parties set forth in any Intercreditor Agreement, the Loan Parties shall from time to time execute and deliver to Agent for the benefit of Lenders, in accordance with the terms of the Collateral Pledge Agreement, all Negotiable Collateral (in the case of pledged Indebtedness, to the extent having a value in excess of the Collateral Threshold Amount in the aggregate) and other documents that Agent (at the direction of Required Lenders) may reasonably request, in a form reasonably satisfactory to Agent and Required Lenders, to perfect and continue the perfection of Agent’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

(b)      Commercial Tort Claims. Subject to the rights of the respective secured parties set forth in any Intercreditor Agreement, for the avoidance of doubt, if Borrower acquires a Commercial Tort Claim (which would reasonably be expected to result in damages in excess of the Collateral Threshold Amount, Borrower shall promptly notify Agent in a writing signed by Borrower of the general details thereof and upon Agent’s request (at the direction of the Required Lenders), Borrower shall promptly, but in no event more than ten (10) Business Days after such request agree to an amendment to the definition of Collateral in Exhibit A hereto to include such Commercial Tort Claim, such amendment to be in form and substance as required by Agent (at the direction of the Required Lenders).

(c)      Certificate of Title Collateral. Subject to Section 6.19, on the Closing Date, each Loan Party agrees to deliver to Agent or Agent’s designee the certificates of title for all Certificate of Title Collateral owned by such Loan Party for notation of the Agent’s Lien. With respect to any Certificate of Title Collateral acquired by any Loan Party after the Closing Date, the Loan Parties shall deliver to Agent or Agent’s designee the certificates of title for all Certificate of Title Collateral identified on the most recently delivered Disclosure Letter within twenty (20) Business Days of the delivery of such Disclosure Letter. Each Loan Party agrees to take all actions necessary to cause such certificates to be filed (with the Agent’s Lien noted thereon) in the appropriate state motor vehicle filing office.

4.5       Right to Inspect. Agent and/or a representative of the Required Lenders (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during the Loan Parties’ usual business hours but no more than once per year at the expense of the Borrower (or if an Event of Default has occurred and is continuing may do any of the foregoing at the expense of the Borrower as often as the Agent and/or a representative of the Required Lenders may desire any time during normal business hours and without advance notice), to inspect each Loan Party’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify the Loan Parties’ financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.6       Authorization to File. Each Loan Party hereby authorizes the Agent, at the expense of such Loan Party (including the reasonable and documented fees and expenses of outside counsel to the extent of and as permitted by Section 10.3), to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Loan Party where permitted by law and using language such as “All assets of the Debtor whether now owned or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or such other language as the Agent (acting at the direction of the Required Lenders) reasonably deems necessary or appropriate. A photocopy or other reproduction of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Loan Party understands and agrees that even though the Agent has no obligation to do so, with respect to any financing statement, the Agent intends to file (at the expense of such Loan Party, including the reasonable and documented fees and expenses of outside counsel to the extent of and as permitted by Section 10.3) any continuation statement or amendment where failure to so file could reasonably be expected to result in the lapse of such financing statement at any time within six months of any such proposed filing. Notwithstanding the foregoing, Agent shall have no obligation to make such filings or to otherwise perfect or maintain the perfection of the security interest on the Collateral.

5.         Representations and Warranties.

Each Loan Party represents, warrants and covenants to Agent and Lenders as follows, which representations, warranties and covenants shall survive the execution and delivery of this Agreement and the providing of any Term Loan pursuant hereto:

5.1       Due Organization and Qualification. Each Loan Party (a) is duly formed and existing under the laws of its respective state of formation or incorporation, as applicable, and (b) is qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except, solely in the case of this clause (b), where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2       Authority and Power. The execution, delivery, and performance of the Loan Documents are within each Loan Party’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision of such Loan Party’s Organization Documents. No Loan Party is in default under any Material Contract to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect and the execution and delivery by the Loan Parties of the Loan Documents will not cause a breach of any Material Contract to which any Loan Party is a party or by which it is bound.

5.3       Subsidiaries. Parent has no Subsidiaries other than as disclosed in (i) Section 1 of the Disclosure Letter, as may be amended and (ii) Schedule 1 hereto. The ownership interests in each Subsidiary is uncertificated. Each Subsidiary is duly formed and validly existing under the laws of its respective jurisdiction.

5.4       Conflict with Other Instruments, etc.. Neither the execution and delivery of any Loan Document to which any Loan Party is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will (a) conflict with or result in a breach of any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality (other than instances in which (i) such instance is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or (ii) such instance could not reasonably be expected to have a Material Adverse Effect) or (b) result in the creation or imposition of any Lien on any assets of any Loan Party, other than Permitted Liens under this Agreement.

5.5       Enforceability. The Loan Documents have been duly executed and delivered by each Loan Party that is a party thereto, and constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

5.6       No Prior Encumbrances. Except as set forth in Section 8 of the Disclosure Letter, each Loan Party has good and marketable title to (i) its respective property, except for defects to title which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (ii) its respective Collateral, free and clear of Liens, except for Permitted Liens.

5.7       Name; Location of Chief Executive Office, Principal Place of Business and Collateral. As of the Closing Date and each date that a Compliance Certificate is to be delivered (a) in the most recent five (5) years, no Loan Party has done business under any name other than that specified on the signature page hereof or as disclosed on Section 1 or 2 of the Disclosure Letter, as may be amended, (b) the chief executive office, principal place of business, and the locations where each Loan Party maintains its records concerning its respective Collateral are presently located at the address(es) set forth on Section 1 or 2 of the Disclosure Letter, as may be amended (c) the tangible property included in the Collateral is presently located at the address(es) set forth on Section 2 of the Disclosure Letter, as may be amended, and (d) the information in the Disclosure Letter is accurate and complete in all material respects. Except as disclosed in Section 2 of the Disclosure Letter, as may be amended, no Collateral is in the possession of a bailee or any third party.

5.8       Litigation; Governmental Action. Except as set forth in Section 5 of the Disclosure Letter, as amended/or as otherwise disclosed to Agent and Lenders pursuant to Section 6.3 hereof, there are no actions or proceedings pending or, to the Knowledge of the Responsible Officers, threatened by or against any Loan Party or any of their respective Subsidiaries (x) with reasonably expected liability more than the Disclosure Amount or (y) that could be reasonably be expected to have a Material Adverse Effect.

5.9       Financial Statements. As of the Closing Date, Agent and the Lenders have received (a) audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2020, and the related consolidated statement of operations, shareholder’s equity and cash flows for the fiscal year then ended, and (b) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the twelve (12) months ended December 31, 2021, and the related consolidated statement of operations and cash flows for the twelve (12) months then ended (the “Current Financial Statements”). The Current Financial Statements fairly present in all material respects Parent’s consolidated financial condition as of the dates thereof and consolidated results of operations for the periods then ended, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures. On the Closing Date, there has not been a material adverse change in the financial condition of the Loan Parties, taken as a whole, since the date of the most recent of such Current Financial Statements.

5.10    Solvency. The Loan Parties, individually and collectively, are not Insolvent.

5.11    Taxes; Pension Plans. Parent and each Subsidiary has filed or caused to be filed all federal income tax returns and other material tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all Taxes before the same become delinquent, other than payments of Taxes in an aggregate amount not to exceed the Disclosure Amount or except to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. No Loan Party is aware of any claims or adjustments proposed for Parent’s or any Subsidiary’s prior tax years which could result in additional Taxes in excess of the Disclosure Amount becoming due and payable. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) Parent and each Subsidiary have paid all amounts necessary, if any, to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, (b) no Loan Party nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation which remains outstanding other than the payment of premiums, and there are no such premium payments which have become due which are unpaid, (c) no ERISA Event has occurred or is reasonably expected to occur and (d) no Loan Party or ERISA Affiliate has withdrawn from participation in, permitted the partial or complete termination of, or permitted the occurrence of any other event with respect to, any pension, profit sharing and deferred compensation plans which could reasonably be expected to result in any liability to any Loan Party, including any such liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.12     Consents and Approvals. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of any Loan Party or of any other Person under any material agreement, contract, lease or license or similar document or instrument to which any Loan Party is a party or by which any Loan Party is bound, is required to be obtained by the Loan Parties in order to make or consummate the transactions contemplated under the Loan Documents except for those that have already been obtained and are in full force and effect and except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by the Loan Parties in order to make or consummate the transactions contemplated under the Loan Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect, except for those that have already been obtained and are in full force and effect and except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

5.13     Intellectual Property. The Loan Parties own all Intellectual Property used in their business, except for (i) off the shelf or shrink-wrap software and non-customized mass market licenses that are commercially available to the public, (ii) non-exclusive licenses granted by any Loan Party to its customers or other third parties in the ordinary course of business and not materially interfering with the business of the Parent or its Subsidiaries, (iii) [reserved], and (iv) Intellectual Property licensed to any Loan Party. To the Knowledge of such Loan Party, each Loan Party has all rights with respect to Intellectual Property that are reasonably necessary for, or otherwise used or held for use in, the operation of any portion of its respective businesses as currently conducted. Section 3 of the Disclosure Letter, as may be amended, lists all of the Loan Parties’ pending and registered Intellectual Property. No Intellectual Property material to the Loan Parties’ business is owned by any Subsidiary that is not a Loan Party. Except as set forth in the Disclosure Letter, (a) each of the Copyrights, Trademarks and Patents owned by any Loan Party that is material to its business is valid and enforceable, (b) no part of the Intellectual Property owned by any Loan Party that is material to its business has been judged invalid or unenforceable, in whole or in part, (c) no claim has been made to any Loan Party that any material Intellectual Property used in the business of such Loan Party violates or infringes the rights of any third party, and (d) no Loan Party is a party to, or bound by, any material inbound license or other agreement that restricts the grant by such Loan Party of a security interest in Parent’s or such Subsidiary’s rights in such license or agreement or any other Intellectual Property. Each Loan Party has a valid license agreement for the use of Intellectual Property rights of third parties known to the Loan Parties to be necessary to the conduct of the Loan Parties’ business.

5.14      Accounts. The Deposit Accounts and Securities Accounts of each Loan Party are listed on Section 3 of the Disclosure Letter, as may be amended. Each of such accounts is subject to a Control Agreement in favor of Agent to the extent required under Section 7.11 of this Agreement. Prior to opening any new account after the Closing Date (other than Excluded Accounts), each Loan Party shall first notify Agent and not deposit any funds or securities into such account until such account is subject to a Control Agreement in favor of Agent to the extent required under Section 7.11 of this Agreement, whereupon, such Loan Party shall be deemed to have updated Section 3 of the Disclosure Letter to include such new account.

5.15      Environmental Matters. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) each Loan Party and its Subsidiaries, business, operations and Real Property are in compliance with, and none of the Loan Parties or their Subsidiaries have any liability under, any Environmental Laws, (b) each Loan Party and its Subsidiaries have obtained and maintain all permits, licenses, approvals, registrations and other authorizations required for the conduct of their businesses and operations, and the ownership, operation and use of their Real Property, under Environmental Laws, and all such permits, licenses, approvals, registrations and other authorizations are valid and in good standing, (c) there has been no Release or threatened Release of any Hazardous Materials on, at, under, to or from any Real Property or facility presently or formerly owned, leased or operated by the Loan Parties, their Subsidiaries, or their predecessors in interest that would result in liability for the Loan Parties or any of their Subsidiaries under Environmental Law (d) there is no Environmental Claim pending, or to each Loan Party’s Knowledge, threatened against the Loan Parties or any of their Subsidiaries or relating to any Real Property currently or formerly owned, leased or operated by the Loan Parties or any of their Subsidiaries or relating to the operations of the Loan Parties or any of their Subsidiaries, and there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such Environmental Claim, (e) no Real Property or facility owned, operated or leased by the Loan Parties or any of their Subsidiaries and, to each Loan Party’s Knowledge, no Real Property or facility formerly owned, operated or leased by the Loan Parties or any of their Subsidiaries or predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System or the Superfund Enterprise Management System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum, (f) none of the Loan Parties or their Subsidiaries is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location, (g) no Environmental Lien has been recorded or attached to any revenues or to any Real Property owned or operated by a Loan Party or any of their Subsidiaries, (h) none of the Loan Parties or their Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Real Property or facility in a manner that could reasonably be expected to give rise to any Environmental Liability of the Loan Parties or any of their Subsidiaries, and (i) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability.

5.16     Government Consents. Each Loan Party (and each Subsidiary thereof) has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary for the continued operation of the Loan Parties’ (and their Subsidiaries’) business as currently conducted, except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

5.17     Full Disclosure. No representation, warranty or other statement made by (or on behalf of) any Loan Party (or any Subsidiary thereof) in any Loan Document, certificate or written statement furnished to Agent or any Lender, taken together with all such certificates, Loan Documents and written statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such Loan Documents, certificates or statements not misleading, it being recognized by Agent and Lenders that the projections and forecasts provided by the Loan Parties in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

5.18     Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, spoilage, non-conformance, or payment dispute (except for Inventory for which adequate reserves have been made), and free and clear of Liens (except for Permitted Liens).

5.19     Sanctioned Persons. None of Parent or any of its Subsidiaries, and to Parent’s Knowledge, any of their directors, officers, agents, employees or Affiliates is, or is owned or controlled (as such terms are defined in the applicable Sanctions) by Persons that are, currently subject to or the target of any Sanctions, or is a Sanctions Target, or is located, organized or resident in a country or territory that is the subject of Sanctions. Borrower will not directly or Knowingly indirectly use the proceeds of the Term Loan or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person subject to any Sanctions.

5.20    Foreign Assets Control Regulations, Etc.

(a)      Neither the borrowing of the Term Loan by Borrower hereunder nor its use thereof will violate (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) executive order relating thereto, (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Terrorism Order”), (iv) USA PATRIOT ACT, or (v) USA FREEDOM ACT. No part of the Term Loan will be used, directly or Knowingly indirectly, for any material payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)      Neither Parent nor any Subsidiary, including Borrower (i) is or will become a “blocked person” as described in Section 1.01 of the Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is otherwise associated, with any such blocked person.

(c)      Each Loan Party, including Borrower, and their respective Affiliates are in compliance, in all material respects, with the USA PATRIOT ACT and the USA FREEDOM ACT.

(d)      The Loan Parties, each of their Subsidiaries, and, to the Knowledge of Parent, each of their respective directors, officers and employees and, to the Knowledge of Parent, the agents of the Loan Parties, are and will remain in material compliance with all applicable Sanctions and all Anti-Corruption Laws and Anti-Money Laundering Laws. Parent and its Subsidiaries, including Borrower have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

5.21    Status. Neither Parent nor any of its Subsidiaries, including Borrower, ever has been, is, or, upon the consummation of the transactions contemplated hereby, by any other Loan Document or any related agreements, will be (i) a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code, (ii) a “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code or (iii) a “U.S. Real Property Holding Corporation” within the meaning of Section 897 of the Internal Revenue Code.

5.22    Other Permitted Amendments to Disclosure Letter; Certificate of Title Collateral. In addition to those Sections of the Disclosure Letter which Borrower is permitted to amend as set forth in this Section 5, Borrower may also amend the other Sections of the Disclosure Letter from time to time, with the exception of Section 8 of the Disclosure Letter which may only be amended to the extent the Indebtedness and Liens per any such amendment are otherwise permitted under the express terms of this Agreement; provided that with the delivery of each Compliance Certificate, the Borrower shall update the Vehicles listed on Schedules 3(A)(4) or 3(A)(5) of the Disclosure Letter. All such amendments to the Disclosure Letter may be made without Agent’s or Lenders’ consent, and shall be made by delivery of an amended Disclosure Letter (together with, in each case, a copy marked to show changes from the previous version) by email to Agent.

5.23    Tax Classification. The Borrower is classified as a disregarded entity for U.S. federal income tax purposes.

5.24    Title to Securities. Upon issuance in accordance with the terms of the Warrant Agreement, the Additional Warrant Agreement ~~or~~, the 2023 Warrant Agreement or the 2024 Warrant Agreement, as applicable, the Warrants will be duly and validly issued, and upon issuance in accordance with the terms of the Warrant Agreement, the Additional Warrant Agreement ~~or~~, the 2023 Warrant Agreement or the 2024 Warrant Agreement, as applicable, the common stock of Parent issuable upon exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Warrants, such common stock will have been reserved for issuance. Upon issuance in accordance with the terms of the Warrant Agreement, the Additional Warrant Agreement ~~or~~, the 2023 Warrant Agreement or the 2024 Warrant Agreement, as applicable, the Initial Lenders will have good title to the Warrants and, upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, the Additional Warrant Agreement ~~or~~, the 2023 Warrant Agreement or the 2024 Warrant Agreement, as applicable, to such common stock, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions set forth under the Warrant Agreement, the Additional Warrant Agreement ~~or~~, the 2023 Warrant Agreement or the 2024 Warrant Agreement, as applicable, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Initial Lenders.

6.            Affirmative Covenants.

The Loan Parties covenant and agree that, until the full and complete payment of the Obligations (other than inchoate indemnity obligations) in cash, each Loan Party shall (and shall cause each of its Subsidiaries to) do all of the following:

6.1     Good Standing. Each Loan Party and each of its Subsidiaries shall maintain its corporate existence and good standing in its jurisdiction of formation and maintain qualification in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2     Government Compliance. Parent, each Loan Party, and each of their Subsidiaries shall comply with all applicable federal and state statutes, laws, ordinances and government rules and regulations (including Environmental Laws) to which it or its operations is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.3      Financial Statements, Reports, Certificates.

(a)      Borrower shall deliver the following to Agent by email to the address specified pursuant to Article 11 (and Agent shall deliver same to Lenders immediately upon receipt thereof), and Agent and Lenders shall be entitled to rely on the information contained therein: (i) as soon as available, but in any event within the earlier of (x) forty-five (45) days after the end of each calendar quarter and (y) the date on which delivered to the SEC, Parent’s consolidated financial statements including a cash flow statement, income statement and balance sheet for the period reported, and certified by a Responsible Officer of Parent; (ii) if a Default or Event of Default has occurred and is continuing, as soon as available, but in any event within thirty (30) days after the end of each calendar month (in form and substance satisfactory to the Required Lenders), Parent’s consolidated financial statements including a cash flow statement, income statement and balance sheet for the period reported, and certified by a Responsible Officer of Parent; (iii) as soon as available, but in any event within the earlier of (x) one hundred and twenty (120) days after the end of Parent’s fiscal year and (y) the date on which delivered to the SEC, audited consolidated financial statements of Parent in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable the Initial Lenders; (iv) as soon as available, but in any event within thirty (30) days prior to the end of Parent’s fiscal year, an annual operating budget and financial projections (including income statements, balance sheets and cash flow statements) for such fiscal year, presented in a quarterly format reasonably acceptable to the Required Lenders, provided that with respect to Borrower’s annual operating budget for fiscal year 2023, the Borrower may deliver such annual operating budget to Agent by no later than the earlier of (x) January 10, 2023 and (y) one Business Day prior to the closing of Heartland Disposition (as defined in the Heartland Consent); (v) copies of all statements, reports and notices sent or made available generally by any Loan Party to its security holders and debt holders, when made available to such holders; (vi) promptly upon receipt of written notice thereof, a report of any legal actions pending or threatened against any Loan Party that could reasonably be deemed to result in damages, fines, penalties or other sanctions by any Governmental Authority payable by any Loan Party exceeding the Threshold Amount, or claims for injunctive or equitable relief; (vii) promptly upon receipt thereof (but in any event no more than three (3) Business Days thereafter), (A) copies of any amendments, waivers, consents or other modifications to any Intermediation Facility Documents or any other documents relating to Indebtedness in excess of the Threshold Amount, as applicable, (B) notices of default required to be delivered pursuant to any Intermediation Facility Documents, or any other documents relating to Indebtedness in excess of the Threshold Amount, as applicable, (C) notices of material adverse changes, and (D) notice of any Change of Control; (viii) other financial information as Agent or any Lender may reasonably request from time to time promptly after such request; (ix) environmental, social and corporate governance related materials reasonably requested by the Lenders, including the BlackRock ESG Questionnaire within seventy-five (75) days after request therefor by the requesting Lenders, which in the case of the BlackRock ESG Questionnaire, shall be completed by the Loan Parties, for direct delivery to the BlackRock Lenders, within seventy-five (75) days after request through the e-Front system without any additional request by such BlackRock Lenders and (x) no later than Tuesday of each calendar week (commencing in January 16, 2024), (1) a reasonably detailed summary as of the last day of the preceding week of the Loan Parties’ RFS Assets and RFS Liabilities and (2) a reasonably detailed summary of (x) all obligations for the purchase of RINs that have not been paid and (y) RINs that the Loan Parties must purchase in order to satisfy its RVOs; provided, that if requested by Agent, the Borrower shall make its management and advisors available to Required Lenders and their advisors from time to time during normal business hours with reasonable advance notice to address questions from Agent and its advisors in respect of the foregoing items in clause (x). ~~Notwithstanding the foregoing, any Lender may request to not receive any information that may constitute material non-public information from the Agent, pursuant to this paragraph (a), it being acknowledged that such documents or information may include amendments or requests for amendment that have been designated as “private side” information by the Borrower.~~

(b)     Electronic Delivery. Documents required to be delivered pursuant to Section 6.3(a) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent or any other Loan Party posts such documents, or provides a link thereto on the Parent’s website at: www.vertexenergy.com; or (ii) on which such documents are posted on the Loan Parties’ behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (y) the Borrower shall notify the Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents (other than documents otherwise filed with the SEC) and provide to the Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(c)      “PUBLIC” Borrower Materials. The Loan Parties hereby acknowledge that (i) the Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Parent, Borrower or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Agent, any Affiliate thereof and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Parent, Borrower, their Affiliates or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 14.12); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Agent and any Affiliate thereof shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

(d)     Cash Flow Forecast. On or before Thursday of each week, the Borrower shall deliver to Agent and the Lenders a cash flow forecast of Parent and its Subsidiaries for the upcoming 13-week period (a “Cash Flow Forecast”), in form and substance reasonably satisfactory to the Required Lenders and consistent with Borrower’s historical practices, which shall include an updated 13-week cash flow forecast from the prior weekly delivery thereof to add an additional week to the forecast with explanations from Borrower's management for any material variances in actual results as compared to forecasted performance. In addition, upon the reasonable request of the Required Lenders, Borrower shall participate in a telephonic meeting with Agent and the Lenders (not more frequently than on a weekly basis) at such time as Borrower, Agent and the Lenders agree to discuss such cash flow forecasts and the general financial condition of Parent and its Subsidiaries. The Required Lenders may reduce the frequency of or eliminate this cash flow reporting requirement at any time, in their sole discretion.

(e)       Aging. Upon reasonable request by the Required Lenders, the Loan Parties shall deliver a summary aging, by vendor, of each Loan Party’s accounts payable, any book overdraft, and any held checks, in form and substance reasonably satisfactory to the Required Lenders and consistent with the Loan Parties’ historical practices.

(f)       Budget. On or before Thursday of each week, the Borrower shall deliver to Agent and the Lenders, a weekly operating budget and financial projections (including income statements, balance sheets and cash flow statements) for such week, presented in a weekly format reasonably acceptable to the Required Lenders and consistent with the Borrower’s historical practices.

(g)      ~~(d)~~ Reports delivered to the Agent pursuant this Section 6.3 are for informational purposes only and the Agent will not be deemed to have actual or constructive notice of any information contained therein or determinable therefrom, including the Borrower’s compliance with its covenants under this Agreement. Any Lender may request to not receive any information that may constitute material non-public information from the Agent or the Loan Parties, pursuant to this Section 6.3, it being acknowledged that such documents or information may include amendments or requests for amendment that have been designated as “private side” information by the Borrower. The Loan Parties may request that the Lenders enter into or extend non-disclosure agreements prior to receiving material non-public information for the time period for which information is being provided under Section 6.3 which non-disclosure agreements shall be in form and substance consistent with past practice.

6.4       Certificates of Compliance; Disclosure Letter Updates. Each time financial statements are required to be furnished pursuant to Section 6.3(a)(i) or (iii) above, there shall be delivered to Agent (for delivery to the Lenders) a certificate signed by a Responsible Officer of Parent (each a “Compliance Certificate”) in substantially the form attached hereto as Exhibit G certifying that as of the end of the reporting period for such financial statements, the Loan Parties were in full compliance with all of the terms and conditions of the Loan Documents, and setting forth such other information as Agent (at the direction of the Required Lenders) shall reasonably request. If any information contained in the Schedules to the Disclosure Letter changes after the Closing Date and if that information relates to a subsection of Section 5 which specifically allows for information in the Disclosure Letter to be updated after the Closing Date, Borrower shall update such information in an amended Disclosure Letter (if applicable), to be delivered with the next compliance certificate then due. Parent shall deliver the Compliance Certificate and updated Disclosure Letter (if any) to Agent (for delivery to the Lenders) by email to the address specified pursuant to Section 11, and Agent and Lenders shall be entitled to rely on the information contained therein.

6.5       Notices.

(a)      As soon as possible, and in any event within three (3) Business Days after any Loan Party’s Knowledge of a Default or an Event of Default, notify the Agent of the facts relating to or giving rise to such Default or Event of Default and the action which the Loan Parties propose to take with respect thereto. Borrower shall deliver such notice to Agent by email to the address specified pursuant to Section 11, and Agent and Lenders shall be entitled to rely on the information contained therein.

(b)      Notify the Agent, as soon as possible, and in any event within five (5) Business Days after any Loan Party’s Knowledge of (x) any completion of, or material delay in, reaching the Project Milestones and (y) any material communication received by a Loan Party from any Governmental Authority in respect of the Renewable Diesel Project which could result in a delay in reaching the Project Milestones. Borrower shall deliver such notice to Agent by email to the address specified pursuant to Section 11, and Agent and Lenders shall be entitled to rely on the information contained therein.

(c)      Notify the Agent (each such notice, an “IA Notice”), as soon as possible, and in any event within five (5) Business Days after any Loan Party’s Knowledge that:

(i)     the amount of the Intermediation Cash Collateral (as defined in the A&R Intercreditor Agreement) has increased by 20% or more from (x) the amount of the Intermediation Cash Collateral (as defined in the A&R Intercreditor Agreement) as in effect on the Closing Date or (y) the amount of the Intermediation Cash Collateral (as defined in the A&R Intercreditor Agreement) as in effect on the date of the previously delivered IA Notice, as applicable~~; or~~

(ii)   . ~~the amount of the Renewables Intermediation Cash Collateral (as defined in the A&R Intercreditor Agreement) has increased by 20% or more from (x) the amount of the Renewables Intermediation Cash Collateral (as defined in the A&R Intercreditor Agreement) as in effect on the Fourth Amendment Effective Date or (y) the amount of the Renewables Intermediation Cash Collateral (as defined in the A&R Intercreditor Agreement) as in effect on the date of the previously delivered IA Notice, as applicable; or~~

Borrower shall deliver such IA Notice to Agent by email to the address specified pursuant to Section 11, and Agent and Lenders shall be entitled to rely on the information contained therein.

(d)     Notify the Agent, as soon as possible, and in any event within five (5) Business Days after any Loan Party’s Knowledge of any matter that results in or could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties, taken as a whole.

Notwithstanding the foregoing, any Lender may request to not receive any information that may constitute material non-public information from the Agent, it being acknowledged that such documents or information may include amendments or requests for amendment that have been designated as “private side” information by the Borrower.

6.6       Taxes. Parent shall make, and cause each other Subsidiary to make, due and timely payment or deposit of all federal and material state and local Taxes, assessments, or contributions required of it by law or imposed on its income or upon any properties belonging to it (other than payments of due and payable Taxes in an aggregate amount not to exceed $250,000); and Parent will make due and timely payment or deposit of all material related tax payments and withholding Taxes required of it by Applicable Law, including those laws concerning F.I.C.A., F.U.T.A., and state disability, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent and Required Lenders indicating that the Loan Parties have made such payments or deposits; provided that the Loan Parties need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is fully reserved against by the applicable Loan Party.

6.7       Maintenance. The Loan Parties, at their expense, shall maintain the Collateral in good condition, normal wear and tear and casualty and condemnation excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

6.8       Insurance.

(a)      The Loan Parties and each of their Subsidiaries shall maintain, at its sole cost and expense, with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, insurance with respect to the Collateral, its properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts in such amounts, with such deductibles and covering such risks as are, in the reasonable business judgment of the management of Parent, adequate for Loan Parties. All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to the Required Lenders.

(b)      All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Agent and Required Lenders, showing Agent for itself and the benefit of each other Secured Party as an additional loss payee thereof, and all liability insurance policies shall show Agent for itself and the benefit of each other Secured Party as an additional insured and shall specify that the insurer must give at least thirty (30) days’ notice to Agent before canceling its policy for any reason (except for nonpayment, which shall be ten (10) days prior notice). Each Loan Party shall promptly deliver to Agent its current copy of such policies of insurance, evidence of the payments of all premiums therefor and insurance certificates and related endorsements thereto, it being understood that any time there is a change or renewal of insurance, it is Borrower’s obligation to promptly deliver such materials to Agent.

(c)      The Loan Parties shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever at any time. Proceeds payable under any insurance policy shall, at Agent’s option, be payable to Agent for the benefit of the Secured Parties on account of the Secured Obligations.

6.9       Environmental Laws.

(a)      At its sole expense, the Loan Parties shall (i) comply, and shall cause their Subsidiaries and their Real Property and operations to comply, with applicable Environmental Laws, the breach of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) not Release or threaten to Release any Hazardous Material on, under, about or from any of the Loan Parties’ or any of their Subsidiaries’ Real Property or any other property offsite the Real Property to the extent caused by any Loan Party’s or any of their Subsidiaries’ operations except in compliance with applicable Environmental Laws, if and to the extent that the Release or threatened Release of such Hazardous Materials, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file all permits, licenses, approvals, registrations and other authorizations to be obtained or filed in connection with the operation or use of the Loan Parties’ or any of their Subsidiaries’ Real Property, if and to the extent that the failure to obtain or file such permits, licenses, approvals, registrations or other authorizations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (iv) promptly commence and diligently prosecute to completion any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event such Remedial Work is required under applicable Environmental Laws because of or in connection with the Release or threatened Release of Hazardous Material on, under, about or from any of the Loan Parties’ or any of their Subsidiaries’ Real Property, if and to the extent that failure to commence and diligently prosecute to completion such Remedial Work, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)      If any Loan Party or any of its Subsidiaries receives written notice of any action or, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against any Loan Party, any of its Subsidiaries, or their Real Properties, in each case in connection with any Environmental Laws, the Borrower shall within fifteen (15) days after any Responsible Officer obtains actual Knowledge thereof give written notice of the same to Agent if such action, investigation, inquiry, demand or lawsuit could reasonably be expected to cause a Material Adverse Effect.

6.10    Intellectual Property Rights.

(a)      Concurrently with the delivery of each Compliance Certificate for the months ending March 31, June 30, September 30 and December 31 pursuant to Section 6.4, Borrower shall give Agent written notice of: (i) any registration or filing of any Trademark, Copyright or Patent by any Loan Party since the delivery of the prior Compliance Certificate including the date of such registration or filing, the registration or filing numbers, the jurisdiction of such registration or filing, and a general description of such registration or filing and shall execute an Intellectual Property Security Agreement and take such other actions as necessary or that Agent (at direction of the Required Lenders) may request to perfect and maintain a first priority perfected security interest in favor of the Agent; (ii) any material change to any Loan Party’s material Intellectual Property, and (iii) Parent’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of its or any other Loan Party’s material Intellectual Property.

(b)           The Loan Parties shall (and shall cause all its licensees to) (i) (1) continue to use each material Trademark in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any material Patent may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the material Copyrights may become invalidated, otherwise impaired or fall into the public domain or (z) any material trade secret may become publicly available or otherwise unprotectable.

(c)           The Loan Parties shall notify the Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such entity’s ownership of, interest in, right to use, register, own or maintain any material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any intellectual property office). The Loan Parties shall take all actions that are necessary or reasonably requested by the Agent (at the direction of the Required Lenders) to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the material Intellectual Property.

(d)           The Loan Parties shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any material Intellectual Property of the Loan Parties is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such entity shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

6.11       Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Section 7.6 hereof, the Loan Parties will cause each of their Subsidiaries (other than any Excluded Subsidiary so long as such Subsidiary remains an Excluded Subsidiary) whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by the Required Lenders in their reasonable discretion)) become a Guarantor hereunder by way of execution of a Guarantor Joinder Agreement or become a Borrower hereunder by way of execution of a Borrower Joinder Agreement. In connection therewith, the Loan Parties shall give notice to the Agent and the Lenders not less than ten (10) days prior to creating a Subsidiary (or such shorter period of time as agreed to by the Required Lenders in their reasonable discretion), or acquiring the Equity Interests of any other Person that results in such Person becoming a Subsidiary. In connection with the foregoing, the Loan Parties shall deliver to the Agent and the Lenders, with respect to each new Guarantor or Borrower to the extent applicable, substantially the same documentation required pursuant to Sections 3.1(b) – (e), and 6.12 and such other documents or agreements as the Agent or any Lender may reasonably request with respect to any new Subsidiary that signs and delivers a Borrower Joinder Agreement or Guarantor Joinder Agreement in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, the USA FREEDOM Act, an IRS Form W-9 or other applicable tax forms.

6.12        Further Assurances.

(a)           Except with respect to Excluded Property, each Loan Party will cause all Equity Interests and all of its tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens) in favor of the Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents. Each Loan Party shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Required Lenders.

(b)           At any time upon request of the Required Lenders, promptly execute and deliver any and all further instruments and documents and take all such other action as the Required Lenders may reasonably deem necessary or desirable to maintain in favor of the Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all Applicable Laws.

(c)            Promptly upon request by the Agent, or any Lender through the Agent, (a) correct any material defect or material error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Agent (at the direction of the Required Lenders) may reasonably require from time to time in order to (i) carry out more effectively the purposes of (A) the Collateral Documents or (B) this Agreement and the other Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’ (other than any Excluded Subsidiary so long as such Subsidiary remains an Excluded Subsidiary) properties, assets, rights or interests to the Liens intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries (other than any Excluded Subsidiary so long as such Subsidiary remains an Excluded Subsidiary) is or is to be a party, and cause each of its Subsidiaries (other than any Excluded Subsidiary so long as such Subsidiary remains an Excluded Subsidiary) to do so, provided that in the case of clause (i)(B) above, the same does not increase the obligations, or detract from the rights, of any Loan Parties under the Loan Documents in any material respect.

6.13        Inventory, Returns. The Loan Parties shall use commercially reasonable efforts to keep all Inventory in good and marketable condition, free from all material defects and payment disputes (except for Inventory for which adequate reserves have been made), and free and clear of Liens (except for Permitted Liens). Returns and allowances, if any, as between the Loan Parties and its Account Debtors shall be on the same basis and in accordance with GAAP, consistently applied, or with the usual customary practices of the Loan Parties, as they exist at the time of the execution and delivery of this Agreement.

6.14       Delivery of Third-Party Agreements.

(a)            Subject to the terms and conditions and other rights set forth in any Intercreditor Agreement, for any existing lease of a Loan Party and in the event that any Loan Party shall enter into a new lease with respect to a new or additional operating location after the Closing Date where more than $500,000 of equipment or other similar assets constituting Term Loan Priority Collateral (as defined in the A&R Intercreditor Agreement) will be located, then such Loan Party shall, upon Agent’s request (at direction for the Required Lenders), within sixty (60) days following the Closing Date or execution of such lease, as applicable, use commercially reasonable efforts to obtain from the applicable landlord and deliver to Agent a Collateral Access Agreement with respect to such lease, in form and substance reasonably satisfactory to Agent and Required Lenders; provided that no Loan Party shall be deemed in breach of this provision if the applicable landlord does not execute or deliver such Collateral Access Agreement.

(b)            [reserved].

(c)            Subject to the terms and conditions and other rights set forth in an Intercreditor Agreement, upon the acquisition by Loan Party after the Closing Date of any fee interest in any real property (wherever located) (each such interest, a “New Facility”) with a Current Value (as defined below) in excess of $500,000, promptly so notify Agent, setting forth with reasonable specificity a description of the interest acquired, the location of the real property, any structures or improvements. For purposes of this Section 6.14(c), the “Current Value” shall be calculated as the greater of (i) either an appraisal or such Loan Party’s good-faith and reasonable estimate of the current fair market value of such real property and (ii) the value of such real property at the time of its acquisition. Agent (at the direction of the Required Lenders) shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to any such New Facility with a Current Value in excess of $500,000. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the Loan Party that has acquired such New Facility shall promptly furnish the same to Agent within ninety (90) days of such Loan Party’s receipt of such notice. The Borrower shall pay all actual fees and out-of-pocket expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all customary title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 6.14(c).

6.15        Inspections and Rights to Consult with Management. Agent and Lenders shall have the inspection rights provided in Section 4.5 of this Agreement. In addition, the Loan Parties shall permit any representative of the Agent or the Lenders to meet, at reasonable times and upon reasonable notice, with management and officers of the Loan Parties and their Subsidiaries at least once per calendar quarter (unless an Event of Default is continuing, in which case such additional meetings as requested shall be permitted).

6.16       Privacy and Data Security. The Loan Parties and their Subsidiaries shall, at all times, remain in compliance in all material respects with all applicable United States and international privacy and data security laws and regulations including GDPR (to the extent applicable).

6.17        Deposit Accounts/Securities Accounts. Except for Excluded Accounts, prior to opening any Deposit Account or Securities Account after the Closing Date, subject to any Intercreditor Agreement, each Loan Party shall first notify Agent and not deposit any funds or securities into such account until such account is subject to a Control Agreement in favor of Agent, whereupon, Borrower shall update the Disclosure Letter to include such new account.

6.18       Operating Covenants. Borrower shall (x) provide evidence of initial commercial production of renewable diesel by July 14, 2023 (the “Commercial Operations Date”) and (y) agrees to complete, or cause all the Project Milestones to be completed and submitted (as applicable) not later than the dates set forth Schedule 6.18; provided that the Lenders and the Borrower agree to use commercially reasonable efforts to agree to reasonable extensions to the Commercial Operations Date and any remaining Project Milestone should the Commercial Operations Date or Project Milestones become unachievable due to causes, in each case, which (i) are directly related to the achievement of the Commercial Operations Date and/or the relevant Project Milestone, whether related to the operation of the Mobile Refinery or the Renewable Diesel Project and (ii) are beyond Borrower’s or any other Loan Party’s control, including, but not limited, to:

(a)           Acts of God, lightning, epidemics, pandemics (including, without limitation, COVID-19), floods, fires, earthquakes, other natural disasters, explosions or storm; transportation difficulties, unplanned outages, breakdown of necessary equipment, power outages, strikes, lockouts or other industrial disturbances;

(b)           wars, invasions, boycotts, terrorist activities, or any law, rule, order or action of any court or instrumentality of the federal, state or local government or any foreign government; and

(c)           exhaustion, reduction, or unavailability or delay in delivery of any material or product necessary in the manufacture of renewable diesel.

6.19        Post-Closing Matters. Each Loan Party agrees to complete, or cause all of the items, matters and documents set forth in Schedule 6.19 to be completed, executed and delivered (as applicable) not later than the dates and times set forth in the Schedule 6.19.

6.20       Most Favored Lender.

(a)           If, on any date on or after the Closing Date, Parent or any of the other Loan Parties enters into, assumes or otherwise becomes bound or obligated under any agreement, document or instrument creating or evidencing any Indebtedness above the Threshold Amount or under which any Indebtedness is outstanding or may be incurred by any Loan Party, or amends any agreement, document or instrument (whether in effect on or after the Closing Date) creating or evidencing any Indebtedness or under which any Indebtedness is outstanding or may be incurred by any Loan Party, in each case in excess of the Threshold Amount (such Indebtedness, the “Subject Indebtedness”), that contains one or more Additional Covenants (including, for the avoidance of doubt, as a result of any amendment to any such agreement, whether or not in effect on the Closing Date, causing it to contain one or more Additional Covenants), then, concurrently therewith, (i) the Borrower will notify the Agent and the Required Lenders thereof, and (ii) whether or not the Borrower provides such notice, the terms of this Agreement shall, without any further action on the part of the Borrower, the Agent or any Lender, be deemed to be amended automatically to include each Additional Covenant, including any applicable equity cure right under such Subject Indebtedness in this Agreement.

(b)           The Loan Parties further covenant to promptly execute and deliver at their expense (including, without limitation, the fees and expenses of counsel for the Agent and the Lenders) an amendment to this Agreement in form and substance reasonably satisfactory to the Agent and the Required Lenders evidencing any amendment of this Agreement pursuant to this Section 6.20 to include such Additional Covenants in this Agreement, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 6.20, but shall merely be for the convenience of the parties hereto.

6.21        Access Rights to Advisors.

(a)           The Loan Parties agree that Durham Capital Corporation, subject to any applicable privilege, shall be authorized and directed to (i) consult, communicate (without the presence of the Borrower) and fully cooperate with the Lenders and to share with the Lenders all records, projections, financial information, reports and other information prepared by or in the possession of Durham Capital Corporation relating to Collateral held by the Agent for the benefit of the Secured Parties and the financial condition and operations of the businesses of the Loan Parties, with the full participation of the Loan Parties; and (ii) keep the Lenders fully informed of the progress of the business and operations of the Loan Parties and respond fully to inquiries of any Lender regarding the business and operations of the Loan Parties, with the full participation of the Loan Parties.

(b)           The Loan Parties agree that Alvarez & Marsal, subject to any applicable privilege, shall be authorized and directed to (i) consult, communicate (without the presence of the Borrower) and fully cooperate with the Lenders and to share with the Lenders all records, projections, financial information, reports and other information prepared by or in the possession of Alvarez & Marsal relating to Collateral held by the Agent for the benefit of the Secured Parties and the financial condition and operations of the businesses of the Loan Parties, with the full participation of the Loan Parties; and (ii) keep the Lenders fully informed of the progress of the business and operations of the Loan Parties and respond fully to inquiries of any Lender regarding the business and operations of the Loan Parties, with the full participation of the Loan Parties.

(c)            The Loan Parties agree that Perella Weinberg Partners, subject to any applicable privilege, shall be authorized and directed to (i) consult, communicate (without the presence of the Borrower) and fully cooperate with the Lenders and to share with the Lenders all records, projections, financial information, reports and other information prepared by or in the possession of Perella Weinberg Partners relating to Collateral held by the Agent for the benefit of the Secured Parties and the financial condition and operations of the businesses of the Loan Parties, with the full participation of the Loan Parties; and (ii) keep the Lenders fully informed of the progress of the business and operations of the Loan Parties and respond fully to inquiries of any Lender regarding the business and operations of the Loan Parties, with the full participation of the Loan Parties.

7.           Negative Covenants.

Except as approved by the Required Lenders or as permitted by the Amendment Number Four, each Loan Party covenants and agrees that until the full and complete payment of the Obligations (other than inchoate indemnity obligations) in cash and termination of the Term Loan Commitment, such Loan Party (and will cause each of its Subsidiaries to) will not do any of the following:

7.1           Chief Executive Office; Location of Collateral. During the continuance of this Agreement, change the state of formation, chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of a Loan Party’s business, the Collateral or the records concerning the Collateral from the premises listed in Section 2 of the Disclosure Letter without twenty (20) days prior written notice to Agent, provided that any such removal of a Loan Party’s Collateral may not be to a location outside of the United States without Agent’s (at direction for the Required Lenders) and Required Lenders’ prior written consent.

7.2           Extraordinary Transactions and Disposal of Collateral. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, a “Transfer”), all or any Collateral, other than: (i) Inventory in the ordinary course of business (including with respect to consignment arrangements with respect to such Inventory and any disposition or transfer of any Inventory pursuant to the terms of any Indebtedness under clauses (r) and (s) of the definition of Permitted Indebtedness); (ii) Transfers of surplus, worn-out or obsolete equipment, Vehicles, Rolling Stock and similar assets; (iii) uses of cash and Cash Equivalents not prohibited under this Agreement, (iv) Transfers consisting of or made in connection with Permitted Liens and Permitted Investments and Restricted Payments (including any such Transfer to any Loan Party), to the extent permitted under Section 7.16, (v) the issuance, transfer or sale of stock of Parent and Permitted Equity Issuances, (vi) other assets of Parent or any other Loan Party the fair market value of which do not in the aggregate exceed $1,000,000 in any fiscal year, (vii) the Used Motor Oil Asset Divestiture, (viii) the NS Disposition, or (ix) with the Required Lenders’ prior written consent, other Transfers (collectively, the “Permitted Transfers”). Except for the pledge of its interests in the Equity Interest of any of its Subsidiaries to the Agent or any other Transfer in compliance with the first sentence of this Section 7.2, no Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

7.3           Restructure. (i) Without providing not less than twenty (20) days advance written notice to Agent, change its name, type of organization, or jurisdiction of formation; (ii) suspend operation of its business or permit any Subsidiary to suspend operations of its business (other than in connection with a dissolution permitted pursuant to Section 7.3(vi) or suspending operations of any portion of the business not necessary after a conversion from renewable diesel to conventional diesel); (iii) engage in any business other than the businesses currently engaged in by Parent and its Subsidiaries, and any business substantially similar or related thereto (except for the conversion of a portion of the Mobile Refinery from renewable diesel to conventional diesel, or, upon the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld, conditioned or delayed), to renewable diesel); (iv) experience a departure of a Responsible Officer, without providing Agent a written notice within 10 days after the occurrence of such departure; (v) without Agent’s and Required Lenders’ prior written consent, change the date on which its fiscal year ends; (vi) permit any Loan Party to liquidate or dissolve (other than the liquidation or dissolution of Subsidiaries that (x) are not Loan Parties or (y) whose assets are transferred to Borrower or another Loan Party at the time of such liquidation or dissolution); or (vii) other than in connection with a Permitted Transfer, consummate or permit any Subsidiary to consummate any transaction or series of related transactions (provided such transactions are otherwise permitted under this Agreement) in which the stockholders of Parent or such Subsidiary, as applicable, who were not stockholders immediately prior to the first such transaction own more than fifty percent (50%) of the voting Equity Interests of a Loan Party, including the Borrower, or a Subsidiary, as applicable, immediately after giving effect to such transaction or related series of such transactions.

7.4           Liens. Create, incur, assume or suffer to exist any Lien with respect to any of Collateral, except for Permitted Liens.

7.5           Indebtedness, Disqualified Equity Interests and Preferred Stock. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness without Required Lenders’ prior written consent or issue any share of Disqualified Equity Interests or Preferred Stock.

7.6           Investments. Directly or indirectly make any Investment other than a Permitted Investment without Required Lenders’ prior written consent.

7.7           ~~[Reserved].~~Conversion Expenditures. No Loan Party shall make expenditures for Catalyst Assets in excess $10,000,000 (inclusive of all costs for third party out of pocket labor related to the conversion to conventional diesel and exclusive of any credit or other value received by the Loan Parties in connection with the disposition or exchange of any Catalyst Assets owned by the Loan Parties on or prior to the Sixth Amendment Effective Date).

7.8           Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Loan Party after the Closing Date except for (i) ordinary course compensatory transactions and agreements (including employment agreements and benefit plans) with officers and directors, (ii) transactions that are in the ordinary course of the Loan Party’s business, on material terms no less favorable to such Loan Party than could be obtained in an arm’s length transaction with a non-affiliated Person, (iii) transactions between or among Loan Parties (including the Shared Facilities Agreement and Shared Services Agreement), (iv) equity financings, the Existing Convertible Notes or Subordinated Debt with the Loan Party’s investors (or their Affiliates), as permitted hereunder, (v) the issuance or transfer of Qualified Equity Interests, as permitted hereunder, and (vi) other transactions approved by the Required Lenders in writing.

7.9          Stock Certificates. For any Loan Party (other than Parent) for which such Loan Party’s parent’s ownership interest is not evidenced by a certificate, allow such Subsidiary Guarantor to certificate such ownership interest without Agent’s (at direction for the Required Lenders) and Required Lenders’ prior written consent, which consent may be conditioned upon requiring such Subsidiary Guarantor to execute and deliver a Collateral Pledge Agreement satisfactory to Agent and Required Lenders.

7.10        Compliance. Become an “investment company” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of the Term Loan for that purpose; except as could not be reasonably expected to have a Material Adverse Effect, fail to meet the minimum funding requirements of ERISA with respect to any Pension Plan or permit an ERISA Event or a Prohibited Transaction (as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect.

7.11       Deposit Accounts. Maintain any Deposit Accounts or Securities Accounts except accounts respecting which Agent has obtained a Control Agreement, provided however, that the Loan Parties may maintain Excluded Accounts without them being subject to a Control Agreement.

7.12        Equipment. Subject to the rights, terms and conditions set forth in any Intercreditor Agreement, store equipment constituting Collateral with a bailee, warehouseman, or other third party where the aggregate amount of such equipment constituting Collateral with such bailee, warehouseman or other third party shall be in excess of 5% of the Loan Parties’ aggregate equipment for a period of ninety (90) days or longer (other than those entities for which such Loan Party has delivered a Collateral Access Agreement pursuant to Section 6.14).

7.13        Restrictions on Use of Proceeds. Directly or Knowingly indirectly use any part of the Term Loan to (a) make any payments to a Sanctions Target, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctions Target, to fund any operations, activities or business of a Sanctions Target, or in any other manner that would result in a violation of Sanctions applicable to any party hereto or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

7.14        Accounting Changes; Change in Nature of Business; Foreign Operations. Change the Parent’s or any Loan Party’s accounting and financial reporting practices as in effect as of the Closing Date in any material respect, except for any changes made in accordance with GAAP, without the prior written consent of the Agent (at the direction of the Required Lenders) or engage in any material line of business other than a Similar Business or hold a material portion of its Property that would otherwise be required pursuant to the Loan Documents to become subject to a fully perfected Lien in favor of the Agent in a foreign jurisdiction.

7.15        Burdensome Agreements. Enter into any Contractual Obligation that (x) limits the ability of the Borrower or any Guarantor to create, incur, assume or suffer to exist any Lien upon any of its property to secure the Obligations hereunder or (y) limits the ability of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor; provided, however, that the foregoing clause shall not apply to Contractual Obligations which:

(a)           solely in the case of clause (y) of this Section 7.15, exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.15) are listed on Schedule 7.15;

(b)          are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Parent, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower;

(c)           arise in connection with covenants in documents creating Permitted Liens prohibiting further Liens on the properties encumbered thereby;

(d)           arise in connection the Intermediation Facility Documents or any Permitted Indebtedness (including negative pledges and restriction on Liens in favor of any holder of Permitted Indebtedness, Permitted Investments or Restricted Payments permitted by this Agreement);

(e)           arise in connection with any Permitted Transfer solely with respect to the assets that are the subject of such Transfer;

(f)            are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(g)           are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent or any Subsidiary;

(h)           are customary limitations (including financial maintenance covenants) existing under or by reason of leases entered into in the ordinary course of business;

(i)            are restrictions on cash or other deposits imposed under contracts entered into in the ordinary course of business;

(j)            are customary provisions restricting assignment of any agreements;

(k)           arise in connection with any Contractual Obligations that relate to Excluded Property;

(l)           arise in connection with Applicable Law, rule, regulation, order, approval, license, permit or similar restriction (whether or not existing on the Closing Date) or are mandated by any Governmental Authority;

(m)          customary provisions in Hedging Agreements;

(n)           customary provisions in joint venture agreements and other similar agreements to the extent permitted hereunder; or

(o)           are set forth in any agreement evidencing an amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the Contractual Obligations referred to in clauses (a) through (n) above; provided, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, not materially less favorable to the Loan Party with respect to such limitations than those applicable pursuant to such Contractual Obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

7.16       Restricted Payments; Prepayments of certain Indebtedness. (a) Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, and except:

(i)            each Subsidiary may make Restricted Payments to any Person that owns Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(ii)           Parent may make Permitted Tax Distributions;

(iii)          (A) Parent and each Subsidiary may declare and make dividend cashless payments or other distributions payable solely in common Equity Interests of such Person and (B) Parent may acquire Existing Convertible Notes and any convertible notes in connection with a Specified Equity Issuance in exchange for its common Equity Interests;

(iv)          [Reserved];

(v)           Parent may make Restricted Payments constituting either (a)  cash payments (including interest payments) with respect to the Existing Convertible Notes required to be made to holders pursuant to the terms of the Existing Convertible Notes Indenture (and, for the avoidance of doubt, not cash payments which are at the option of Parent including, without limitation, pursuant to an Optional Redemption or repurchase of the Existing Convertible Notes) or (b) conversions into Equity Interests of the Parent at the option of a holder of the Existing Convertible Notes, in each case, as set forth in the Existing Convertible Notes Indenture;

(vi)          Restricted Payments in connection with the Warrants, the Warrant Agreement, the Additional Warrant Agreement, the 2023 Warrant Agreement, the 2024 Warrant Agreement, the Registration Rights Agreement ~~and~~, the 2023 Registration Rights Agreement and the 2024 Registration Rights Agreement; and

(vii)         Restricted Payments permitted under subclauses (x), (y) or (z) of clause (b) below.

provided, however, that notwithstanding the foregoing, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, make any Restricted Payment to any parent company of Parent other than as provided in clauses (ii) and (iii) of this Section 7.16(a).

Notwithstanding anything herein to the contrary, no amount shall be permitted to be distributed by any Loan Party to pay, or otherwise in connection with, any Tax resulting from the cancellation or discharge of Indebtedness.

(b)           Directly or indirectly, purchase, redeem, refinance, convert, exchange, settle, acquire for value, defease or prepay any principal of, premium, if any, interest or any other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (x) the Secured Obligations, (y) Permitted Indebtedness (other than the Existing Convertible Notes any Subordinated Debt or any unsecured Indebtedness for borrowed money), or (z) make any payment with respect to any Subordinated Debt except in accordance with the terms of the applicable Subordination Agreement. No Loan Party (nor any Subsidiary thereof) may make any “earn-out” payments or other similar payments if a Default or Event of Default exists at the time of such payment or would arise after giving effect to any such payment, unless such payment is made with common Equity Interests of Parent. Borrower shall provide notice to the Agent prior to making any such payment, which notice shall demonstrate pro forma compliance with Section 7.19 after giving effect to such payment. For greater clarity, any payments (including any Restricted Payments) of or with respect to the Existing Convertible Notes shall be governed by clause (a) above, and if permitted thereby, such payments shall also be permitted under this clause (b).

7.17        Amendments or Waivers of Certain Related Agreements. (a) To the extent adverse to the rights of the Lenders, agree to any amendment, restatement, supplement or other modification to, any of its rights under any Related Agreement (other than any Intermediation Facility Documents) after the Closing Date without in each case obtaining the prior written consent of Agent (at direction for the Required Lenders) and Required Lenders to such amendment, restatement, supplement or other modification or waiver or (b) (x) except as permitted under any Intercreditor Agreement, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its rights under any Intermediation Facility Documents or (y) to the extent materially adverse to the rights of the Lenders, agree to amend or modify any Intermediation Facility Documents that would have the effect of changing the definition of Independent Amount or any component definition or component calculation thereof.

7.18       Activities of Parent. In respect of Parent, (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever, other than guarantees and obligations under the Loan Documents and any Intermediation Facility Documents; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or Liens permitted pursuant to Section 7.4; (c) engage in any business or activity or own any assets other than (i) directly or indirectly holding 100% of the Equity Interests of each of the Loan Parties and directly or indirectly holding Equity Interests in the other non-Loan Party Subsidiaries as of the Closing Date; (ii) performing its obligations and activities incidental thereto under the Loan Documents, and to the extent not inconsistent therewith, the Related Agreements; (iii) making Restricted Payments and Investments to the extent permitted by this Agreement; or (iv) any other agreement or activity within the ordinary course of its business; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries other than as permitted under this Agreement; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than the Subsidiaries on the Closing Date other than to the extent permitted by this Agreement; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

7.19        Financial Covenant. At any time, permit Consolidated Liquidity to be less than $25,000,000 for any period of more than three (3) consecutive Business Days.

8.            Events of Default.

Any one or more of the following events shall constitute an “Event of Default” under this Agreement:

8.1          Payment Default. If Borrower or any other Loan Party fails to (a) make any payment of principal or interest on the Term Loan when due, or (b) pay any other Obligations required under the terms of the Loan Document within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Maturity Date).

8.2          Certain Covenant Defaults. If Borrower or any other Loan Party or Subsidiary thereof fails to perform any obligation under Section 4.4, Section 6.3, Section 6.4, Section 6.5, Section 6.8, Section 6.10(a), Section 6.11, Section 6.12, Section 6.17, Section 6.18, Section 6.19 ~~and~~, Section 6.20 and Section 6.21, or violates any of the covenants contained in Section 7 of this Agreement.

8.3          Other Covenant Defaults. If Borrower or any other Loan Party or Subsidiary thereof fails or neglects to perform or observe any other material term, provision, condition, or covenant, or if any representation or warranty made by (or on behalf of) Borrower or any other Loan Party or any Subsidiary thereof becomes untrue, in each case contained in this Agreement, in any of the Loan Documents, and as to any default under such other term, provision, condition, covenant, representation or warranty that can be cured, has failed to cure such default within the earlier of thirty (30) days after Borrower receives notice thereof or any Responsible Officer of Borrower becomes aware thereof.

8.4          Attachment. If any material portion of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) Business Days, or if any Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Loan Party’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any Loan Party’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after such Loan Party receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by the Loan Parties.

8.5          Other Agreements. If an “event of default”, termination event or similar or equivalent event has occurred and is continuing under any agreement governing Indebtedness in excess of $3,000,000 to which Parent or a Subsidiary, including Borrower, is a party with a third party or parties (other than any Intermediation Facility Documents).

8.6          Judgments. If there is entry of a judgment or judgments against any Loan Party, including Borrower, (other than a judgment or judgements covered by independent third-party insurance as to which liability has been acknowledged by such insurance carrier) for the payment of money in an amount, individually or in the aggregate, of at least the Threshold Amount, and the same are not, within thirty (30) days after the entry thereof, vacated or stayed or bonded pending appeal.

8.7          Misrepresentations. If any material misrepresentation or material misstatement exists when made or when deemed made in any written warranty, representation, statement, certificate, or report made to Agent or any Lender by (or on behalf of) any Loan Party or any Responsible Officer of any Loan Party.

8.8          Enforceability. If any Loan Document shall in any material respect cease to be, or any Loan Party asserts that any Loan Document is not a legal, valid and binding obligation of the Loan Party that is a party thereto, enforceable in accordance with its terms except for the termination of such Loan Document pursuant to its terms. If any Subordination Agreement relating to Subordinated Debt shall in any material respect cease to be a legal, valid and binding obligation, or the holder or holders of Subordinated Debt of an aggregate amount equal to or greater than the Threshold Amount challenge(s) the legality, validity or binding nature of the Subordination Agreement to which such Subordinated Debt relates except for the termination of such Subordination Agreement pursuant to its terms.

8.9          Bankruptcy Event. The occurrence of any Bankruptcy Event.

8.10        [Reserved].

8.11        [Reserved].

8.12        Cross Default. If an “event of default”, termination event or similar or equivalent event has occurred and is continuing under any Intermediation Facility Documents.

8.13        ERISA. The occurrence of any of the following events that would reasonably be expected to result in a Material Adverse Effect: (i) an ERISA Event, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment under Section 4219 of ERISA with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan.

8.14        Change of Control. There occurs any Change of Control.

8.15        Collateral Documents. Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on any material portion of the Collateral purported to be covered thereby, or any Loan Party shall assert the invalidity of such Liens.

8.16        Intercreditor and Subordination. (i) Any of the subordination, standstill, payover and insolvency related provisions of any of the Subordinated Debt to which it is a party (the “Subordination Provisions”) governing Subordinated Debt above the Threshold Amount shall terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt (ii) any of the intercreditor, subordination, standstill, payover and insolvency related provisions of ~~the A&R~~any Intercreditor Agreement (“Intercreditor Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness or (iii) Parent, the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions or Intercreditor Provisions, (B) that the Subordination Provisions or Intercreditor Provisions, as the case may be, exist for the benefit of the Agent and the Secured Parties or (C) that all payments of principal of or premium and interest on the applicable Subordinated Debt, any Intermediation Facility, as the case may be, or realized from the liquidation of any property of any Loan Party and/or the exercise of rights or remedies with respect to the Collateral, shall be subject to any of the Subordination Provisions or Intercreditor Provisions, as the case may be.

8.17        Loss of Material Contracts. The loss, termination or modification of, or default under, any Material Contract (unless otherwise replaced on terms not adverse to the interests of the Loan Parties or the Lenders), if such loss, termination, modification or default could reasonably be expected to result in a Material Adverse Effect.

9.             Agent and Lenders’ Rights and Remedies.

9.1          Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the rights, options, duties and remedies of a secured party as permitted by, and in accordance with, Applicable Law and, in addition to and without limitation of the foregoing, Agent may (and not any Lender without Agent’s written consent), at its election, without notice of election and without demand, and at the direction of the Required Lenders shall, do any one or more of the following, all of which are authorized by the Loan Parties, in each case subject to the terms of any Intercreditor Agreement:

(a)

(i)            Bankruptcy Defaults. In the case of an Event of Default described in Section 8.9, automatically, the principal amount of the Term Loans then outstanding, including any PIK Fee Amounts, together with the accrued interest thereon and all fees and other Secured Obligations, including any Prepayment Premium, Exit Fee or Exit Fee 2024, as applicable, and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become due and payable, without the need for any request by or consent of the Required Lenders or presentment, demand, protest or other notice of any kind to the Borrower, all of which are hereby waived;

(ii)           Defaults Other Than Bankruptcy Defaults. Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 8.9), and at any time thereafter during the continuance of such event, the Agent may (and at the direction of the Required Lenders, shall), by notice to the Borrower, declare the Term Loans and other Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations, including any Prepayment Premium, Exit Fee or Exit Fee 2024, as applicable, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

(b)           Make such payments and do such acts as Agent considers necessary or reasonable to protect its security interest in the Collateral. The Loan Parties agree to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate. Each Loan Party authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Agent’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith; with respect to any of Loan Parties’ owned premises, each Loan Party hereby grants Agent, subject to any rights of third parties, a license to enter into possession of such premises and to occupy the same, without charge in order to exercise any of Agent’s rights or remedies provided herein, at law, in equity, or otherwise;

(c)           Set off and apply to the Secured Obligations any and all Indebtedness at any time owing to or for the credit or the account of Borrower;

(d)           Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral;

(e)           Deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreement providing control of any Collateral:

(f)            Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Loan Parties’ premises) as Agent determines are commercially reasonable;

(g)           Agent may credit bid and purchase at any public sale; and

(h)           For the purpose of enabling the Agent to exercise rights and remedies under this Section 9.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, the Loan Parties hereby grant to the Agent, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Loan Party), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Loan Party and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2          Waiver by the Loan Parties. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law, each Loan Party covenants that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension of law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the Property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of such Loan Party acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Agent, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

9.3          Effect of Sale. Subject to Applicable Law, any sale, whether under any power of sale hereby given under this Article 9 or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of each Loan Party in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against such Loan Party, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through such Loan Party, its successors or assigns. The timing of any foreclosure sale of Collateral shall be deemed reasonable provided that Agent gives at least ten (10) days advance notice of the initial date set for such foreclosure sale.

9.4          Power of Attorney in Respect of the Collateral. The Loan Parties do hereby irrevocably appoint Agent (which appointment is coupled with an interest) effective only on the occurrence and during the continuance of an Event of Default, the true and lawful attorney in fact of such Loan Party with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Article 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Agent were such Loan Party itself, (b) to receive payment of and to endorse the name of such Loan Party to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Agent’s possession or under Agent’s control, (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (d) in Agent’s discretion (at direction for the Required Lenders) to file any claim or take any other action or proceedings, either in its own name or in the name of such Loan Party or otherwise, which Agent (at direction for the Required Lenders) may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Agent in and to the Collateral, (e) to sign an amendment to any Loan Document if such Loan Party is obligated, but fails, to do so, (f) in the case of any Intellectual Property owned by or licensed to any Loan Party, execute, deliver and have recorded any document that the Agent may request to evidence, effect, publicize or record the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby, (g) assign any Intellectual Property owned by any Loan Party or any licenses of any Loan Party throughout the world on such terms and conditions and in such manner as the Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment or (h) to otherwise act with respect thereto as though Agent were the outright owner of the Collateral.

9.5          Lender Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities as required under the terms of this Agreement, then Agent and/or any Lender may do (but shall not be required to do) any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves as Agent or such Lender, as applicable, deems necessary to protect Agent and Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.8 of this Agreement, and take any action with respect to such policies as Agent or such Lender, as applicable, deems prudent. Any amounts paid or deposited by Agent or such Lender, as applicable, shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Agent or such Lender shall not constitute an agreement by Agent or any Lender to make similar payments in the future or a waiver by Agent of any Event of Default under this Agreement.

9.6          Remedies Cumulative. Agent’s and each Lender’s rights and remedies under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity, provided however, that Lender must first obtain Agent’s written consent before exercising any such rights and remedies. No exercise by Agent or Lenders (to the extent authorized by Agent) of one right or remedy shall be deemed an election, and no waiver by Agent, for itself or on behalf of Lenders, of any Event of Default on any Loan Party’s part shall be deemed a continuing waiver. No delay by Agent or Lenders shall constitute a waiver, election, or acquiescence by such party.

9.7          Reinstatement of Rights. If Agent (or a Lender with Agent’s written consent) shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Agent and Lenders shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

9.8          Share Collateral. The Loan Parties recognize that Agent may be unable to effect a public sale of any or all the Collateral comprising shares of Parent’s Subsidiaries that constitute Collateral (the “Shares”), by reason of certain prohibitions contained in federal securities laws and any other applicable securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof or other applicable restrictions. The Loan Parties acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent or any other holder of the Shares shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state or foreign securities laws. Notwithstanding the foregoing, Agent shall use commercially reasonable efforts with respect to such sale and the price and terms of such sale.

9.9          Payments after an Event of Default. Notwithstanding any contrary provision set forth herein or in any other Loan Document, (i) during the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through sixth below; and (ii) all payments made by Loan Parties to Agent after any or all of the Obligations under the Loan Documents have been accelerated (so long as such acceleration has not been rescinded) or have otherwise matured, including proceeds of Collateral, shall be applied as follows:

first, to payment of costs, expenses and indemnities, including attorney costs, of Agent payable or reimbursable by the Loan Parties under the Loan Documents second, payment of any other Lender Expenses, including costs, expenses, indemnities and attorney costs, of Lenders payable or reimbursable by the Loan Parties under this Agreement;

third, to payment of that portion of the Secured Obligations constituting principal and accrued and unpaid interest on the Term Loans, fees, premiums and scheduled periodic payments, and any interest accrued thereon owed to Agent, any Lender and any Bank Product Provider, ratably among them in proportion to the respective amounts described in this clause second payable to them (whether or not accruing after the filing of any case under any Insolvency Proceeding with respect to any Secured Obligations and whether or not a claim for such post-filing or post-petition interest, fees, and charges is allowed or allowable in any such proceeding);

fourth, any remainder shall be for the account of and paid to the Borrower.

In carrying out the foregoing, (i) amounts received shall be applied to each category in the numerical order provided until exhausted prior to the application to the immediately succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.

10.         Waivers; Indemnification.

10.1       Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives any demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, and any other notices relating to the Secured Obligations or Agent’s and/or Lenders’ rights and remedies hereunder.

10.2        Liability for Collateral. So long as Agent complies with its obligations, if any, under Section 9207 of the Code, neither Agent nor any Lender in any way or manner shall be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

10.3       Indemnification; Lender Expenses.

(a)           General Indemnity. Each Loan Party shall, jointly and severally, pay, indemnify, and hold Agent and each Lender, and each of their Related Parties (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, claims, expenses or disbursements (including without limitations reasonable attorney’s fees and settlement costs) of any kind or nature whatsoever arising out of, with respect to, or as a result of (i) the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents or the transactions contemplated hereby and thereby, (ii) any actual or alleged presence or Release of Hazardous Materials on or from any Real Property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Claim or Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, and (iii) with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) related to this Agreement or the Term Loan or the use or proposed use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from solely the gross negligence or willful misconduct of such Indemnified Person as determined by a court of competent jurisdiction in a final, non-appealable judgment. Paragraph (a) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)          Defense. At the election of the Required Lenders, each Loan Party shall, jointly and severally, defend such Indemnified Persons in connection with the Indemnified Liabilities, at the sole cost and expense of Borrower. All indemnity amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

(c)           Lender Expenses. Borrower agrees to promptly pay (a) all Lender Expenses when due, (b) all reasonable out of pocket expenses incurred by the Agent and the Lenders in connection with the syndication of the Term Loans, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (c) all out of pocket expenses incurred by the Agent or any Lender in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Term Loans made, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans. Without limiting the foregoing, if any Loan Party is required to take any action under any Loan Document, such action shall be taken at the expense of such Loan Party.

(d)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnified Person or any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby or any Term Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Survival. Each party’s obligations under this Section 10.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder or the earlier resignation or removal of the Agent.

11.          Notices.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which shall be sent by e-mail) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by e-mail or by prepaid facsimile to Borrower, to Agent or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:	Vertex Refining Alabama LLC 1331 Gemini, #250 Houston, Texas 77058 Attn: Ben Cowart, President E-mail: XXXXXXXXX

With a copy to (which shall not constitute notice):	Bracewell LLP 31 W. 52nd Street, Suite 1900 New York, NY 10019 Attn: Brian Rogers E-mail: brian.rogers@bracewell.com

If to Agent:	Cantor Fitzgerald Securities 110 East 59th Street New York, NY 10022 Attn: R. Yeh (Vertex) E-mail: XXXXXXXXX

With a copy to:	Cantor Fitzgerald Securities 900 West Trade, Suite 725 Charlotte, NC 28202 Attn: Bobbie Young (Vertex) E-mail: XXXXXXXXX

With a copy (which shall not constitute notice) to:	Shipman & Goodwin LLP One Constitution Plaza Hartford, CT 06103 Attn: N. Plotkin (Vertex) E-mail: nplotkin@goodwin.com

If to the Whitebox Lenders:	Whitebox Advisors LLC 3033 Excelsior Boulevard, Suite 500 Minneapolis, MN 55416 Attn: Andrew Thau and Parker Tornell E-mail: XXXXXXXXX XXXXXXXXX XXXXXXXXX

With a copy to (which shall not constitute notice):	Sidley Austin LLP 787 7th Avenue New York, NY 10019 Attn: Leslie Plaskon E-mail: lplaskon@sidley.com

If to the Highbridge Lenders:	Highbridge Capital Management, LLC
277 Park Avenue, 23rd Floor New York, NY 10172 Attn: Damon Meyer & Steve Ardovini E-mail: XXXXXXXXX

With a copy to (which shall not constitute notice):	Sidley Austin LLP 787 7th Avenue New York, NY 10019 Attn: Leslie Plaskon E-mail: lplaskon@sidley.com

If to the BlackRock Lenders:	c/o BlackRock Financial Management, Inc.
50 Hudson Yards New York, NY 10001 Attn: Zachary Viders and William Im E-mail: XXXXXXXXX

With a copy to (which shall not constitute notice):	Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 Attn: Andrew Young E-mail: Andrew.Young@CliffordChance.com

With a copy to (which shall not constitute notice):	c/o BlackRock, Inc. Office of the General Counsel 50 Hudson Yards New York, NY 10001 Attention: Lucy Liu E-mail: XXXXXXXXX

If to any other Lender:	At such address provided immediately below such Lender’s signature to this Agreement

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

12.         Agent Provisions.

12.1        Appointment and Authorization.

(a)           Each Lender hereby irrevocably appoints Agent to act on its behalf as the administrative agent and collateral agent under the Loan Documents, and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms of any of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 12 are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. Should any Lender obtain possession or control of any such Collateral, such Lender shall be deemed to hold such Collateral for the benefit of Agent and each other Lender, shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent.

(b)           Each Lender hereby authorizes Agent, on behalf of and for the benefit of Lender, to enter into any of the Loan Documents as secured party, and as Agent for and representative of such Lender thereunder, and each Lender agrees to be bound by the terms of each such document; provided that Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any such document or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Loan Document), in the case of each of clauses (i) and (ii) without the prior consent of Required Lenders (or, if required pursuant to Section 14.4, all Lenders); provided further, however, that, without further written consent or authorization from Lenders (which may, in Agent’s sole discretion be evidence by direction by e-mail from the Required Lenders or their counsel (who as of the Closing Date is Sidley Austin LLP)), Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a Transfer of assets permitted by this Agreement or to which Required Lenders have otherwise consented, (b) release any party from a Guarantor Joinder Agreement if all of the Equity Interests of such party are Transferred to any Person (other than an Affiliate of a Loan Party) pursuant to a Transfer permitted hereunder or to which Required Lenders have otherwise consented, (c) subject to Section 14.4, subordinate the Liens of Agent, on behalf of Lenders, to any other Permitted Lien as certified by a Responsible Officer of the Borrower or (d) release all Liens in accordance with Section 2.4. Whether or not expressly stated therein, the rights, privileges and immunities of the Agent set forth herein shall be incorporated by reference, whether or not expressly stated in such Loan Document. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under or otherwise enforce any Loan Document, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by Agent for the benefit of Lenders and Agent in accordance with the terms thereof, and (2) in the event of a foreclosure by either on any of the Collateral pursuant to a public or private sale, either Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders and Agent shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale. Without limiting the generality of the foregoing, Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to (i) the Collateral and the rights of Lenders with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents, and (ii) any other Subordination Agreement with respect to any junior or Subordinated Debt.

(c)           Upon receipt of any notice, agreement or other document required to be delivered to Agent hereunder, Agent shall immediately deliver such notice, agreement or other document to the Lenders.

12.2       Agent in Individual Capacity; Lender as Agent. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity. The exculpatory provisions contained in this Article 12 shall not relieve a Person acting as Agent from its obligations as a Lender to the extent that such Agent is also a Lender.

12.3       Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, Agent shall not:

(a)           be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(b)          have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c)           except as expressly set forth in the Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Parent, the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

Agent shall (i) provide Lenders a copy of material written information its receives from Borrower promptly on receipt, it being understood that Agent anticipates that there will be a significant amount of email correspondence, much of which will not be material and therefore will not be relayed to Lenders, and (ii) endeavor to keep Lenders generally apprised of important non-written information Borrower communicates to Agent.

12.4       Exculpation; Limitation of Liability.

(a)            Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable decision by a court of competent jurisdiction.

(b)           Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Loan Documents, (ii) the contents of any certificate, report or other document delivered under any of the Loan Documents, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any of the Loan Documents, (iv) the validity, enforceability, effectiveness or genuineness of any of the Loan Documents or any other agreement, instrument or document, (v) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral or (vi) the satisfaction of any condition set forth in Article 3 or elsewhere in the Loan Documents, other than to confirm receipt of items expressly required to be delivered to Agent.

(c)            Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of emails, cables, telecopies and telexes, to have been sent by the proper party or parties. Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of any of the Loan Documents. Agent may consult with counsel (which may be counsel for the Loan Parties), and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent under any of the Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by the Loan Documents at the request or direction of any Lender unless Agent shall have been provided by such Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, and then, only to the extent that such Lender has the right under the applicable Loan Document to direct Agent to act.

(d)           The Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce, compliance with the provisions relating to Disqualified Institution. Without limiting the generality of the foregoing, the Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Term Loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Institution.

12.5        Credit Decisions. Each Lender acknowledges that neither Agent nor any other Lender has made any representation or warranty to it, and that no act by any Agent or other Lender hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Parent, Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent or such Lender to any other Lender as to any matter, including whether there has been disclosure of material information in their possession. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document furnished thereunder.

12.6        Indemnification. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under Section 10.3 to be paid by it to the Agent (or any sub-agent thereof), each Lender severally agrees to pay to the Agent (or any such sub-agent), such Lender’s Pro Rata Percentage according to their respective Term Loan Commitment (provided, that if at such time all Term Loan Commitments have been terminated, then such Lender’s funded Term Loans, and if the Obligations paid in full, then each Lender’s Pro Rata Percentage shall be determined as of the day immediately preceding the date that the Obligations were paid in full) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 12.6 shall survive in accordance with Section 10.3(e) and are subject to the provisions of Section 2.7(d).

12.7        Successor Agents. Agent may resign upon thirty (30) days’ notice to the Lenders and Borrower. In addition, the Required Lenders may remove the Agent at any time upon at least five (5) Business Days’ notice to the Borrower and the existing Agent, with or without cause and without the consent of the Borrower (provided, the foregoing shall have no effect on the rights of the Borrower in the immediately succeeding sentence with respect to consent over appointment of a replacement Agent). If Agent shall resign or be removed in its capacity under this Agreement and the other Loan Documents, then the Required Lenders (with the consent of the Borrower so long as no Event of Default has occurred and is continuing) shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of Agent in its capacity, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent in its capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Lender. If no applicable successor agent has accepted appointment as such Agent in its capacity by the date that is thirty (30) days following such retiring Agent’s notice of resignation or within five (5) Business Days following notice to the Borrower and the existing Agent of such Agent’s removal by the Required Lenders, such retiring or removed Agent’s resignation or removal, as applicable, shall nevertheless thereupon become effective and the Required Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring or removed Agent’s resignation or removal as Agent, as applicable, the provisions of this Article 12 and Section 10.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

12.8        Agent Generally. Except as expressly set forth herein, Agent shall not have any duties or responsibilities hereunder in its capacity as such.

12.9        Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans. Such instruction may, in the Agent’s sole discretion, be delivered by e-mail from the Required Lenders or their counsel, who, as of the Closing Date is Sidley Austin LLP, and the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under Debtor Relief Laws.

12.10     Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all such other portion of Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

12.11     Erroneous Payments.

(a)           If the Agent (x) notifies a Lender, Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 12.11 and held in trust for the benefit of the Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)          Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)             it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)           such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 12.11(b).

For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 12.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.11(a) or on whether or not an Erroneous Payment has been made.

(c)            Each Lender or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).

(d)           (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Term Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Term Loans of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to a platform such as ClearPar as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Term Loans to the Borrower or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Term Loans subject to the Erroneous Payment Deficiency Assignment.

(ii) Subject to Section 14.1 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Agent may, in its discretion, sell any Term Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Term Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Term Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Term Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.

(e)            The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Secured Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Term Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party; provided that this Section 12.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)           Each party’s obligations, agreements and waivers under this Section 12.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Term Loan Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

12.12     Collateral Matters.

(a)            The Lenders hereby authorize Agent, at the direction of the Required Lenders, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Term Loan Commitments and payment and satisfaction of all of the Obligations (other than contingent indemnification obligations that are not then due and payable) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of upon the sale or other disposition thereof in compliance with Section 7.2, and (iii) if approved, authorized or ratified in writing by the Required Lenders or all Lenders, as applicable. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(b)           No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any provision of Sections 4 or 13 of this Agreement. The Lenders understand and agree that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by Agent for the benefit of the Secured Parties in accordance with the terms hereof and thereof.

(c)            Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of any Lien thereon, or any certificate prepared by any Loan Party in connection therewith, and the Agent shall not be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral. Each party to this Agreement acknowledges and agrees that the Agent shall have no obligation to file financing statements, amendments to financing statements, or continuation statements, or to perfect or maintain the perfection of any Agent’s Lien on the Collateral, other than, in each case, as instructed by the Required Lenders or their counsel, together with the form of such financing statement to be filed.

13.          Guaranty.

13.1        Guaranty.

Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

13.2        Rights of Lenders.

Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

13.3        Certain Waivers.

Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations.

Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party waives all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Agent’s or Lender’s rights of subrogation and reimbursement against such Loan Party by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise. Each Loan Party waives all rights and defenses that such Loan Party may have because the Obligations are secured by Real Property which means, among other things: (i) Agent may collect from any Loan Party without first foreclosing on any Real Property pledged by a Loan Party; (ii) if Agent or any Lender forecloses on any Real Property pledged by any Loan Party, the amount of the Obligations may be reduced only by the price for which that Real Property is sold at the foreclosure sale, even if the Real Property is worth more than the sale price; and (iii) the Agent may collect Obligations from a Loan Party even if Agent, by foreclosing on any such Real Property, has destroyed any right any Loan Party may have to collect from the other Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses any Loan Party may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

13.4        Obligations Independent.

The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

13.5        Subrogation.

No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Term Loan Commitments and the Term Loans are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured.

13.6	Termination; Reinstatement.

This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Maturity Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 13.6 shall survive termination of this Guaranty.

13.7	Stay of Acceleration.

If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties.

13.8	Condition of Borrower.

Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13.9	Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Agent or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Agent or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties. The foregoing appointment and agreement shall terminate upon the foreclosure of any pledge in favor of the Secured Parties of the direct or indirect equity interest in the Borrower.

13.10	Right of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law.

14.	General Provisions.

14.1	Successors and Assigns.

(a)          This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Agent’s and Required Lenders’ prior written consent, which consent may be granted or withheld in Agent’s and Required Lenders’ sole discretion.

(b)          Each Lender, subject in the case of the Initial Lenders and their respective Affiliates and Approved Funds (each, a “Lender Group”) to Section 14.1(f), shall have the right without the consent of and without written notice to Borrower to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder and under any Loan Document to a Lender or an Affiliate or Approved Fund of a Lender; provided, that any sale or assignment of a Lender’s interest in any Loan Document (to a Person other than a Lender or Affiliate or Approved Fund of a Lender) shall require (a) Agent’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, (b) while no Event of Default exists, the prior written consent of the Borrower, such consent not to be unreasonably withheld, conditioned or delayed (provided, that, it shall not be unreasonable for the Borrower to withhold, condition or delay consent with respect to an assignment to a Disqualified Institution; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after written notice of such assignment shall have delivered to the Borrower), and (c) a minimum of $1,000,000 (which minimum may be waived with consent of the Agent (at the direction of the Required Lenders) and, unless an Event of Default exists, the Borrower). Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto, and, except with respect to an assignee that is a Lender or Affiliate or Approved Fund of a Lender, such other information regarding such assignee as Agent reasonably shall require, to include, without limitation for any assignee which is not already a Lender party hereto, an Administrative Questionnaire, all applicable “know your customer” documentation requested by Agent, and a processing fee of $3,500. No Lender shall sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder and under any Loan Document to any Defaulting Lender.

(c)          From and after the date on which the conditions described above have been met and recordation in the Register, as set forth in Section 14.1(d) below, (i) such assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survived termination pursuant to Section 14.8 and, for greater certainty, the assigning Lender shall continue to be entitled to the benefits of Section 2.9 with respect to the facts and circumstances existing prior to the date of such assignment) and (iii) upon the request of such assignee (and as applicable, the assigning Lender), new Notes in the aggregate principal amount of such assignee’s percentage interest in the Term Loan (and, as applicable, Notes in the principal amount of that portion of the Term Loans retained by the assigning Lender) shall be executed and delivered to such assignee (and, if applicable, the assigning Lender) and the assigning Lender shall return to the Borrower any prior Note held by it upon receipt of such new Note (if applicable).

(d)          The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the applicable Lenders, and the applicable Term Loan Commitments of, and principal amounts (and stated interest) of the applicable Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the applicable Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. For clarification, this Section 14.1 shall not apply with respect to any Warrant, as to which assignment, transfer and other such actions are governed by the terms of the Warrant Agreement, the Additional Warrant Agreement ~~or~~, the 2023 Warrant Agreement or the 2024 Warrant Agreement, as applicable.

(e)          Any Lender may at any time, without the consent of, or notice to, Agent or Borrower, sell to one or more Persons participating interests in its Term Loans, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (iii) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8 and 2.9 (subject to the requirements and limitations therein, including the requirements under Section 2.9(g) (it being understood that the documentation required under Section 2.9(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.8 or 2.9, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 14.4 expressly requiring the unanimous vote of all Lenders or, as applicable, all directly and adversely affected lenders. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(f)           Each Lender Group may freely assign up to $4,000,000 in the aggregate with respect to holdings of such Lender Group (the “Free Trade Amount”) of principal amount of the Term Loan they (or their Affiliates or Approved Funds) funded on the Escrow Funding Date to a third party non-affiliate of such Lender Group without being subject to the Right of First Offer (as defined below). Assignments by a member of a Lender Group to another member of such Lender Group or to a member of another Lender Group shall also not be subject to the Right of First Offer and will not decrease the available Free Trade Amount for such Lender Group. Any proposed assignment over the Free Trade Amount by any member of a Lender Group of the principal amount of the Term Loan they (or their Affiliates or Approved Funds) funded on the Escrow Funding Date to a third party non-affiliate (i.e., not an Initial Lender or an Affiliate or Approved Fund thereof) will be subject to the following (the “Right of First Offer”):

(i)           Such Lender (the “Selling Initial Lender”) shall offer the terms of the proposed assignment, including the principal amount and price (the “Offer”) to the other two Lender Groups (each, a “Purchasing Initial Lender”); provided that such Offer shall only be required to be made to a Lender Group if any member of such Lender Group still holds any portion of the Term Loan.

(ii)          The Purchasing Initial Lenders shall have three (3) Business Days to agree to the Offer after receiving written notice thereof and, to the extent such agreement is reached, shall close the purchase within a mutually agreeable time between the Selling Initial Lender and the Purchasing Initial Lender. If both other Lender Groups accept the Offer or a portion thereof, both will be able to participate on a pro rata basis. If both other Lender Groups decline to purchase the full principal amount of the Offer or any portion thereof, the Selling Initial Lender will have thirty (30) days to agree on a trade (an “Alternate Trade”) with a third party buyer with identical terms to the Offer for the same principal amount offered to the Purchasing Initial Lenders or any portion thereof; provided that the total consideration received by the assignor from such third party buyer may be (x) greater than or (y) up to 10% less than, in each case, the total consideration that would have been received from the Purchasing Initial Lenders under the Offer; provided, that the Selling Initial Lender shall notify the Purchasing Initial Lenders as to the outcome of such Alternate Trade at the end of such 30-day period; provided, further that, to the extent the Alternate Trade is not consummated within such 30-day period, the Term Loan interests relating to such Alternate Trade shall remain subject to the Right of First Offer.

(iii)         Agent shall have no obligation to monitor any Lender’s compliance with this Section 14.1(f) and may rely conclusively on the representation by such Lenders in the applicable Assignment Agreement that such assignment is in compliance with the Right of First Offer provisions.

(g)          Notwithstanding the forgoing or any other provision of this agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank and, in the case of any Lender that is a fund, to its trustee for the benefit of its investors; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

14.2	[Reserved].

14.3        Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

14.4	Entire Agreement; Construction; Amendments and Waivers.

(a)          This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement between the Loan Parties, Agent and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

(b)          This Agreement is the result of negotiations between and has been reviewed by each of the Loan Parties, Agent and Lenders as of the Closing Date and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against any Loan Party, Agent or any Lender as a result of such provision having been written by such party. The Loan Parties, Agent and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish the Loan Parties’, Agent’s or Lenders’ actual intentions.

(c)          Subject to clauses (d), (e), (f) and (g) of this Section 14.4, except as otherwise expressly set forth herein any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of the Required Lenders, Borrower, Agent and any other Loan Party party to the Loan Document being amended, provided however, that Borrower may amend the Disclosure Letter without the consent of the Required Lenders only as provided in Article 5; provided, however, that no such amendment, modification, discharge or waiver, unless in writing and signed by all the Supermajority Lenders, do any of the following:

(i)           postpone or delay any date fixed for, or reduce, waive, defer, forgive or extend any scheduled payment of interest (other than the waiver of interest at the Default Rate), fees, premiums or other amounts (other than principal) due to the Lenders (or any of them) hereunder or under any other Loan Document; and

(ii)          subordinate the Lien securing the Term Loans to any other Lien securing any material other Indebtedness for borrowed money except in the case of (1) any Indebtedness that is expressly permitted by this Agreement as in effect on the Closing Date to be secured by a Lien that is senior to the Lien securing the Term Loans, (2) any “debtor-in-possession” facility or (3) any other Indebtedness so long as such Indebtedness (and any fees offered in connection therewith) is offered ratably to all Lenders on the same terms and conditions.

(d)          No amendment, modification, discharge or waiver, unless in writing and signed by all the Lenders (and in the case of clauses (iv)(a)(x), (iv)(a)(y) and (iv)(b) below, each Bank Product Provider holding Secured Obligations directly and adversely affected thereby at such time) directly and adversely affected thereby shall do any of the following:

(i)           increase or extend the Term Loan Commitment of such Lender;

(ii)          extend ~~of~~ the date scheduled for the payment of any principal, interest or fees;

(iii)         reduce the principal amount of any Term Loan, rate of interest or fees payable;

(iv)         (a) change the pro rata treatment of (x) any payments (including voluntary and mandatory prepayments), (y) proceeds of Collateral or (z) reductions in Term Loan Commitments and (b) amend the definition of Pro Rata Percentage;

(v)          amend Section 14.4(c) or this Section 14.4(d), the definition of Required Lenders, the definition of Supermajority Lenders, or any provision providing for consent or other action by all Lenders;

(vi)         discharge all or substantially all of the guarantees of the Loan Parties under the Loan Documents or release all or substantially all of the Collateral, in each case except as otherwise may be provided in this Agreement or the other Loan Documents; and

(vii)        subordinate the Term Loans to any material other Indebtedness for borrowed money except in the case of (1) any Indebtedness that is expressly permitted by this Agreement as in effect on the Closing Date to be senior in right of payment to the Term Loans, (2) any “debtor-in-possession” facility or (3) any other Indebtedness so long as such Indebtedness (and any fees offered in connection therewith) is offered ratably to all Lenders on the same terms and conditions.

Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 14.4 shall be binding upon Agent, Lenders and Borrower.

(e)          This Agreement may be amended with the written consent of Agent, the Borrower and the Required Lenders to (i) add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the outstanding principal and accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (ii) include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(f)           Notwithstanding anything to the contrary contained in this Section 14.4 (i) Agent may amend Schedules to reflect assignments or participations entered into pursuant to Section 14.1 and (iii) Agent (at the direction of Required Lenders) and the Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any ambiguity, omission, defect or inconsistency therein, (2) grant a new Lien for the benefit of the Lenders, extend an existing Lien over additional property for the benefit of the Lenders or join additional Persons as Loan Parties, and (3) to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(g)          The Warrant Agreement, the Additional Warrant Agreement, the 2023 Warrant Agreement, the 2024 Warrant Agreement, the Registration Rights Agreement, the 2023 Registration Rights Agreement, the 2024 Registration Rights Agreement, any fee letter, side letter, any Control Agreement, any mortgage or similar agreement or any landlord, bailee or mortgagee agreement may be amended as provided therein and if not provided therein, by each of the parties thereto. Only the consent of the parties to any Bank Product Agreement relating to a Bank Product shall be required for any modification of such Bank Product Agreement.

14.5       Reliance. All covenants, agreements, representations and warranties made herein by the Loan Parties shall, notwithstanding any investigation by Agent and Lenders, be deemed to be material to and to have been relied upon by Agent and Lenders.

14.6	[Reserved].

14.7       Counterparts. This Agreement and each of the other Loan Documents may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement or any of the other Loan Documents by telecopy or other electronic imaging means (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart.

14.8       Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than inchoate indemnification obligations) remain outstanding. The obligation of Borrower to indemnify each Indemnified Person with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against an Indemnified Person have run. Further, Sections 14.9 and 14.12 shall survive the termination of the Term Loan Commitment or this Agreement as will any other provision which by its terms extend beyond the payment in full in cash of the Obligations.

14.9       Publicity. Agent and Lender may use Parent’s name and logo, and include a brief description of the relationship between Borrower, Parent, Agent and Lender, in Agent’s and Lender’s marketing materials.

14.10	Keepwell; Acknowledgement Regarding Any Supported QFCs.

(a)          Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the this Agreement in respect of Hedge Obligations under any Secured Hedge Agreement (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 14.10(a) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 14.10(a), or otherwise under this Agreement, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 14.10(a) shall remain in full force and effect until the guarantees in respect of Hedge Obligations under each Secured Hedge Agreement have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 14.10(a) constitute, and this Section 14.10(a) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(b)          Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

14.11    Relationship of Parties. Borrower, Agent and Lenders acknowledge, understand and agree that the relationship between the Borrower, on the one hand, and Agent and Lenders, on the other, is, and at all times shall remain solely that of a borrower and lender. Neither Agent nor Lenders nor any of their Related Parties shall under any circumstances be construed to be a partner or joint venturer of Borrower, any other Loan Party or any of their respective Affiliates; nor shall Agent or any Lender nor any of their Related Parties under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower, any other Loan Party or any of their respective Affiliates, or to owe any fiduciary duty to Borrower, any other Loan Party or any of their respective Affiliates. Agent and Lenders do not undertake or assume any responsibility or duty to Borrower, any other Loan Party or any of their respective Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower, any other Loan Party or any of their respective Affiliates of any matter in connection with its or their Property, any Collateral or the operations of Borrower, any other Loan Party or any of their respective Affiliates. Borrower, each other Loan Party and their respective Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Agent or Lenders in connection with such matters is solely for the protection of Agent and Lenders, and Borrower, any other Loan Party or any of their respective Affiliates is not entitled to rely thereon.

14.12    Confidentiality. Neither Agent, Lenders nor any of their employees, agents or representatives shall disclose to any third party any Confidential Information that any Loan Party or any Affiliate of any Loan Party discloses to it pursuant to the Loan Documents, except that Agent and Lenders (together with their employees, agents and representatives) (i) may disclose Confidential Information to a third party to the extent required by subpoena, civil investigative demand, interrogatories or similar legal process or otherwise as required by applicable law or regulation (including, without limitation, in connection with filings, submissions and any other similar documentation required or customary to comply with Securities and Exchange Commission filing requirements) or as requested by a governmental authority (in which case such Person, to the extent practical and permitted by law and except in connection with any request as part of a regulatory examination or with respect to any request for information by any legal, judicial, governmental, administrative, or regulatory authority that is not specific to the confidential information provided hereunder, agrees to inform the Borrower promptly thereof), (ii) may disclose Confidential Information to a potential assignee or transferee of or participant in the Loan Documents; provided that the potential assignee, transferee or participant agrees to be bound by substantially similar confidentiality obligations as Agent and Lenders under this Section 14.12, (iii) may disclose Confidential Information to their and their Affiliates’ members, partners, limited partners, lenders, investors, prospective investors, managed accounts, rating agencies, directors (or equivalent managers), officers, managers, employees, agents, independent auditors, legal counsel, accountants and other professional advisors and any other Related Parties of any Lender provided they are informed of the confidential nature of such information and advised to adhere to substantially similar confidentiality obligations as Agent or Lender as set forth in this Section, (iv) may disclose Confidential Information to regulatory authorities having jurisdiction over Agent or Lender or any assignee, transferee or participant, and (v) may disclose Confidential Information in connection with the exercise of its rights and remedies during the continuance of an Event of Default, to the extent Agent or Lenders reasonably deems necessary. For purposes hereof, “Confidential Information” is information that a Loan Party or an Affiliate of Loan Party discloses to Agent or Lenders pursuant to the Loan Documents that is not information which (i) becomes generally available to the public, other than as a result of disclosure by Agent or Lenders, (ii) was available on a non-confidential basis prior to its disclosure to Agent or Lenders by such Loan Party or such Affiliate, as applicable, (iii) becomes available to Agent or any Lender on a non-confidential basis from a source other the Loan Party or such Affiliate, as applicable; provided that neither Agent nor any Lender have actual knowledge that such third party is prohibited from disclosing such information, or (iv) is independently developed by Agent or any Lender without reference to confidential information provided by Loan Party or an Affiliate of a Loan Party. Notwithstanding the foregoing, (1) any Lender may disclose (A) the aggregate principal amount of the Term Loan, (B) the interest rate of the Term Loan, (C) the call protection applicable to the Term Loan, (D) the role of such Lender in the transactions contemplated hereby, (E) the name and logo of Parent and (F) the date on which the Closing Date actually occurs, in each case, to any potential limited partner or potential client of the applicable Lender or such Lender’s relevant Affiliates and (2) Parent grants each Lender permission to use Parent’s and its Subsidiaries’ names and logos in such Lender’s or its Affiliates’ marketing materials; provided that any such logos or other materials are used solely in a manner that is not intended to or reasonably likely to harm or disparage Parent or any of its Subsidiaries or the reputation or goodwill of any of them.

14.13    Patriot Act/Freedom Act. Agent and Lenders hereby notify Parent and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act and USA FREEDOM Act, they are required to obtain, verify and record information that identifies Parent and its Subsidiaries, which information includes the name and address of Parent and its Subsidiaries and other information that will allow them to identify Parent and its Subsidiaries in accordance with the USA PATRIOT Act and the USA FREEDOM Act.

14.14    Governing Law; Jurisdiction; Waiver of Jury Trial. Except as otherwise expressly provided in any of the Loan Documents, New York law governs the Loan Documents without regard to principles of conflicts of law. Except to the extent otherwise set forth in the Loan Documents, each of the Loan Parties, Agent and Lenders submit to the exclusive jurisdiction of the State and Federal courts in the Borough of Manhattan in New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent or any Lender. Borrower and each other Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower and each other Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower and each other Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Article 11 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s or such other Loan Party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. This Section 14.14 shall survive the termination of this Agreement.

14.15    Replacement of Lender. Within five (5) Business Days after any failure by any Lender (a “Non-Consenting Lender”) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly and adversely affected thereby, as applicable) is required with respect thereto, the Borrower or the Required Lenders may, at its or their option, as applicable, notify Agent and such Non-Consenting Lender of the Borrower’s intention to obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Non-Consenting Lender, which Replacement Lender shall be reasonably satisfactory to the Required Lenders. In the event the Borrower or Required Lenders, as applicable, obtain a Replacement Lender within five (5) Business Days following notice of its or their intention to do so, the Non-Consenting Lender shall sell and assign its Term Loans and Term Loan Commitments to such Replacement Lender, at par. In the event that a replaced Non-Consenting Lender does not execute an Assignment Agreement pursuant to Section 14.1 within five (5) Business Days after receipt by such replaced Non-Consenting Lender of notice of replacement pursuant to this Section 14.15 and presentation to such replaced Non-Consenting Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 14.15, the Borrower or the Agent (at the request of the Required Lenders) shall be entitled (but not obligated) to execute such an Assignment Agreement on behalf of such replaced Non-Consenting Lender, and any such Assignment Agreement so executed by the Borrower (if applicable), the Replacement Lender and Agent, shall be effective for purposes of this Section 14.15 and Section 14.1. Notwithstanding the foregoing, with respect to a Lender that is a Defaulting Lender, Agent may (and shall at the request of the Required Lenders), but shall not be obligated to, obtain a Replacement Lender and execute an Assignment Agreement on behalf of such Defaulting Lender at any time with two (2) Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Term Loans and Term Loan Commitments to be sold and assigned, in whole or in part, at par. Upon any such assignment and payment and compliance with the other provisions of Section 14.1, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

14.16    Counterparts. This Agreement and any notices delivered under this Agreement may be executed by means of (i) an electronic signature that complies with the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

14.17    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution, and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

14.18     Consent to A&R Intercreditor Agreement. Each Lender, by its acceptance of the benefits of this Agreement and the other Collateral Documents creating Liens to secure the Obligations:

(a)           acknowledges that it has received a copy of the A&R Intercreditor Agreement and is satisfied with the terms and provisions thereof;

(b)           authorizes and instructs Agent to (i) enter into the A&R Intercreditor Agreement, as Agent and on behalf of such Lender, (ii) to exercise all of Agent’s rights and to comply with all of its obligations under the A&R Intercreditor Agreement and to take all other actions necessary to carry out the provisions and intent thereof and (iii) to take actions on its behalf in accordance with the terms of the A&R Intercreditor Agreement;

(c)           agrees that it will be bound by and will take no actions contrary to the provisions of the A&R Intercreditor Agreement, as if it was a signatory thereto;

(d)           consents to the treatment of Liens provided for under the A&R Intercreditor Agreement and in furtherance thereof authorizes the Agent, to subordinate the liens on the Collateral securing the Obligations (other than liens on Term Loan Priority Collateral which may only be subordinated in accordance as permitted in Section 14.18) in accordance with the terms set forth in the A&R Intercreditor Agreement;

(e)           authorizes and directs Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent or authorization from such Lender, any amendments, supplements or other modifications of the A&R Intercreditor Agreement that the Borrower may from time to time request to give effect to any incurrence, amendment, or refinancing of any Indebtedness incurred pursuant to clause (s) of Permitted Indebtedness; and

(f)            agrees that no Lender shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this Section 14.18 or in accordance with the terms of the A&R Intercreditor Agreement.

14.19    Intercreditor Agreement Governs. This Agreement and the other Loan Documents are subject to the terms and conditions set forth in any Intercreditor Agreement, in all respects and, in the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of any Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent or any Intermediation Facility Agent, as applicable, pursuant to any Loan Document or any Intermediation Facility Document, and the exercise of any right or remedy in respect of the Collateral by the Agent or any Intermediation Facility Agent, as applicable hereunder, under any other Loan Document, under any Intermediation Facility Document and any other agreement entered into in connection with the foregoing are subject to the provisions of any Intercreditor Agreement and in the event of any conflict between the terms of any Intercreditor Agreement, this Agreement, any other Loan Document, any Intermediation Facility Document and any other agreement entered into in connection with the foregoing, the terms of any Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy or the Loan Parties’ covenants and obligations

14.20    Myrtle Grove; Heartland Acknowledgement. The parties hereto hereby acknowledge and agree that (x) as of the Closing Date, the transactions under the Myrtle Grove Purchase Agreement shall have been deemed to have occurred contemporaneously with the entry into this Agreement and (y) as of the First Amendment Effective Date, the transactions under the Heartland Purchase Agreement shall have been deemed to have occurred contemporaneously with the entry of Amendment Number One.

[Signature pages intentionally omitted]

List of Schedules and Exhibits

Schedule 1	Subsidiaries
Schedule 2.1(a)	Term Loan Commitments
Schedule 6.18	Project Milestones
Schedule 6.19	Post-Closing Matters
Schedule 7.15	Burdensome Agreements
Exhibit A	Collateral Description
Exhibit B-1	Form of Borrower Joinder Agreement
Exhibit B-2	Form of Guarantor Joinder Agreement
Exhibit C	Form of Assignment
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Note
Exhibit F	Form of Intellectual Property Security Agreement
Exhibit G	Form of Compliance Certificate
Exhibit H	Form of Solvency Certificate
Exhibit I	Form of Tax Compliance Certificates
Exhibit J	Form of Landlord Waiver

Loan and Security Agreement – Vertex Refining Alabama LLC

Schedule 2.1(a)

Term Loan Commitments

Initial Lender Name	Term Loan Commitments as of the Closing Date[1]	Additional Term Loan Commitments as of the First Amendment Effective Date[2]	2023 Term Loan Commitments as of the Fifth Amendment Effective Date	2024 Term Loan Commitments as of the Sixth Amendment Effective Date (exclusive of any PIK Fee Amounts) [3]
Whitebox Multi-Strategy Partners, LP	$13,500,000.00	$3,500,000.00	$6,160,830.09	$2,155,403.52
Whitebox Relative Value Partners, LP	$6,700,000.00	$3,300,000.00	$3,624,017.70	$1,267,884.42
Whitebox GT Fund, LP	$1,200,000.00	$400,000.00	$579,842.83	$202,861.51
Pandora Select Partners, LP	$1,100,000.00	$0.00	$398,641.95	$118,059.97
Highbridge SCF II Loan SPV, L.P.	$0.00	$0.00	$4,113,749.24	$340,802.07
Highbridge Tactical Credit Master Fund, L.P.	$22,500,000.00	$7,200,000.00	$2,547,118.00	$1,541,822.38
Highbridge Tactical Credit Institutional Fund, Ltd.	$0.00	$0.00	$230,388.00	$358,049.84
1992 Master Fund Co-Invest SPC – Series 4 Segregated Portfolio	$0.00	$0.00	$936,623.00	$77,594.19
GCO II Aggregator 2 L.P.	$46,443,724.34	$14,861,991.79	$0.00	$4,218,130.42
BlackRock Diversified Private Debt Fund Master LP	$18,556,275.66	$5,938,008.21	$3,403,172.44	$2,056,463.97
GCO II Aggregator 6 L.P.	$0.00	$0.00	$24,417,839.23	$2,662,927.71
Chambers Energy Capital IV, LP	$7,500,000.00	$2,400,000.00	$0.00	N/A
CrowdOut Credit Opportunities Fund LLC	$1,000,000.00	$2,400,000.00	$2,862,973.98	$0.00
CrowdOut Capital LLC	$6,500,000.00	$0.00	$724,803.54	$0.00
TOTAL	$125,000,000.00	$40,000,000.00	$50,000,000.00	$15,000,000.00

1

For the avoidance of doubt, it is understood that these amounts were funded on the Escrow Funding Date net of the Upfront Fee (as defined in the Fee Letter).

2

For the avoidance of doubt, it is understood that these amounts were funded on the First Amendment Effective Date net of the Upfront Fee (as defined in the Amendment Number One Fee Letter).

3

For the avoidance of doubt, it is understood that these amounts will be funded on the 2024 Borrowing Date net of the June 28 Payment (as defined in the Amendment Number Six) and Lender Expenses.

Loan and Security Agreement – Vertex Refining Alabama LLC

Schedule 2.1(a) - 1